As Filed With the Securities and Exchange Commission on July 26, 2017

REGISTRATION NO. 811-08162

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM N-1A

REGISTRATION STATEMENT

UNDER

THE INVESTMENT COMPANY ACT OF 1940

AMENDMENT NO. 96

MASTER INVESTMENT PORTFOLIO

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

400 HOWARD STREET

SAN FRANCISCO, CALIFORNIA 94105

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

REGISTRANT’S TELEPHONE NUMBER: (800) 441-7762

JOHN M. PERLOWSKI

MASTER INVESTMENT PORTFOLIO

55 EAST 52nd STREET

NEW YORK, NEW YORK 10055

UNITED STATES OF AMERICA

(NAME AND ADDRESS OF AGENT FOR SERVICE)

WITH A COPY TO:

JOHN A. MACKINNON, ESQ.	BENJAMIN ARCHIBALD, ESQ.
SIDLEY AUSTIN LLP	BLACKROCK FUND ADVISORS
787 SEVENTH AVENUE	55 EAST 52nd STREET
NEW YORK, NEW YORK 10019	NEW YORK, NEW YORK 10055

MASTER INVESTMENT PORTFOLIO

LIFEPATH® DYNAMIC RETIREMENT MASTER PORTFOLIO

LIFEPATH® DYNAMIC 2020 MASTER PORTFOLIO

LIFEPATH® DYNAMIC 2025 MASTER PORTFOLIO

LIFEPATH® DYNAMIC 2030 MASTER PORTFOLIO

LIFEPATH® DYNAMIC 2035 MASTER PORTFOLIO

LIFEPATH® DYNAMIC 2040 MASTER PORTFOLIO

LIFEPATH® DYNAMIC 2045 MASTER PORTFOLIO

LIFEPATH® DYNAMIC 2050 MASTER PORTFOLIO

LIFEPATH® DYNAMIC 2055 MASTER PORTFOLIO

EXPLANATORY NOTE

This is the combined Part A and Part B of the Registration Statement on Form N-1A for LifePath® Dynamic Retirement Master Portfolio, LifePath® Dynamic 2020 Master Portfolio, LifePath® Dynamic 2025 Master Portfolio, LifePath® Dynamic 2030 Master Portfolio, LifePath® Dynamic 2035 Master Portfolio, LifePath® Dynamic 2040 Master Portfolio, LifePath® Dynamic 2045 Master Portfolio, LifePath® Dynamic 2050 Master Portfolio and LifePath® Dynamic 2055 Master Portfolio (each, a “Master Portfolio” and collectively, the “Master Portfolios”). Each Master Portfolio is a diversified portfolio of Master Investment Portfolio (“MIP”), an open-end, series management investment company.

Each Master Portfolio operates as part of a master/feeder structure, and one or more corresponding feeder funds invest all of its/their assets in a Master Portfolio with substantially the same investment objective, strategies and policies as the corresponding feeder fund. Throughout this combined Part A and Part B for the Master Portfolios, specified information concerning the Master Portfolios and MIP is incorporated by reference from the most recently effective post-effective amendment to the registration statement on Form N-1A under the Investment Company Act of 1940, as amended (the “1940 Act”), of BlackRock Funds III (File Nos. 33-54126; 811-07332) (the “Trust”) that relates to and includes the Institutional, Investor A, Investor C, Class R and Class K Shares prospectuses and the statement of additional information of BlackRock LifePath® Dynamic Retirement Fund, BlackRock LifePath® Dynamic 2020 Fund, BlackRock LifePath® Dynamic 2025 Fund, BlackRock LifePath® Dynamic 2030 Fund, BlackRock LifePath® Dynamic 2035 Fund, BlackRock LifePath® Dynamic 2040 Fund, BlackRock LifePath® Dynamic 2045 Fund, BlackRock LifePath® Dynamic 2050 Fund and BlackRock LifePath® Dynamic 2055 Fund (each, a “BlackRock Funds III Feeder Fund” and collectively, the “BlackRock Funds III Feeder Funds”). Each BlackRock Funds III Feeder Fund invests all of its assets in a corresponding Master Portfolio as follows: BlackRock LifePath® Dynamic Retirement Fund, BlackRock LifePath® Dynamic 2020 Fund, BlackRock LifePath® Dynamic 2025 Fund, BlackRock LifePath® Dynamic 2030 Fund, BlackRock LifePath® Dynamic 2035 Fund, BlackRock LifePath® Dynamic 2040 Fund, BlackRock LifePath® Dynamic 2045 Fund, BlackRock LifePath® Dynamic 2050 Fund and BlackRock LifePath® Dynamic 2055 Fund each, respectively, invests all of its assets in LifePath® Dynamic Retirement Master Portfolio, LifePath® Dynamic 2020 Master Portfolio, LifePath® Dynamic 2025 Master Portfolio, LifePath® Dynamic 2030 Master Portfolio, LifePath® Dynamic 2035 Master Portfolio, LifePath® Dynamic 2040 Master Portfolio, LifePath® Dynamic 2045 Master Portfolio, LifePath® Dynamic 2050 Master Portfolio and LifePath® Dynamic 2055 Master Portfolio. To the extent that information concerning a Master Portfolio and/or MIP is incorporated by reference and BlackRock Funds III files, pursuant to Rule 497 under the Securities Act of 1933, as amended (the “1933 Act”), a supplement to a BlackRock Funds III Feeder Fund’s prospectus or statement of additional information that supplements such incorporated information, then the supplemented information contained in such Rule 497 filing is also incorporated herein by reference. Each BlackRock Funds III Feeder Fund’s current prospectuses and statement of additional information, as supplemented from time to time, are referred to herein collectively as the “Prospectuses” and “SAI,” respectively. The BlackRock Funds III Feeder Funds and any other feeder fund that may invest in the Master Portfolios are referred to herein as “Feeder Funds.” From time to time, a Master Portfolio may have one or more feeder funds that are not BlackRock Funds III Feeder Funds.

LifePath® is a registered service mark of BlackRock Institutional Trust Company, N.A. (“BTC”) and the LifePath products are covered by U.S. Patents 5,812,987 and 6,336,102.

PART A — PROSPECTUS

July 26, 2017

THIS PART A DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY “SECURITY” WITHIN THE MEANING OF THE 1933 ACT.

The Master Portfolios’ Part B, dated July 26, 2017, is incorporated by reference into this Part A.

ITEMS 1 THROUGH 4.

Responses to Items 1 through 4 have been omitted pursuant to General Instruction B, Paragraph 2(b), to Form N-1A under the 1940 Act.

ITEM 5.	MANAGEMENT.

(a)	INVESTMENT ADVISER

BlackRock Fund Advisors (“BFA”) is the investment adviser of each Master Portfolio. Each Master Portfolio’s sub-advisers are BlackRock International Limited and BlackRock (Singapore) Limited. Where applicable, “BFA” refers also to the Master Portfolios’ sub-advisers.

(b)	PORTFOLIO MANAGERS

LifePath® Dynamic Retirement Master Portfolio:

Name	Portfolio Manager of the Retirement Master Portfolio Since	Title
Matthew O’Hara	2016	Managing Director of BlackRock, Inc.
Philip Green	2016	Managing Director of BlackRock, Inc.

LifePath® Dynamic 2020 Master Portfolio:

Name	Portfolio Manager of the 2020 Master Portfolio Since	Title
Matthew O’Hara	2016	Managing Director of BlackRock, Inc.
Philip Green	2016	Managing Director of BlackRock, Inc.

LifePath® Dynamic 2025 Master Portfolio:

Name	Portfolio Manager of the 2025 Master Portfolio Since	Title
Matthew O’Hara	2016	Managing Director of BlackRock, Inc.
Philip Green	2016	Managing Director of BlackRock, Inc.

LifePath® Dynamic 2030 Master Portfolio:

Name	Portfolio Manager of the 2030 Master Portfolio Since	Title
Matthew O’Hara	2016	Managing Director of BlackRock, Inc.
Philip Green	2016	Managing Director of BlackRock, Inc.

LifePath® Dynamic 2035 Master Portfolio:

Name	Portfolio Manager of the 2035 Master Portfolio Since	Title
Matthew O’Hara	2016	Managing Director of BlackRock, Inc.
Philip Green	2016	Managing Director of BlackRock, Inc.

LifePath® Dynamic 2040 Master Portfolio:

Name	Portfolio Manager of the 2040 Master Portfolio Since	Title
Matthew O’Hara	2016	Managing Director of BlackRock, Inc.
Philip Green	2016	Managing Director of BlackRock, Inc.

LifePath® Dynamic 2045 Master Portfolio:

Name	Portfolio Manager of the 2045 Master Portfolio Since	Title
Matthew O’Hara	2016	Managing Director of BlackRock, Inc.
Philip Green	2016	Managing Director of BlackRock, Inc.

LifePath® Dynamic 2050 Master Portfolio:

Name	Portfolio Manager of the 2050 Master Portfolio Since	Title
Matthew O’Hara	2016	Managing Director of BlackRock, Inc.
Philip Green	2016	Managing Director of BlackRock, Inc.

LifePath® Dynamic 2055 Master Portfolio:

Name	Portfolio Manager of the 2055 Master Portfolio Since	Title
Matthew O’Hara	2016	Managing Director of BlackRock, Inc.
Philip Green	2016	Managing Director of BlackRock, Inc.

ITEM 6.	PURCHASE AND SALE OF INTERESTS.

Interests in each Master Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Investments in a Master Portfolio may only be made by investment companies or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act.

Each Feeder Fund may withdraw all or any portion of its investment in the applicable Master Portfolio on any business day on which the New York Stock Exchange (“NYSE”) is open at the net asset value next determined after a redemption request is received in proper form by the Master Portfolio.

ITEM 7.	TAX INFORMATION.

Each Master Portfolio intends to operate as a non-publicly traded partnership for U.S. federal income tax purposes. Each BlackRock Funds III Feeder Fund will be taxable on its allocable portion of the income of the applicable Master Portfolio. Each Master Portfolio will not be subject to any U.S. federal income tax.

ITEM 8.	FINANCIAL INTERMEDIARY COMPENSATION.

Not applicable.

ITEM 9.	INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS, AND DISCLOSURE OF PORTFOLIO HOLDINGS.

(a)	INVESTMENT OBJECTIVES

The investment objective of each Master Portfolio is as follows. The investment objective of each Master Portfolio may be changed by the Trust’s Board of Trustees without interestholder approval.

•

LifePath® Dynamic Retirement Master Portfolio seeks to provide for retirement outcomes based on quantitatively measured risk. In pursuit of this objective, LifePath® Dynamic Retirement Master Portfolio will be broadly diversified across global asset classes.

•

Each of LifePath® Dynamic 2020 Master Portfolio, LifePath® Dynamic 2025 Master Portfolio, LifePath® Dynamic 2030 Master Portfolio, LifePath® Dynamic 2035 Master Portfolio, LifePath® Dynamic 2040 Master Portfolio, LifePath® Dynamic 2045 Master Portfolio, LifePath® Dynamic 2050 Master Portfolio and LifePath® Dynamic 2055 Master Portfolio seeks to provide for retirement outcomes based on quantitatively measured risk. In pursuit of this objective, each Master Portfolio will be broadly diversified across global asset classes, with asset allocations becoming more conservative over time.

The investment objective of each Master Portfolio is a non-fundamental policy and may be changed by MIP’s Board of Trustees without interestholder approval upon 30 days’ prior notice to interestholders. You should carefully consider the asset allocation and risks of each Master Portfolio before deciding whether to invest.

(b)	INVESTMENT TIME HORIZONS

Each Master Portfolio seeks to provide for retirement outcomes based on quantitatively measured risk that investors on average may be willing to accept given a particular investment time horizon. An investor’s time horizon marks the point when the investor plans to start making net withdrawals from his or her investments, in other words, the time when they will cease making new contributions to their investments. For many investors, their time horizon is tied to the date that they plan to retire and begin gradually utilizing their investment to support themselves in retirement. For other investors, their time horizon may represent the date when they plan to make substantial withdrawals for another purpose, such as a major purchase.

As a general rule, investors with a longer time horizon have a greater tolerance for risk than investors with a shorter time horizon. Long-term investors are more likely to accept a greater risk of loss in exchange for the potential to achieve higher long-term returns. Each Master Portfolio has its own time horizon, as described in the table below, which affects the targeted risk level of that Master Portfolio and, in turn, its asset allocation:

Master Portfolio	Designed For Investors Expecting to Retire or to Begin Withdrawing Assets
LifePath® Dynamic Retirement Master Portfolio	Now or in the near future
LifePath® Dynamic 2020 Master Portfolio	Around the year 2020
LifePath® Dynamic 2025 Master Portfolio	Around the year 2025

LifePath® Dynamic 2030 Master Portfolio	Around the year 2030
LifePath® Dynamic 2035 Master Portfolio	Around the year 2035
LifePath® Dynamic 2040 Master Portfolio	Around the year 2040
LifePath® Dynamic 2045 Master Portfolio	Around the year 2045
LifePath® Dynamic 2050 Master Portfolio	Around the year 2050
LifePath® Dynamic 2055 Master Portfolio	Around the year 2055

The allocations for LifePath® Dynamic Retirement Master Portfolio reflect the expectation that investors in or near retirement, or otherwise seeking current income, are willing to take some risk of loss of their investment in hopes of achieving moderate long-term growth of capital. LifePath® Dynamic Retirement Master Portfolio is designed to help balance three risk factors that investors face during retirement: market risk (potential declines in market values), longevity risk (living longer than expected) and inflation risk (loss of purchasing power). Specifically, LifePath® Dynamic Retirement Master Portfolio seeks to enable investors to maintain a steady withdrawal rate (about 3-5% per year) throughout their retirement while minimizing the risk of exhausting their investment. There is no guarantee that the performance of LifePath® Dynamic Retirement Master Portfolio will be sufficient to enable this withdrawal rate or that any one withdrawal rate is appropriate for all investors. Investors should work with a financial advisor or other expert to determine a sustainable withdrawal rate for their circumstances, and that withdrawal rate should be periodically reassessed throughout retirement as the value of the investor’s portfolio changes.

The Master Portfolios are designed to offer individual investors comprehensive asset allocation strategies tailored to the time when they expect to begin withdrawing assets. Asset allocation is the distribution of investments among broad types of asset classes: equity securities, bonds and money market instruments. To implement the asset allocation strategy, each Master Portfolio invests in a combination of Underlying Funds and equity securities and related derivatives in proportions based on its own comprehensive investment strategy that gradually becomes more conservative as the year in the Master Portfolio’s name approaches, except for LifePath® Dynamic Retirement Master Portfolio, which is already in its most conservative phase.

IMPLEMENTATION OF INVESTMENT OBJECTIVES

Each Master Portfolio seeks to provide for retirement outcomes based on quantitatively measured risk. BFA employs a multi-dimensional approach to assess risk for each Master Portfolio and to determine each Master Portfolio’s allocation across asset classes. As part of this multi-dimensional approach, BFA aims to quantify risk using proprietary risk measurement tools that, among other things, analyze historical and forward-looking securities market data, including risk, asset class correlations, and expected returns.

Each Master Portfolio allocates and reallocates its assets among a combination of Underlying Funds, direct investments in equity securities of issuers that are primarily engaged in or related to the real estate industry (“real estate-related equity securities”) and derivatives in proportions based on its own comprehensive investment strategy. Under normal circumstances, each Master Portfolio intends to invest primarily in affiliated open-end funds and affiliated exchange-traded funds (“ETFs”).

Each Master Portfolio is designed for investors expecting to retire or to begin withdrawing assets during the time horizon as set forth above in “Investment Time Horizon.” As of March 31, 2017, each Master Portfolio expects to hold its assets in equity Underlying Funds, real estate-related equity securities and equity related derivatives and in fixed income Underlying Funds and fixed income related derivatives in the approximate percentages as set forth in the table below.

Master Portfolio:	Approximate Percentage of Assets Held in Equity Underlying Funds, Real Estate-Related Equity Securities and Equity Related Derivatives	Approximate Percentage of Assets Held in Fixed Income Underlying Funds and Fixed Income Related Derivatives
LifePath® Dynamic Retirement Master Portfolio	40%	59%
LifePath® Dynamic 2020 Master Portfolio	49%	51%
LifePath® Dynamic 2025 Master Portfolio	59%	37%
LifePath® Dynamic 2030 Master Portfolio	72%	28%
LifePath® Dynamic 2035 Master Portfolio	80%	18%
LifePath® Dynamic 2040 Master Portfolio	91%	9%
LifePath® Dynamic 2045 Master Portfolio	94%	3%
LifePath® Dynamic 2050 Master Portfolio	98%	1%
LifePath® Dynamic 2055 Master Portfolio	98%	1%

Each Master Portfolio expects to hold the remainder of its assets in Underlying Funds that invest primarily in money market instruments. The Underlying Funds may include funds that seek exposure to commodities (including commodity indexes), however, a Master Portfolio’s exposure to commodities will be limited to 5% of the Master Portfolio’s total assets at the time of the investment. Certain Underlying Funds may invest in real estate investment trusts (“REITs”), foreign securities, emerging market securities, below investment-grade bonds, commodity-related instruments and derivative securities or instruments, such as options and futures, the value of which is derived from another security, a commodity, a currency or an index. The Master Portfolios and certain Underlying Funds may also lend securities with a value up to 33 1/3% of their respective total assets to financial institutions that provide cash or securities issued or guaranteed by the U.S. Government as collateral. The investment model adjusts each Master Portfolio’s risk level by gradually making it more conservative as the year in the Master Portfolio’s name approaches, except for LifePath® Dynamic Retirement Master Portfolio, which is already in its most conservative phase.

Under normal circumstances, the asset allocation will change over time according to a “glide path” as each Master Portfolio approaches its target date. The glide path below represents the shifting of asset classes over time. As the glide path shows, each Master Portfolio’s asset mix becomes more conservative — prior to retirement — as time elapses. This reflects the need for reduced investment risks as retirement approaches and the need for lower volatility of each Master Portfolio, which may be a primary source of income after retirement.

The following chart illustrates the glide path – the target allocation among asset classes as the Master Portfolios approach their target dates.

The asset allocation targets are established by the portfolio managers. The investment team, including the portfolio managers, meets regularly to assess market conditions, review the asset allocation targets of each Master Portfolio, and determine whether any changes are required to enable each Master Portfolio to achieve its investment objective.

Although the asset allocation targets listed for the glide path are general, long-term targets, BFA may adjust the allocation to equity and fixed-income in each Master Portfolio, based on an assessment of the current market conditions and the potential contribution of each asset class to the expected risk and return characteristics of each Master Portfolio. In general, the adjustments will be limited to +/- 10% relative to the target allocations. BFA may determine, in light of market conditions or other factors, that a greater variation is warranted to protect each Master Portfolio or achieve its investment objective. Investments in Underlying Funds will be allocated towards the equity and fixed income percentages based on their classification. Each Master Portfolio may also seek asset allocation to equity and fixed income by investing in funds that invest in a mix of equity and fixed income instruments (“multi-asset funds”). Investments in multi-asset funds will be allocated towards the equity and fixed income percentages listed for the glide path based on the multi-asset fund’s underlying investments in equity and fixed income instruments.

BFA’s second step in the structuring of each Master Portfolio is the selection of the Underlying Funds, equity securities and derivatives. Factors such as fund classifications, historical risk and performance, and the relationship to other Underlying Funds in each Master Portfolio are considered when selecting Underlying Funds. The specific Underlying Funds selected for each Master Portfolio are determined at BFA’s discretion and may change as deemed appropriate to allow each Master Portfolio to meet its investment objective. The specific securities or derivatives selected for each Master Portfolio are determined at BFA’s discretion and may change as deemed appropriate to allow each Master Portfolio to meet its investment objective.

Within the prescribed percentage allocations to equity and fixed-income, BFA seeks to diversify each Master Portfolio. The equity allocation may be further diversified by style (including both value and growth funds and issuers), market capitalization (including both large cap and small cap funds and issuers), region (including domestic and international (including emerging market) funds and issuers) or other factors. The fixed-income allocation may be further diversified by sector (including government, corporate, agency, and other sectors), duration (a calculation of the average life of a bond which measures its price risk), credit quality (including non-investment grade debt or junk bonds), geographic location (including U.S. and foreign-issued securities), or other factors. The percentage allocation to the various styles of equity and fixed-income are determined at the discretion of the investment team and can be changed to reflect the current market environment.

The Master Portfolios with longer time horizons invest a greater portion of their assets in equity Underlying Funds, equity securities and equity related derivatives, which provide a greater opportunity for capital appreciation over the long-term but have a greater risk of loss. The Master Portfolios with shorter time horizons invest a greater portion of their assets in fixed income Underlying Funds, fixed income related derivatives and money market instruments, which typically offer reduced risk and price volatility but forego some potential returns. Accordingly, under normal circumstances, the Master Portfolios with shorter time horizons have lower expected returns than the Master Portfolios with longer time horizons. In addition, each Master Portfolio may borrow, lend its portfolio securities to brokers, dealers and financial institutions, and invest the collateral in certain short-term instruments either directly or through one or more joint accounts or money market funds.

With respect to the Master Portfolios’ investments in real estate-related equity securities and derivatives related to issuers that are primarily engaged in or related to the real estate industry (“real estate-related derivatives”), an issuer is primarily engaged in or related to the real estate industry if it derives at least 50% of its gross revenues or net profits from the ownership, development, construction, financing, management or sale of commercial, industrial or residential real estate or interests therein or has 50% of its assets in real estate or real estate interests. Real estate industry companies may include REITs, REIT-like structures, or real estate operating companies whose businesses and services are related to the real estate industry. Each Master Portfolio primarily buys common stock but also can invest in preferred stock and convertible securities. In connection with their investments in such real estate-related derivatives, the Master Portfolios may invest in derivatives, including but not limited to, futures, options, contracts for difference, forward contracts and/or swaps, including interest rate swaps and credit default swaps, for purposes of managing risk or to enhance total return. Each Master Portfolio may also use such real estate-related derivatives for leverage, in which case their use would involve leveraging risk.

In addition to investments in real estate-related derivatives, each Master Portfolio may, when consistent with its investment goal, buy or sell options or futures, or enter into total return swaps and foreign currency transactions (collectively, commonly known as derivatives). Each Master Portfolio may seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as reverse repurchase agreements or dollar rolls). Each Master Portfolio may use derivatives as a substitute for taking a position in an Underlying Fund and/or as part of a strategy to reduce exposure to certain risks. Each Master Portfolio may also use derivatives to enhance return, in which case their use may involve leveraging risk. Derivatives that are used as a substitute for taking a position in an Underlying Fund, to reduce exposure to risks (other than duration or currency risk) or to enhance return will increase or decrease the Master Portfolio’s equity or fixed income allocations for purposes of the glide path by the notional amount of such derivatives. Derivatives that are used to manage duration or hedge currency risk will not be allocated to the Master Portfolio’s equity or fixed income allocations for purposes of the glide path.

Each Master Portfolio may seek to provide exposure to the investment returns of real assets that trade in the commodity markets through investment in Underlying Funds, including exchange traded funds, which are designed to provide commodity exposure without direct investment by such Master Portfolio in physical commodities or commodities futures contracts (“commodity funds”). Such Underlying Funds may not be advised by BFA or its affiliates. For purposes of asset allocation, commodity funds provide equity exposure.

As a Master Portfolio approaches its designated time horizon, it systematically seeks to reduce the level of risk by allocating assets more conservatively. This systematic shift toward more conservative investments is designed to reduce the risk of significant reductions in the value of an investment in a Master Portfolio as it approaches its time horizon.

For example, LifePath® Dynamic Retirement Master Portfolio has entered its “retirement phase” and seeks to maximize returns consistent with the risk that an average investor in retirement may be willing to accept. This does not mean, however, that it invests exclusively, or primarily, in Underlying Funds that are money market funds. Rather, because BFA believes that most investors are still willing to take some risks in pursuing returns even while drawing on their investments, almost all of LifePath® Dynamic Retirement Master Portfolio’s assets will continue to be allocated to Underlying Funds that are equity and bond funds and to real estate-related equity securities and real estate-related derivatives.

In determining the allocation of assets, BFA uses a proprietary investment model that analyzes securities market data, including risk, asset class correlations, and expected returns, to provide portfolio allocations. The allocations are periodically monitored and adjusted in an effort to maximize expected return for a given level of risk. In addition, the allocations of each Master Portfolio are rebalanced on a quarterly basis to reflect the Master Portfolio’s asset allocation to more conservative asset classes as it approaches its target date.

When a Master Portfolio reaches its stated time horizon and enters its most conservative phase, the allocation of its assets is expected to be similar to that of LifePath® Dynamic Retirement Master Portfolio. Such Master Portfolio and LifePath® Dynamic Retirement Master Portfolio may then continue to operate as separate funds or, subject to approval by the board of trustees of the Trust and MIP, they may be merged into a single fund.

INFORMATION	ABOUT THE UNDERLYING FUNDS

Five of the Underlying Funds — Active Stock Master Portfolio, CoreAlpha Bond Master Portfolio, International Tilts Master Portfolio, Large Cap Index Master Portfolio and U.S. Total Bond Index Master Portfolio — are diversified portfolios of MIP. Two of the Underlying Funds — Master Advantage Large Cap Core Portfolio and Master Advantage Large Cap Value Portfolio — are diversified portfolios of Master Large Cap Series LLC. Each Master Portfolio may also invest in Total International ex U.S. Index Master Portfolio, a non-diversified portfolio of MIP, and Master Total Return Portfolio, a diversified portfolio of Master Bond LLC.

Eleven of the Underlying Funds — BlackRock Advantage Emerging Markets Fund, BlackRock Advantage Large Cap Growth Fund, BlackRock Advantage Small Cap Growth Fund, BlackRock Commodity Strategies Fund, BlackRock Emerging Markets Fund, Inc., BlackRock Tactical Opportunities Fund, CoreAlpha Bond Master Portfolio, International Tilts Master Portfolio, Master Advantage Large Cap Core Portfolio, Master Advantage Large Cap Value Portfolio and Master Small Cap Index Series — are managed by BlackRock Advisors, LLC (“BAL”), an affiliate of BFA and administrator for the Funds.

The remaining Underlying Funds, other than BlackRock Cash Funds: Treasury (the “Underlying Money Market Fund”) and an ETF that is not advised by BlackRock, are ETFs that are part of the iShares family of funds (“Underlying iShares Funds”). Each of the Underlying iShares Funds seeks investment results that correspond generally to the performance, before fees and expenses, of its underlying index. As a result, adverse performance of a particular security in an Underlying iShares Fund’s portfolio will ordinarily not result in the elimination of the security from the Underlying iShares Fund’s portfolio. Each Underlying iShares Fund offers and issues iShares at their net asset value per share only to certain institutional investors in aggregations of a specified number of iShares, generally in exchange for a basket of securities included in its underlying index, together with the deposit of a specified cash payment. The iShares for these Underlying iShares Funds are listed and traded on national securities exchanges and also may be listed on certain non-U.S. exchanges. BFA purchases iShares on behalf of the Master Portfolios in the secondary market.

The relative weightings for each Master Portfolio in the various Underlying Funds will vary over time, and BFA is not required to invest any Master Portfolio’s assets in each of the Underlying Funds or in any particular percentage in any given Underlying Fund. BFA may, in its discretion, add, eliminate or replace Underlying Funds at any time without notice to interestholders. Each Master Portfolio currently expects to invest in some or all of the Underlying Funds described below:

Equity Funds

Active Stock Master Portfolio

Active Stock Master Portfolio seeks to provide long-term appreciation of capital. Active Stock Master Portfolio invests, under normal circumstances, at least 80% of its assets in common stocks. Active Stock Master Portfolio does not limit its investments to companies of any particular size, and may invest in equity securities of companies of any market capitalization. Equity securities include securities representing shares of ownership of a corporation (“common stock”), preferred stock, securities convertible into common stock and securities or other instruments whose price is linked to the value of common stock. Preferred stock is a class of stock that often pays dividends at a specified rate and has preference over common stock in dividend payments and liquidation of assets. Convertible securities typically pay current income as either interest (debt security convertibles) or dividends (preferred stock), and their value usually reflects both the stream of current income payments and the market value of the underlying common stock. Active Stock Master Portfolio may also invest in securities of foreign issuers from any country, including emerging market countries, and may invest in securities denominated in both U.S. dollars and non-U.S. dollar currencies. Active Stock Master Portfolio may use derivatives to hedge its portfolio against market and currency risks or to gain exposure to equity markets. Active Stock Master Portfolio may also use derivatives to hedge its investment portfolio against interest rate risks or to seek to enhance its return. Derivatives are financial instruments whose value is derived from another security, a commodity (such as oil or gold), a currency or an index such as the Russell 1000. The derivatives that Active Stock Master Portfolio may use include indexed and inverse securities, options on portfolio positions or currencies, financial and currency futures, options on such futures, forward foreign currency transactions and swaps.

BlackRock Advantage Emerging Markets Fund

BlackRock Advantage Emerging Markets Fund (formerly known as BlackRock Emerging Markets Long/Short Equity Fund) seeks long-term capital appreciation. Under normal circumstances, BlackRock Advantage Emerging Markets Fund seeks to invest at least 80% of its net assets plus the amount of any borrowings for investment purposes in equity securities issued by, or tied economically to, companies in emerging markets and derivatives that have similar economic characteristics to such securities. BAL considers an emerging market country to include any country that is: (1) generally recognized to be an emerging market country by the international financial community, including the World Bank; (2) classified by the United Nations as a developing country; or (3) included in the MSCI Emerging Markets IndexSM (the “MSCI EM Index”). BAL determines that an investment is tied economically to an emerging market if such investment satisfies one or more of the following conditions: (1) the issuer’s primary trading market is in an emerging market; (2) the issuer is organized under the laws of, derives at least 50% of its revenue from, or has at least 50% of its assets in emerging markets; (3) the investment is included in an index representative of emerging markets; and (4) the investment is exposed to the economic risks and returns of emerging markets. BlackRock Advantage Emerging Markets Fund primarily intends to invest in equity securities, which include common stock, preferred stock and convertible securities, or other financial instruments that are components of, or have characteristics similar to, the securities included in the MSCI EM Index. The MSCI EM Index is a capitalization-weighted index from a broad range of industries chosen for market size, liquidity and industry group representation. BlackRock Advantage Emerging Markets Fund primarily seeks to buy common stock and may also invest in preferred stock and convertible securities. From time to time, BlackRock Advantage Emerging Markets Fund may invest in shares of companies through “new issues” or initial public offerings (“IPOs”). BlackRock Advantage Emerging Markets Fund may use derivatives, including options, futures, swaps, forward contracts and contracts for difference, both to seek to increase the return of BlackRock Advantage Emerging Markets Fund and to hedge (or protect) the value of its assets against adverse movements in currency exchange rates, interest rates and movements in the securities markets. In order to manage cash flows into or out of BlackRock Advantage Emerging Markets Fund effectively, BlackRock Advantage Emerging Markets Fund may buy and sell financial futures contracts or options on such contracts. The use of options, futures, swaps, forward contracts and contracts for difference can be effective in protecting or enhancing the value of BlackRock Advantage Emerging Markets Fund’s assets.

BlackRock Advantage Large Cap Growth Fund

BlackRock Advantage Large Cap Growth Fund (formerly known as BlackRock Flexible Equity Fund) seeks long-term capital appreciation. Under normal circumstances, BlackRock Advantage Large Cap Growth Fund seeks to invest at least 80% of its net assets plus the amount of any borrowings for investment purposes in large cap equity securities of U.S. issuers and derivatives that have similar economic characteristics to such securities. For purposes of BlackRock Advantage Large Cap Growth Fund’s 80% policy, large cap equity securities are equity securities that at the time of purchase have a market capitalization within the range of companies included in the Russell 1000® Growth Index (the “Russell 1000 Growth Index”). BlackRock Advantage Large Cap Growth Fund is a growth fund and primarily intends to invest in equity securities, which include common stock, preferred stock and convertible securities, or other financial instruments that are components of, or have characteristics similar to, the securities included in the Russell 1000 Growth Index. The Russell 1000 Growth Index is a capitalization-weighted index from a broad range of industries chosen for market size, liquidity and industry group representation. BlackRock Advantage Large Cap Growth Fund primarily seeks to buy common stock and may also invest in preferred stock and convertible securities. From time to time, BlackRock Advantage Large Cap Growth Fund may invest in shares of companies through “new issues” or initial public offerings (“IPOs”). BlackRock Advantage Large Cap Growth Fund may use derivatives, including options, futures, swaps, forward contracts and contracts for difference, both to seek to increase the return of BlackRock Advantage Large Cap Growth Fund and to hedge (or protect) the value of its assets against adverse movements in interest rates and movements in the securities markets. In order to manage cash flows into or out of BlackRock Advantage Large Cap Growth Fund effectively, BlackRock Advantage Large Cap Growth Fund may buy and sell financial futures contracts or options on such contracts. The use of options, futures, swaps, forward contracts and contracts for difference can be effective in protecting or enhancing the value of BlackRock Advantage Large Cap Growth Fund’s assets.

BlackRock Advantage Small Cap Growth Fund

BlackRock Advantage Small Cap Growth Fund (formerly known as BlackRock Small Cap Growth Equity Portfolio) seeks long-term capital growth. Under normal circumstances, BlackRock Advantage Small Cap Growth Fund will invest at least 80% of its net assets (plus any borrowings for investment purposes) in equity securities of small cap companies and at least 80% of its net assets (plus any borrowings for investment purposes) in securities or instruments of issuers located in the United States. Equity securities consist primarily of common stock, preferred stock, securities convertible into common stock and securities or other instruments whose price is linked to the value of common stock, such as derivatives. BlackRock Advantage Small Cap Growth Fund seeks to buy primarily common stock but also can invest in preferred stock, convertible securities and other equity securities. BlackRock Advantage Small Cap Growth Fund management team focuses on small-capitalization companies that BlackRock Advantage Small Cap Growth Fund management believes have above average prospects for earnings growth. Although a universal definition of small-capitalization companies does not exist, BlackRock Advantage Small Cap Growth Fund generally defines these companies as those with market capitalizations, at the time of BlackRock Advantage Small Cap Growth Fund’s investment, comparable in size to the companies in the Russell 2000® Index (between approximately $133 million and $3.86 billion as of May 27, 2016). In the future, BlackRock Advantage Small Cap Growth Fund may define small-capitalization companies using a different index or classification system. From time to time BlackRock Advantage Small Cap Growth Fund may invest in shares of companies through “new issues” or initial public offerings (“IPOs”). BlackRock Advantage Small Cap Growth Fund may use derivatives, including options, warrants, futures, indexed securities, inverse securities, swaps and forward contracts both to seek to increase the return of BlackRock Advantage Small Cap Growth Fund and to hedge (or protect) the value of its assets against adverse movements in currency exchange rates, interest rates and movements in the securities markets. In order to manage cash flows into or out of BlackRock Advantage Small Cap Growth Fund effectively, BlackRock Advantage Small Cap Growth Fund may buy and sell financial futures contracts or options on such contracts. The use of options, futures, indexed securities, inverse securities, swaps and forward contracts can be effective in protecting or enhancing the value of BlackRock Advantage Small Cap Growth Fund’s assets.

BlackRock Commodity Strategies Fund

BlackRock Commodity Strategies Fund seeks total return. BlackRock Commodity Strategies Fund utilizes two strategies and under normal circumstances expects to invest approximately 50% of its total assets in each strategy; provided, however, that from time to time, fund management may alter the weightings if it deems it prudent to do so based on market conditions, trends or movements or other similar factors. One strategy focuses on investments in commodity-linked derivatives. To meet coverage and collateral requirements associated with these derivative investments, and to invest excess cash, BlackRock Commodity Strategies Fund holds a portion of its portfolio in investment-grade short-term fixed-income securities. The other strategy focuses on equity investments in commodity-related companies, including, but not limited to, companies operating in the mining, energy and agricultural sectors. BlackRock Commodity Strategies Fund invests in equity securities of such companies in order to complement the commodity exposures achieved through investments in commodity-linked derivatives. Taken together, these two strategies offer broad exposure to global commodities market trends across asset classes, industries, sectors, and regions. BlackRock Commodity Strategies Fund may make investments directly or through investments in a wholly-owned subsidiary of the Fund formed in the Cayman Islands. BlackRock Commodity Strategies Fund manages the term structure of its commodity-linked derivative positions and has the flexibility to gain exposure to futures maturities which differ from those in BlackRock Commodity Strategies Fund’s benchmark, the Bloomberg Commodity Index Total ReturnSM. This is done in an effort to achieve efficient investment results and minimize any adverse effects on returns caused by commodity term structures. There are no restrictions on investment in terms of geography or market capitalization. As such, BlackRock Commodity Strategies Fund may invest in both U.S. and non-U.S. companies, including companies located in emerging markets, and in securities denominated in both U.S. dollars and foreign currencies.

BlackRock Emerging Markets Fund, Inc.

BlackRock Emerging Markets Fund, Inc. seeks long-term capital appreciation by investing in securities, principally equity securities, of issuers in countries having smaller capital markets. Under normal conditions, BlackRock Emerging Markets Fund, Inc. invests at least 80% of its net assets plus any borrowings for investment purposes in equity securities of issuers located in countries with developing capital markets. Equity securities consist primarily of common and preferred stocks and depositary receipts, and include securities convertible into common stock, and securities or other instruments whose price is linked to the value of common stock. A developing capital market is the market of any country that the World Bank, the International Finance Corporation, the United Nations or its authorities have determined to have a low or middle income economy. Countries with developing capital markets can be found in regions such as Asia, Latin America, Eastern Europe and Africa. For this purpose, developing capital markets include, but are not limited to, the markets of all countries that comprise the MSCI Emerging Markets Index. BlackRock Emerging Markets Fund, Inc. may also consider an issuer to be located in a country that has a developing capital market if at least 50% of the issuer’s assets, gross revenues or profits in any one of the last two years represents assets or activities located in such countries. BlackRock Emerging Markets Fund, Inc. may also invest in fixed income securities issued by companies and governments in these countries, as well as mezzanine investments. BlackRock Emerging Markets Fund, Inc. normally invests in at least three countries at any given time. BlackRock Emerging Markets Fund, Inc. can invest in securities denominated in either U.S. dollars or foreign currencies. BlackRock Emerging Markets Fund, Inc. has not established any rating or maturity criteria for the debt securities in which it may invest. From time to time BlackRock Emerging Markets Fund, Inc. may invest in shares of companies through initial public offerings (“IPOs”). Fund management may, when consistent with BlackRock Emerging Markets Fund, Inc.’s investment objective, buy or sell options or futures on a security or an index of securities, or enter into interest rate or foreign currency transactions, including swaps (collectively, commonly known as derivatives). BlackRock Emerging Markets Fund, Inc.’s exposure to certain markets may be effected through investments in participation notes or other structured or derivative instruments that are designed to replicate, or otherwise provide exposure to, the performance of securities listed in such markets.

International Tilts Master Portfolio

International Tilts Master Portfolio seeks to provide long-term returns in excess of the total rate of return of the MSCI Europe Australasia Far East Index (the “MSCI EAFE Index”). Under normal circumstances, International Tilts Master Portfolio seeks to invest a majority of its net assets plus any borrowings for investment purposes in non-U.S. equity securities and equity like instruments of companies that are components of, or have characteristics similar to, the companies included in the MSCI EAFE Index. The MSCI EAFE Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of developed markets excluding the United States and Canada. International Tilts Master Portfolio primarily seeks to buy common stock and may also invest in preferred stock and convertible securities. From time to time International Tilts Master Portfolio may invest in shares of companies through “new issues” or initial public offerings. International Tilts Master Portfolio may also invest in securities denominated in both U.S. dollars and non-U.S. dollar currencies. The Master Portfolio may invest in securities of any market capitalization. International Tilts Master Portfolio may use derivatives, including futures, contracts for difference, swap agreements and/or foreign exchange transactions, to manage risk and return of International Tilts Master Portfolio. In order to manage cash flows into or out of International Tilts Master Portfolio effectively, International Tilts Master Portfolio may buy and sell financial futures contracts. The use of futures, contracts for difference, swaps or foreign exchange transactions can be effective in seeking equity exposure for International Tilts Master Portfolio.

Large Cap Index Master Portfolio

Large Cap Index Master Portfolio seeks to match the performance of the Russell 1000® Index (the “Russell 1000”) as closely as possible before the deduction of fund expenses. Large Cap Index Master Portfolio employs a “passive” management approach, attempting to invest in a portfolio of assets whose performance is expected to match approximately the performance of the Russell 1000. Large Cap Index Master Portfolio will be substantially invested in equity securities in the Russell 1000, and will invest, under normal circumstances, at least 80% of its assets in securities or other financial instruments that are components of or have economic characteristics similar to the securities included in the Russell 1000. As of April 25, 2017, the companies in the Russell 1000 have a market capitalization ranging from $10.6 million to $791.148 billion. Large Cap Index Master Portfolio may also engage in futures transactions. At times, Large Cap Index Master Portfolio may not invest in all of the common stocks in the Russell 1000, or in the same weightings as in the Russell 1000. At those times, Large Cap Index Master Portfolio chooses investments so that the market capitalizations, industry weightings and other fundamental characteristics of the stocks chosen are similar to the Russell 1000 as a whole. Large Cap Index Master Portfolio will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the Russell 1000 is concentrated.

Master Advantage Large Cap Core Portfolio

Master Advantage Large Cap Core Portfolio (formerly known as Master Large Cap Core Portfolio) seeks long-term capital growth. In other words, Master Advantage Large Cap Core Portfolio tries to choose investments that will increase in value. Current income from dividends and interest will not be an important consideration in selecting portfolio securities. Under normal circumstances, Master Advantage Large Cap Core Portfolio seeks to invest at least 80% of its net assets plus the amount of any borrowings for investment purposes in large cap equity securities and derivatives that have similar economic characteristics to such securities. For purposes of Master Advantage Large Cap Core Portfolio’s 80% policy, large cap equity securities are equity securities that at the time of purchase have a market capitalization within the range of companies included in the Russell 1000® Index (the “Russell 1000 Index”). Master Advantage Large Cap Core Portfolio primarily intends to invest in equity securities, which include common stock, preferred stock and convertible securities, or other financial instruments that are components of, or have characteristics similar to, the securities included in the Russell 1000 Index. The Russell 1000 Index is a capitalization-weighted index from a broad range of industries chosen for market size, liquidity and industry group representation. Master Advantage Large Cap Core Portfolio primarily seeks to buy common stock and may also invest in preferred stock and convertible securities. From time to time, Master Advantage Large Cap Core Portfolio may invest in shares of companies through “new issues” or initial public offerings (“IPOs”). Master Advantage Large Cap Core Portfolio may use derivatives, including options, futures, swaps, forward contracts and contracts for difference, both to seek to increase the return of Master Advantage Large Cap Core Portfolio and to hedge (or protect) the value of its assets against adverse movements in currency exchange rates, interest rates and movements in the securities markets. In order to manage cash flows into or out of Master Advantage Large Cap Core Portfolio effectively, Master Advantage Large Cap Core Portfolio may buy and sell financial futures contracts or options on such contracts. The use of options, futures, swaps, forward contracts and contracts for difference can be effective in protecting or enhancing the value of Master Advantage Large Cap Core Portfolio’s assets. Master Advantage Large Cap Core Portfolio may seek to provide exposure to the investment returns of real assets that trade in the commodity markets through investment in commodity-linked derivative instruments and investment vehicles such as exchange-traded funds that invest exclusively in commodities and are designed to provide this exposure without direct investment in physical commodities.

Master Advantage Large Cap Value Portfolio

Master Advantage Large Cap Value Portfolio (formerly known as Master Large Cap Value Portfolio) seeks long-term capital growth. In other words, Master Advantage Large Cap Value Portfolio tries to choose investments that will increase in value. Under normal circumstances, Master Advantage Large Cap Value Portfolio seeks to invest at least 80% of its net assets plus the amount of any borrowings for investment purposes in large cap equity securities of U.S. issuers and derivatives that have similar economic characteristics to such securities. For purposes of Master Advantage Large Cap Value Portfolio’s 80% policy, large cap equity securities are equity securities that at the time of purchase have a market capitalization within the range of companies included in the Russell 1000® Value Index (the “Russell 1000 Value Index”). Master Advantage Large Cap Value Portfolio primarily intends to invest in equity securities, which include common stock, preferred stock and convertible securities, or other financial instruments that are components of, or have characteristics similar to, the securities included in the Russell 1000 Value Index. The Russell 1000 Value Index is a capitalization-weighted index from a broad range of industries chosen for market size, liquidity and industry group representation. Master Advantage Large Cap Value Portfolio primarily seeks to buy common stock and may also invest in preferred stock and convertible securities. From time to time, Master Advantage Large Cap Value Portfolio may invest in shares of companies through “new issues” or initial public offerings (“IPOs”). Master Advantage Large Cap Value Portfolio may use derivatives, including options, futures, swaps, forward contracts and contracts for difference, both to seek to increase the return of Master Advantage Large Cap Value Portfolio and to hedge (or protect) the value of its assets against adverse movements in currency exchange rates, interest rates and movements in the securities markets. In order to manage cash flows into or out of Master Advantage Large Cap Value Portfolio effectively, Master Advantage Large Cap Value Portfolio may buy and sell financial futures contracts or options on such contracts. The use of options, futures, swaps, forward contracts and contracts for difference can be effective in protecting or enhancing the value of Master Advantage Large Cap Value Portfolio’s assets. Master Advantage Large Cap Value Portfolio may seek to provide exposure to the investment returns of real assets that trade in the commodity markets through investment in commodity-linked derivative instruments and investment vehicles such as exchange-traded funds that invest exclusively in commodities and are designed to provide this exposure without direct investment in physical commodities.

Master Small Cap Index Series

Master Small Cap Index Series seeks to match the performance of the Russell 2000® Index (the “Russell 2000”) as closely as possible before the deduction of fund expenses. Master Small Cap Index Series employs a “passive” management approach, attempting to invest in a portfolio of assets whose performance is expected to match approximately the performance of the Russell 2000. Master Small Cap Index Series will be substantially invested in securities in the Russell 2000, and will invest, under normal circumstances, at least 80% of its assets in securities or other financial instruments that are components of or have economic characteristics similar to the securities included in the Russell 2000. Master Small Cap Index Series may change its target index if its management believes a different index would better enable Master Small Cap Index Series to match the performance of the market segment represented by the current index. Master Small Cap Index Series may invest in a statistically selected sample of stocks included in the Russell 2000 and in derivative instruments linked to the Russell 2000. Master Small Cap Index Series may not invest in all of the common stocks in the Russell 2000, or in the same weightings as in the Russell 2000. Master Small Cap Index Series chooses investments so that the market capitalizations, industry weightings and other fundamental characteristics of the stocks and derivative instruments chosen are similar to the Russell 2000 as a whole.

Total International ex U.S. Index Master Portfolio

        Total International ex U.S. Index Master Portfolio seeks to match the performance of the MSCI All Country World ex USA Index (the “MSCI ACWI ex USA Index”) in U.S. dollars with net dividends as closely as possible before the deduction of fund expenses. Total International ex U.S. Index Master Portfolio employs a “passive” management approach, attempting to invest in a portfolio of assets whose performance is expected to match approximately the performance of the MSCI ACWI ex USA Index. Total International ex U.S. Index Master Portfolio will be substantially invested in equity securities in the MSCI ACWI ex USA Index, and will invest, under normal circumstances, at least 80% of its assets in securities or other financial instruments that are components of or have economic characteristics similar to the securities included in the MSCI ACWI ex USA Index. The MSCI ACWI ex USA Index is a free float-adjusted market capitalization index designed to measure the combined equity market performance of developed and emerging market countries, excluding the United States. The component stocks have a market capitalization between $218.3 million and $241.879 billion as of April 25, 2017. Total International ex U.S. Index Master Portfolio may also engage in futures transactions. At times, Total International ex U.S. Index Master Portfolio may not invest in all of the common stocks in the MSCI ACWI ex USA Index, or in the same weightings as in the MSCI ACWI ex USA Index. At those times, Total International ex U.S. Index Master Portfolio chooses investments so that the market capitalizations, industry weightings and other fundamental characteristics of the stocks chosen are similar to the MSCI ACWI ex USA Index as a whole. Total International ex U.S. Index Master Portfolio will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the MSCI ACWI ex USA Index is concentrated.

Fixed-Income Funds

CoreAlpha Bond Master Portfolio

        CoreAlpha Bond Master Portfolio seeks to provide a combination of income and capital growth. BAL invests CoreAlpha Bond Master Portfolio’s assets using a systematic method that relies on proprietary quantitative models to allocate assets among various bond sectors by evaluating each sector’s relative value and risk-adjusted return. BAL also uses its models to allocate assets among bonds of different maturities based on yield characteristics and expectations. Specific investment selection decisions are made on the basis of evaluations of relative value, credit quality and other factors. CoreAlpha Bond Master Portfolio invests, under normal circumstances, at least 80% of its assets in bonds. For the purposes of this strategy, “bonds” include the following: obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities; mortgage-backed securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities, including U.S. agency mortgage pass-through securities; commercial mortgage-backed securities; debt obligations of U.S. issuers; municipal securities; asset-backed securities; and U.S.-registered dollar-denominated debt obligations of foreign issuers. CoreAlpha Bond Master Portfolio may invest in bonds issued by companies located in countries other than the United States, including companies in emerging markets. These securities may have all types of interest rate payment and reset terms, including fixed rate, adjustable rate, floating rate, zero coupon, contingent, deferred, payment in kind and auction rate features. CoreAlpha Bond Master Portfolio seeks to invest a substantial portion of its assets in U.S.-registered, dollar-denominated bonds. CoreAlpha Bond Master Portfolio may invest up to 10% of its assets in securities rated below investment grade (“high yield” or “junk” bonds). CoreAlpha Bond Master Portfolio may invest in bonds of any maturity or duration. CoreAlpha Bond Master Portfolio may invest a significant portion of its assets in U.S. agency mortgage pass-through securities, which are securities issued by entities such as the Government National Mortgage Association and the Federal National Mortgage Association that are backed by pools of mortgages. Most transactions in mortgage pass-through securities occur through standardized contracts for future delivery in which the exact mortgage-backed securities to be delivered are not specified until a few days prior to settlement. CoreAlpha Bond Master Portfolio expects to enter into such contracts on a regular basis. CoreAlpha Bond Master Portfolio may use derivatives, such as futures contracts, options and various other instruments. CoreAlpha Bond Master Portfolio may also invest in derivatives based on foreign currencies. In addition, the Fund may use derivatives and short sales to enhance returns as part of an overall investment strategy or to offset a potential decline in the value of other holdings (commonly referred to as a “hedge”), although the Fund is not required to hedge and may choose not to do so.

Master Total Return Portfolio

Master Total Return Portfolio seeks to realize a total return that exceeds that of the Bloomberg Barclays U.S. Aggregate Bond Index. Master Total Return Portfolio typically invests more than 90% of its assets in a diversified portfolio of fixed-income securities such as corporate bonds and notes, mortgage-backed securities, asset-backed securities, convertible securities, preferred securities and government obligations. Both U.S. and foreign companies and governments may issue these securities. Under normal circumstances, Master Total Return Portfolio invests at least 80% of its assets in bonds and invests primarily in investment grade fixed-income securities. Master Total Return Portfolio may invest in fixed-income securities of any duration or maturity. Master Total Return Portfolio may invest up to 30% of its net assets in securities of foreign issuers, of which 20% (as a percentage of Master Total Return Portfolio’s net assets) may be in emerging markets issuers. Investments in U.S. dollar-denominated securities of foreign issuers, excluding issuers from emerging markets, are permitted beyond the 30% limit. This means that Master Total Return Portfolio may invest in such U.S. dollar-denominated securities of foreign issuers without limit. Master Total Return Portfolio may also invest in derivative securities for hedging purposes or to increase the return on its investments. Master Total Return Portfolio may also invest in credit-linked notes, credit-linked trust certificates, structured notes, or other instruments evidencing interests in special purpose vehicles, trusts, or other entities that hold or represent interests in fixed-income securities. Master Total Return Portfolio may also enter into reverse repurchase agreements and dollar rolls. Master Total Return Portfolio may invest up to 20% of its net assets in fixed-income securities that are rated below investment grade by at least one of the recognized rating agencies or in unrated securities of equivalent credit quality. Master Total Return Portfolio may invest up to 15% of its net assets in collateralized debt obligations, of which 10% (as a percentage of Master Total Return Portfolio’s net assets) may be in collateralized loan obligations.

U.S. Total Bond Index Master Portfolio

U.S. Total Bond Index Master Portfolio seeks to provide investment results that correspond to the total return performance of fixed-income securities in the aggregate, as represented by the Bloomberg Barclays U.S. Aggregate Bond Index (the “Bloomberg Barclays U.S. Aggregate Index”). U.S. Total Bond Index Master Portfolio seeks to match the total return performance of the Bloomberg Barclays U.S. Aggregate Bond Index, which is composed of approximately 8,000 fixed-income securities. The fixed-income securities that comprise the Bloomberg Barclays U.S. Aggregate Bond Index include U.S. Government securities and corporate bonds, as well as mortgage-backed securities, asset-backed securities and commercial mortgage-backed securities. All securities in the Bloomberg Barclays U.S. Aggregate Index are investment-grade. U.S. Total Bond Index Master Portfolio maintains a weighted average maturity consistent with that of the Bloomberg Barclays U.S. Aggregate Bond Index, which generally ranges between 5 and 10 years. U.S. Total Bond Index Master Portfolio invests in a representative sample of these securities. Securities are selected for investment by U.S. Total Bond Index Master Portfolio in accordance with their relative proportion within the Bloomberg Barclays U.S. Aggregate Index as well as based on credit quality, issuer sector, maturity structure, coupon rates and callability, among other factors. BFA, the investment adviser to U.S. Total Bond Index Master Portfolio, considers investments that provide substantially similar exposure to securities in the Bloomberg Barclays U.S. Aggregate Index to be investments comprising U.S. Total Bond Index Master Portfolio’s benchmark index. U.S. Total Bond Index Master Portfolio is managed by determining which securities are to be purchased or sold to reflect, to the extent feasible, the investment characteristics of its benchmark index. Under normal circumstances, at least 90% of the value of U.S. Total Bond Index Master Portfolio’s assets, plus the amount of any borrowing for investment purposes, is invested in securities comprising the Bloomberg Barclays U.S. Aggregate Index, which, for U.S. Total Bond Index Master Portfolio, are considered bonds.

Multi-Asset Fund

BlackRock Tactical Opportunities Fund

BlackRock Tactical Opportunities Fund (formerly known as the BlackRock Managed Volatility Portfolio) seeks total return. BlackRock Tactical Opportunities Fund uses an asset allocation strategy, investing varying percentages of its portfolio in three major categories: stocks, bonds and money market instruments. BlackRock Tactical Opportunities Fund has wide flexibility in the relative weightings given to each category. BlackRock Tactical Opportunities Fund’s management team will tactically allocate to asset classes around the world that are deemed to offer attractive risk-adjusted returns. In selecting investments, BlackRock Tactical Opportunities Fund’s management team will identify global macro opportunities and position BlackRock Tactical Opportunities Fund using a combination of individual securities and derivatives. With respect to its equity investments, BlackRock Tactical Opportunities Fund may invest in individual equity securities to an unlimited extent. BlackRock Tactical Opportunities Fund may invest in common stock, preferred stock, securities convertible into common stock, non-convertible preferred stock and depositary receipts. BlackRock Tactical Opportunities Fund may invest in securities of both U.S. and non-U.S. issuers without limit, which can be U.S. dollar-based or non-U.S. dollar-based and may be currency hedged or unhedged. BlackRock Tactical Opportunities Fund may invest in securities of companies of any market capitalization. With respect to its fixed-income investments, BlackRock Tactical Opportunities Fund may invest in individual fixed-income securities to an unlimited extent. BlackRock Tactical Opportunities Fund may invest in a portfolio of fixed-income securities such as corporate bonds and notes, commercial and residential mortgage-backed securities, collateralized mortgage obligations, collateralized debt obligations, asset-backed securities, convertible securities, debt obligations of governments and their sub-divisions (including those of non-U.S. governments), other floating or variable rate obligations, municipal obligations and zero coupon debt securities. BlackRock Tactical Opportunities Fund may also invest a significant portion of their assets in non-investment grade bonds (junk bonds or distressed securities), non-investment grade bank loans, foreign bonds (both U.S. dollar- and non-U.S. dollar-denominated) and bonds of emerging market issuers. BlackRock Tactical Opportunities Fund may invest in non-U.S. dollar-denominated bonds on a currency hedged or unhedged basis. The average portfolio duration of the fixed-income investments held by BlackRock Tactical Opportunities Fund will vary based on BlackRock Tactical Opportunities Fund management team’s forecast of interest rates and there are no limits regarding portfolio duration or average maturity. With respect to its cash investments, BlackRock Tactical Opportunities Fund may hold high quality money market securities, including short term U.S. Government securities, U.S. Government agency securities, securities issued by U.S. Government-sponsored enterprises and U.S. Government instrumentalities, bank obligations, commercial paper, including asset-backed commercial paper, corporate notes and repurchase agreements. BlackRock Tactical Opportunities Fund may invest a significant portion of its assets in money market funds, including those advised by BlackRock Advisors, LLC or its affiliates.

Money Market Fund

BlackRock Cash Funds: Treasury

BlackRock Cash Funds: Treasury seeks current income as is consistent with liquidity and stability of principal. BlackRock Cash Funds: Treasury seeks to achieve its investment objective by investing at least 99.5% of its total assets in cash, U.S. Treasury bills, notes and other direct obligations of the U.S. Treasury, and repurchase agreements secured by such obligations or cash. BlackRock Cash Funds: Treasury invests in securities maturing in 397 days or less (with certain exceptions) and the portfolio will have a dollar-weighted average maturity of 60 days or less and a dollar-weighted average life of 120 days or less. In addition, BlackRock Cash Funds: Treasury may invest in variable and floating rate instruments and transact in securities on a when-issued, delayed delivery or forward commitment basis.

Underlying iShares Funds

In managing each of the Underlying iShares Funds, BFA uses a representative sampling index strategy. Representative sampling is an indexing strategy that involves investing in a representative sample of securities that has an investment profile similar to the underlying index. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability, duration, maturity or credit ratings and yield) and liquidity measures similar to those of the applicable underlying index. Underlying iShares Funds that use representative sampling may or may not hold all of the securities in the relevant underlying index.

Equity ETFs

iShares Core S&P 500 ETF seeks to track the investment results of an index composed of large-capitalization U.S. equities. The fund seeks to track the investment results of the S&P 500® (the “Underlying Index”), which measures the performance of the large-capitalization sector of the U.S. equity market. As of March 31, 2016, the Underlying Index included approximately 80.73% of the market capitalization of all publicly-traded U.S. equity securities. The component stocks are weighted according to the float-adjusted market value of their outstanding shares. The Underlying Index consists of stocks from a broad range of industries. Components primarily include financials, healthcare and information technology companies. The components of the Underlying Index, and the degree to which these components represent certain industries, are likely to change over time.

iShares North American Natural Resources ETF seeks to track the investment results of an index composed of North American equities in the natural resources sector. The fund seeks to track the investment results of the S&P North American Natural Resources Sector Index (the “Underlying Index”), which measures the performance of U.S.-traded stocks of natural resource-related companies in the United States and Canada. The Underlying Index includes companies in the following categories: producers of oil, gas and consumable fuels, providers of energy equipment and services, metals and mining companies, manufacturers of paper and forest products, and producers of construction materials, containers and packaging. The Underlying Index may include large-, mid- or small-capitalization companies. Components of the Underlying Index primarily include energy, materials, metals and mining and oil and gas companies. The components of the Underlying Index, and the degree to which these components represent certain industries, are likely to change over time.

iShares Russell Mid-Cap ETF seeks to track the investment results of an index composed of mid-capitalization U.S. equities. The fund seeks to track the investment results of the Russell Midcap Index (the “Underlying Index”), which measures the performance of the mid-capitalization sector of the U.S. equity market. The Underlying Index is a float-adjusted, capitalization-weighted index of approximately 800 of the smallest issuers in the Russell 1000® Index. The Underlying Index includes equity securities issued by issuers which range in size between approximately $211 million and $39.1 billion, although this range may change from time to time. As of March 31, 2016, the Underlying Index represented approximately 27% of the total market capitalization of all publicly-traded U.S. equity securities. Components primarily include consumer discretionary, financials, information technology and producer durables companies, and may change over time.

iShares Russell 2000 ETF seeks to track the investment results of an index composed of small-capitalization U.S. equities. The fund seeks to track the investment results of the Russell 2000® Index (the “Underlying Index”), which measures the performance of the small-capitalization sector of the U.S. equity market. The Underlying Index includes issuers representing approximately 8% of the total market capitalization of all publicly-traded U.S. equity securities. The Underlying Index is a float-adjusted capitalization-weighted index of equity securities issued by the approximately 2,000 smallest issuers in the Russell 3000® Index. As of March 31, 2016, the Underlying Index represented approximately 7.4% of the total market capitalization of the Russell 3000 Index. Total market capitalization reflects all equity shares outstanding, while total market value reflects float-adjusted capitalizations based on equity shares available for general investment. Components primarily include consumer discretionary, financials, healthcare, information technology and technology companies. The components of the Underlying Index, and the degree to which these components represent certain industries, are likely to change over time.

iShares MSCI Canada ETF seeks to track the investment results of an index composed of Canadian equities. The fund seeks to track the investment results of the MSCI Canada Index (the “Underlying Index”), which consists of stocks traded primarily on the Toronto Stock Exchange. The Underlying Index may include large-, mid- or small-capitalization companies. Components of the Underlying Index primarily include energy, financials and materials companies. The components of the Underlying Index, and the degree to which these components represent certain industries, are likely to change over time.

iShares MSCI EAFE ETF seeks to track the investment results of an index composed of large- and mid-capitalization developed market equities, excluding the U.S. and Canada. The fund seeks to track the investment results of the MSCI EAFE Index (the “Underlying Index”), which has been developed by MSCI Inc. (“MSCI”) as an equity benchmark for international stock performance. The Underlying Index includes stocks from Europe, Australasia and the Far East and, as of June 30, 2016, consisted of the following 21 developed market countries or regions: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. The Underlying Index may include large- or mid-capitalization companies. Components of the Underlying Index primarily include consumer staples, financials and industrials companies. The components of the Underlying Index, and the degree to which these components represent certain industries, are likely to change over time.

iShares MSCI EAFE Small-Cap ETF seeks to track the investment results of an index composed of small-capitalization developed market equities, excluding the U.S. and Canada. The fund seeks to track the investment results of the MSCI EAFE Small Cap Index (the “Underlying Index”), which represents the small-cap segment of the MSCI EAFE IMI Index. As of June 30, 2016, the Underlying Index consisted of the following 21 developed market countries or regions: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. Under MSCI’s Global Investable Market Index methodology, the small-cap universe consists of securities of those companies not included in the large-cap or mid-cap segments of a particular market, which together comprise approximately 85% of each market’s free float-adjusted market capitalization. The small-cap segment covers the 85%-99% range of each market’s free float-adjusted market capitalization. Components of the Underlying Index primarily include consumer discretionary, financials and industrials companies. The components of the Underlying Index, and the degree to which these components represent certain industries, are likely to change over time.

iShares MSCI Emerging Markets ETF seeks to track the investment results of an index composed of large- and mid-capitalization emerging market equities. The fund seeks to track the investment results of the MSCI Emerging Markets Index (the “Underlying Index”), which is designed to measure equity market performance in the global emerging markets. As of June 30, 2016, the Underlying Index consisted of the following 23 emerging market countries: Brazil, Chile, China, Colombia, the Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Malaysia, Mexico, Peru, the Philippines, Poland, Qatar, Russia, South Africa, South Korea, Taiwan, Thailand, Turkey and the United Arab Emirates. The Underlying Index may include large- and mid-capitalization companies. Components of the Underlying Index primarily include consumer discretionary, financials and information technology companies. The components of the Underlying Index, and the degree to which these components represent certain industries, are likely to change over time.

iShares MSCI Emerging Markets Small-Cap ETF seeks to track the investment results of an index composed of small-capitalization emerging market equities. The fund seeks to track the investment results of the MSCI Emerging Markets Small Cap Index (the “Underlying Index”), which is designed to measure the performance of equity securities of small-capitalization companies, whose market capitalization represents the bottom 14% of companies in emerging market countries, as measured by market capitalization. As of June 30, 2016, the Underlying Index consisted of issuers in the following 22 emerging market countries: Brazil, Chile, China, Colombia, the Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Malaysia, Mexico, the Philippines, Poland, Qatar, Russia, South Africa, South Korea, Taiwan, Thailand, Turkey and the United Arab Emirates. Components of the Underlying Index primarily include capital goods, consumer discretionary, financials, information technology, materials and real estate companies. The components of the Underlying Index and the degree to which these components represent certain industries are likely to change over time.

iShares Edge MSCI Multifactor Intl ETF seeks to track the investment results of an index composed of global developed market large- and mid-capitalization stocks, excluding the U.S., that have favorable exposure to target style factors subject to constraints. The fund seeks to track the investment results of the MSCI World ex USA Diversified Multiple-Factor Index (the “Underlying Index”), which has been developed by MSCI Inc. (the “Index Provider” or “MSCI”). The Underlying Index is designed to select equity securities from the MSCI World ex USA Index (the “Parent Index”) that have high exposure to four investment style factors: value, quality, momentum and low size, while maintaining a level of risk similar to that of the Parent Index. The Underlying Index is also constrained in its construction to limit turnover and extreme exposures to particular sectors, countries, component weights or other investment style factors. MSCI, in selecting equity securities from the Parent Index, which is comprised of large- and mid-capitalization stocks, assigns a composite score for a security through a proprietary model based on four equally-weighted investment style factors: the value score is derived from a company’s valuation ratios (e.g., forward share price to earnings, share price to book value and enterprise value to operating cash flow); the quality score is calculated from a company’s underlying metrics (e.g., return-on-equity, debt-to-equity and earnings variability); the momentum score is calculated through a global equity model, which aims to measure a security’s sustained relative performance against the global market over a two-year period and against other securities based in the same country over the previous six and 12 months (with a one month lag); and the low size score is derived from a global equity model that seeks to measure the market capitalization of a company as compared to other companies based in the same country. As of June 30, 2016, the Underlying Index consisted of securities from approximately 235 companies from the following countries or regions: Australia, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, Norway, Singapore, Spain, Sweden, Switzerland and the United Kingdom. The Underlying Index may include large- and mid-capitalization companies. Components of the Underlying Index primarily include consumer discretionary, financials and industrials companies. The components of the Underlying Index, and the degree to which these components represent certain industries/countries, are likely to change over time.

iShares Edge MSCI Multifactor USA Small-Cap ETF seeks to track the investment results of an index composed of U.S. small-capitalization stocks that have favorable exposure to target style factors subject to constraints. The fund seeks to track the investment results of the MSCI USA Small Cap Diversified Multiple-Factor Index (the “Underlying Index”), which has been developed by MSCI Inc. (the “Index Provider” or “MSCI”). The Underlying Index is designed to select equity securities from MSCI USA Small Cap Index (the “Parent Index”) that have high exposure to four investment style factors: value, quality, momentum and low size, while maintaining a level of risk similar to that of the Parent Index. The Underlying Index is also constrained in its construction to limit turnover and extreme exposures to particular sectors, countries, component weights or other investment style factors. Small capitalization companies, as calculated by MSCI, represent the bottom 14% of the free floated-adjusted market capitalization in the U.S. securities market, as determined by MSCI. MSCI, in selecting equity securities from the Parent Index, assigns a composite score for a security through a proprietary model based on four equally-weighted investment style factors: the value score is derived from a company’s valuation ratios (e.g., forward share price to earnings, share price to book value and enterprise value to operating cash flow); the quality score is calculated from a company’s underlying metrics (e.g., return-on-equity, debt-to-equity and earnings variability); the momentum score is calculated through a global equity model, which aims to measure a security’s sustained relative performance against the global market over a two-year period and against other securities based in the same country over the previous six and 12 months (with a one month lag); and the low size score is derived from a global equity model that seeks to measure the market capitalization of a company as compared to other companies based in the same country. As of June 30, 2016, the Underlying Index consisted of approximately 574 companies from the United States. The Underlying Index includes small-capitalization companies. Components of the Underlying Index primarily include financials, healthcare and information technology companies. The components of the Underlying Index, and the degree to which these components represent certain industries, are likely to change over time.

iShares Edge MSCI Multifactor USA ETF seeks to track the investment results of an index composed of U.S. large- and mid-capitalization stocks that have favorable exposure to target style factors subject to constraints. The Fund seeks to track the investment results of the MSCI USA Diversified Multiple-Factor Index (the “Underlying Index”), which has been developed by MSCI Inc. (the “Index Provider” or “MSCI”). The Underlying Index is designed to select equity securities from MSCI USA Index (the “Parent Index”) that have high exposure to four investment style factors: value, quality, momentum and low size, while maintaining a level of risk similar to that of the Parent Index. The Underlying Index is also constrained in its construction to limit turnover and extreme exposures to particular sectors, countries, component weights or other investment style factors. MSCI, in selecting equity securities from the Parent Index, assigns a composite score for a security through a proprietary model based on four equally-weighted investment style factors: the value score is derived from a company’s valuation ratios (e.g., forward share price to earnings, share price to book value and enterprise value to operating cash flow); the quality score is calculated from a company’s underlying metrics (e.g., return-on-equity, debt-to-equity and earnings variability); the momentum score is calculated through a global equity model, which aims to measure a security’s sustained relative performance against the global market over a two-year period and against other securities based in the same country over the previous six and 12 months (with a one month lag); and the low size score is derived from a global equity model that seeks to measure the market capitalization of a company as compared to other companies based in the same country. As of June 30, 2016, the Underlying Index consisted of approximately 135 companies from the United States. The Underlying Index may include large- and mid-capitalization companies. Components of the Underlying Index primarily include financials, healthcare and information technology companies. The components of the Underlying Index, and the degree to which these components represent certain industries, are likely to change over time.

iShares Edge MSCI Min Vol EAFE ETF seeks to track the investment results of an index composed of developed market equities that, in the aggregate, have lower volatility characteristics relative to the broader developed equity markets, excluding the U.S. and Canada. The fund seeks to track the investment results of the MSCI EAFE Minimum Volatility (USD) Index (the “Underlying Index”), which has been developed by MSCI Inc. (the “Index Provider” or “MSCI”) to measure the performance of international equity securities that in the aggregate have lower relative volatility. The Underlying Index is designed by selecting securities from the MSCI EAFE Index, which is a capitalization-weighted index, and then follows a rules-based methodology to optimize the Underlying Index and determine weights for securities in the index that seeks to minimize total risk of the MSCI EAFE Index. Under a rules-based methodology, securities and weighting of the index are established based on pre-established parameters and discretionary factors are not relied on. Generally, rules-based methodologies include specified requirements for security eligibility, maximum and minimum weightings by security and, in some cases by sector and country, established rules relating to handling of special dividends and other distributions and treatment of corporate events. In order to determine weightings by security within the Underlying Index, MSCI seeks to construct a portfolio of lowest absolute volatility, as measured by MSCI, using its multi-factor risk model. The portfolio is then further refined by an optimization tool that aims to determine the lowest absolute volatility based on the projected “riskiness” of securities in the MSCI EAFE Index while subjected to constraints based on established minimum and maximum weightings of index constituents and sectors as well as factor constraints (for example, liquidity and financial leverage) as measured by MSCI. The Underlying Index includes stocks from Europe, Australasia, the Middle East and the Far East and, as of June 30, 2016, consisted of securities from the following 17 developed market country indexes or regions: Australia, Belgium, Denmark, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Singapore, Sweden, Switzerland and the United Kingdom. The Underlying Index may include large- or mid-capitalization companies. Components of the Underlying Index primarily include consumer staples, financials and healthcare companies. The components of the Underlying Index, and the degree to which these components represent certain industries, are likely to change over time.

iShares Edge MSCI Intl Value Factor ETF seeks to track the investment results of an index composed of international developed large- and mid- capitalization stocks with value characteristics and relatively lower valuations. The fund seeks to track the investment results of the MSCI World ex USA Enhanced Value Index (the “Underlying Index”), which is based on a traditional market capitalization-weighted parent index, the MSCI World ex USA Index (the Parent Index”), which includes large- and mid- capitalization stocks across 22 developed market countries, excluding the United States. The Underlying Index consists of a fixed number of securities constituting a subset of the Parent Index and is designed to represent the performance of securities that exhibit higher value style characteristics relative to their peers within the corresponding Global Industry Classification Standard (GICS®) sector. The value style characteristics for index construction are defined using three accounting variables based on publicly reported financial data: Price-to-Book Value, Price-to-Forward Earnings and Enterprise Value-to-Cash Flow from Operations. The fixed number of securities included in the Underlying Index is evaluated semi-annually. As of June 30, 2016, the Underlying Index consisted of securities from 350 companies in the following 22 countries or regions: Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. Components of the Underlying Index primarily include consumer discretionary, consumer staples, financials and industrials companies. The components of the Underlying Index, and the degree to which these components represent certain countries or industries, are likely to change over time.

iShares Edge MSCI Min Vol USA ETF seeks to track the investment results of an index composed of U.S. equities that, in the aggregate, have lower volatility characteristics relative to the broader U.S. equity market. The fund seeks to track the investment results of the MSCI USA Minimum Volatility (USD) Index (the “Underlying Index”), which has been developed by MSCI Inc. (the “Index Provider” or “MSCI”) to measure the performance of equity securities in the top 85% by market capitalization of equity securities listed on stock exchanges in the United States that, in the aggregate, have lower volatility relative to the broader U.S. equity market. The Underlying Index is designed by selecting securities from the MSCI USA Index, which is a capitalization-weighted index, and then follows a rules-based methodology to optimize the Underlying Index in USD and determine weights for securities in the index that seeks to minimize total risk of the MSCI USA Index. Under a rules-based methodology, securities and weighting of the index are established based on pre-established parameters and discretionary factors are not relied on. Generally, rules-based methodologies include specified requirements for security eligibility, maximum and minimum weightings by security and, in some cases by sector and country, established rules relating to handling of special dividends and other distributions and treatment of corporate events. In order to determine weightings by security within the Underlying Index, MSCI seeks to construct a portfolio of lowest absolute volatility based on the projected “riskiness” of securities in the MSCI USA Index while subjected to constraints based on established minimum and maximum weightings of index constituents and sectors as well as factor constraints (for example, liquidity and financial leverage) as measured by MSCI. Components of the Underlying Index primarily include consumer staples, financials and healthcare companies. The components of the Underlying Index, and the degree to which these components represent certain industries, are likely to change over time.

        iShares Edge MSCI USA Size Factor ETF seeks to track the investment results of an index composed of U.S. large- and mid-capitalization stocks with relatively smaller average market capitalization. The fund seeks to track the investment results of the MSCI USA Risk Weighted Index (the “Underlying Index”), which is based on a traditional market capitalization-weighted parent index, the MSCI USA Index (the “Parent Index”). The Parent Index includes U.S. large- and mid- capitalization stocks. The Underlying Index considers the “size” (market capitalization) of individual stocks in the Parent Index and generally is expected to have a smaller average market capitalization than the Parent Index. The Underlying Index reweights each security in the Parent Index using a rules-based methodology so that stocks with relatively smaller average market capitalization and lower risk weightings based on the index provider’s methodology constitute a higher percentage of the Underlying Index. The risk weighting of each security is calculated using the inverse of its historical variance, estimated based on three years of weekly return data. The Underlying Index seeks to provide negative exposure to two systematic factors, the size factor and volatility factor, by emphasizing stocks with smaller average market capitalization and lower realized volatility than its Parent Index. As of June 30, 2016, there were 640 issues in the Underlying Index. Components of the Underlying Index primarily include consumer discretionary, financials and industrials companies. The components of the Underlying Index, and the degree to which these components represent certain industries, are likely to change over time.

iShares Edge MSCI USA Value Factor ETF seeks to track the investment results of an index composed of U.S. large- and mid-capitalization stocks with value characteristics and relatively lower valuations. The fund seeks to track the investment results of the MSCI USA Enhanced Value Index (the “Underlying Index”), which is based on a traditional market capitalization-weighted parent index, the MSCI USA Index (the “Parent Index”). The Parent Index includes U.S. large- and mid- capitalization stocks. The Underlying Index is designed to represent the performance of securities in the Parent Index that exhibit higher value characteristics relative to their peers within the corresponding Global Industry Classification Standard (GICS®) sector. To construct the Underlying Index, the value weighting of each security in the Parent Index is determined using three variables: price-to-book value, price-to-forward earnings and enterprise value-to-cash flow from operations. As of June 30, 2016, there were 150 issuers in the Underlying Index. Components of the Underlying Index primarily include financials, healthcare and information technology companies. The components of the Underlying Index, and the degree to which these components represent certain industries, are likely to change over time.

iShares S&P GSCI™ Commodity-Indexed Trust seeks to track the results of a fully collateralized investment in futures contracts on an index composed of a diversified group of commodities futures. The fund seeks to track the investment returns of the index, the S&P GSCI Total Return Index (the “Underlying Index”), before payment of the fund’s expenses and liabilities. The fund holds long positions in index futures whose settlement value at expiration is determined based on the value of the Underlying Index at the time. The fund also earns interest on its non-cash collateral assets.

Fixed Income ETFs

iShares National Muni Bond ETF seeks to track the investment results of an index composed of investment-grade U.S. municipal bonds. The fund seeks to track the investment results of the S&P National AMT-Free Municipal Bond Index™ (the “Underlying Index”), which measures the performance of the investment-grade segment of the U.S. municipal bond market. As of December 31, 2015, there were 10,555 issues in the Underlying Index. Components of the Underlying Index primarily include municipal bond issuers in the transportation and utilities sectors. The components of the Underlying Index, and the degree to which these components represent certain industries, are likely to change over time. The Underlying Index includes municipal bonds from issuers that are primarily state or local governments or agencies such that the interest on each bond is exempt from U.S. federal income taxes and the federal alternative minimum tax. Each bond must have a rating of at least BBB- by Standard & Poor’s Ratings Services, Baa3 by Moody’s Investors Service, Inc., or BBB- by Fitch Ratings, Inc. A bond must be rated by at least one of the three rating agencies in order to qualify for the Underlying Index. For the avoidance of doubt, the lowest rating will be used in determining if the bond is investment-grade. Each bond must be denominated in U.S. dollars. Each bond in the Underlying Index must be a constituent of an offering where the original offering amount was at least $100 million. The bond must have a minimum par amount of $25 million to be eligible for inclusion. To remain in the Underlying Index, bonds must maintain a minimum par amount greater than or equal to $25 million as of the next rebalancing date. In addition, each bond must have a minimum term to maturity and/or pre-refunded or call date greater than or equal to one calendar month plus one calendar day to be included in the Underlying Index. The Underlying Index is a market-value weighted index, and the securities in the Underlying Index are updated after the close on the last business day of each month.

iShares 1-3 Year Credit Bond ETF seeks to track the investment results of an index composed of U.S. dollar-denominated, investment-grade corporate, sovereign, supranational, local authority and non-U.S. agency bonds with remaining maturities between one and three years. The fund seeks to track the investment results of the Bloomberg Barclays U.S. 1-3 Year Credit Bond Index (the “Underlying Index”), which measures the performance of investment-grade corporate debt and sovereign, supranational, local authority and non-U.S. agency bonds that are U.S. dollar-denominated and have a remaining maturity of greater than one year and less than or equal to three years. As of December 31, 2015, there were 1,294 issues in the Underlying Index. The Underlying Index may include large-, mid- or small-capitalization companies. Components of the Underlying Index primarily include agency securities, sovereign entities, and consumer staples, financials and industrials companies. The components of the Underlying Index, and the degree to which these components represent certain industries, are likely to change over time. The Underlying Index includes investment-grade credit securities that have a remaining maturity of greater than one year and less than or equal to three years and have $300 million or more of outstanding face value. In addition, the securities in the Underlying Index must be denominated in U.S. dollars and must be fixed-rate and non-convertible. Excluded from the Underlying Index are structured notes with embedded swaps or other special features, private placements, floating-rate securities and bonds that have been issued in one country’s currency but are traded outside of that country in a different monetary and regulatory system (“Eurobonds”). The Underlying Index is market capitalization-weighted, and the securities in the Underlying Index are updated on the last business day of each month.

iShares 1-3 Year Treasury Bond ETF seeks to track the investment results of an index composed of U.S. Treasury bonds with remaining maturities between one and three years. The fund seeks to track the investment results of the ICE U.S. Treasury 1-3 Year Bond Index (the “Underlying Index”), which measures the performance of public obligations of the U.S. Treasury that have a remaining maturity of greater than one year and less than or equal to three years. As of December 31, 2015, there were 90 issues in the Underlying Index. The Underlying Index includes publicly-issued U.S. Treasury securities that have a remaining maturity of greater than one year and less than or equal to three years and have $300 million or more of outstanding face value excluding amounts held by the Federal Reserve. In addition, the securities in the Underlying Index must be fixed rate and denominated in U.S. dollars. Excluded from the Underlying Index are inflation-linked securities, treasury bills, cash management bills, any government agency debt issued with or without a government guarantee and zero-coupon issues that have been stripped from coupon-paying bonds. The Underlying Index is weighted by market capitalization excluding amounts held by the Federal Reserve and the securities in the Underlying Index are updated on the last business day of each month. Prior to the selection of the Underlying Index on April 1, 2016, the fund tracked the Barclays U.S. 1-3 Year Treasury Bond Index.

iShares 3-7 Year Treasury Bond ETF seeks to track the investment results of an index composed of U.S. Treasury bonds with remaining maturities between three and seven years. The fund seeks to track the investment results of the ICE U.S. Treasury 3-7 Year Bond Index (the “Underlying Index”), which measures the performance of public obligations of the U.S. Treasury that have a remaining maturity of greater than three years and less than or equal to seven years. As of December 31, 2015, there were 99 issues in the Underlying Index. The Underlying Index includes publicly-issued U.S. Treasury securities that have a remaining maturity of greater than three years and less than or equal to seven years and have $300 million or more of outstanding face value, excluding amounts held by the Federal Reserve. In addition, the securities in the Underlying Index must be fixed-rate and denominated in U.S. dollars. Excluded from the Underlying Index are inflation-linked securities, Treasury bills, cash management bills, any government agency debt issued with or without a government guarantee and zero-coupon issues that have been stripped from coupon-paying bonds. The Underlying Index is weighted by market capitalization and the securities in the Underlying Index are updated on the last business day of each month. Prior to the selection of the Underlying Index on April 1, 2016, the fund tracked the Barclays U.S. 3-7 Year Treasury Bond Index.

iShares 7-10 Year Treasury Bond ETF seeks to track the investment results of an index composed of U.S. Treasury bonds with remaining maturities between seven and ten years. The fund seeks to track the investment results of the ICE U.S. Treasury 7-10 Year Bond Index (the “Underlying Index”), which measures the performance of public obligations of the U.S. Treasury that have a remaining maturity of greater than seven years and less than or equal to ten years. As of December 31, 2015, there were 17 issues in the Underlying Index. The Underlying Index includes publicly-issued U.S. Treasury securities that have a remaining maturity of greater than seven years and less than or equal to ten years and have $300 million or more of outstanding face value, excluding amounts held by the Federal Reserve. In addition, the securities in the Underlying Index must be fixed-rate and denominated in U.S. dollars. Excluded from the Underlying Index are inflation-linked securities, Treasury bills, cash management bills, any government agency debt issued with or without a government guarantee and zero-coupon issues that have been stripped from coupon-paying bonds. The Underlying Index is weighted by market capitalization, and the securities in the Underlying Index are updated on the last business day of each month. Prior to the selection of the Underlying Index on April 1, 2016, the fund tracked the Barclays U.S. 7-10 Year Treasury Bond Index.

iShares 10-20 Year Treasury Bond ETF seeks to track the investment results of an index composed of U.S. Treasury bonds with remaining maturities between ten and twenty years. The fund seeks to track the investment results of the ICE U.S. Treasury 10-20 Year Bond Index (the “Underlying Index”), which measures the performance of public obligations of the U.S. Treasury that have a remaining maturity of greater than ten years and less than or equal to twenty years. As of March 31, 2016, there were 12 issues in the Underlying Index. The Underlying Index includes publicly-issued U.S. Treasury securities that have a remaining maturity of greater than ten years and less than or equal to twenty years and have $300 million or more of outstanding face value, excluding amounts held by the Federal Reserve. In addition, the securities in the Underlying Index must be fixed-rate and denominated in U.S. dollars. Excluded from the Underlying Index are inflation-linked securities, cash management bills, any government agency debt issued with or without a government guarantee and zero-coupon issues that have been stripped from coupon-paying bonds. The Underlying Index is weighted by market capitalization, and the securities in the Underlying Index are updated on the last business day of each month. Prior to the selection of the Underlying Index on July 1, 2016, the fund tracked the Barclays U.S. 10-20 Year Treasury Bond Index.

iShares 20+ Year Treasury Bond ETF seeks to track the investment results of an index composed of U.S. Treasury bonds with remaining maturities greater than twenty years. The fund seeks to track the investment results of the ICE U.S. Treasury 20+ Year Bond Index (the “Underlying Index”), which measures the performance of public obligations of the U.S. Treasury that have a remaining maturity greater than twenty years. As of December 31, 2015, there were 33 issues in the Underlying Index. The Underlying Index includes publicly-issued U.S. Treasury securities that have a remaining maturity greater than twenty years and have $300 million or more of outstanding face value, excluding amounts held by the Federal Reserve. In addition, the securities in the Underlying Index must be fixed-rate and denominated in U.S. dollars. Excluded from the Underlying Index are inflation-linked securities, Treasury bills, cash management bills, any government agency debt issued with or without a government guarantee and zero-coupon issues that have been stripped from coupon-paying bonds. The Underlying Index is weighted by market capitalization, and the securities in the Underlying Index are updated on the last business day of each month. Prior to the selection of the Underlying Index on April 1, 2016, the fund tracked the Barclays U.S. 20+ Year Treasury Bond Index.

iShares Core U.S. Aggregate Bond ETF seeks to track the investment results of an index composed of the total U.S. investment-grade bond market. The fund seeks to track the investment results of the Bloomberg Barclays U.S. Aggregate Bond Index (the “Underlying Index”), which measures the performance of the total U.S. investment-grade bond market. As of December 31, 2015, there were 9,720 issues in the Underlying Index. The Underlying Index includes investment-grade U.S. Treasury bonds, government-related bonds, corporate bonds, mortgage-backed pass-through securities, commercial mortgage-backed securities and asset-backed securities that are publicly offered for sale in the United States. The Underlying Index may include large-, mid- or small-capitalization companies. Components of the Underlying Index primarily include mortgage-backed pass-through and treasury securities and industrials companies. The components of the Underlying Index, and the degree to which these components represent certain industries, are likely to change over time. The securities in the Underlying Index have $300 million or more of outstanding face value and have at least one year remaining to maturity, with the exception of amortizing securities such as asset-backed and mortgage-backed securities, which have lower thresholds as defined by the index provider. In addition, the securities in the Underlying Index must be denominated in U.S. dollars and must be fixed-rate and nonconvertible. Certain types of securities, such as state and local government series bonds, structured notes with embedded swaps or other special features, private placements, floating-rate securities and Eurobonds are excluded from the Underlying Index. The Underlying Index is market capitalization-weighted and the securities in the Underlying Index are updated on the last business day of each month.

iShares U.S. Credit Bond ETF seeks to track the investment results of an index composed of U.S. dollar-denominated, investment-grade corporate, sovereign, supranational, local authority and non-U.S. agency bonds. The fund seeks to track the investment results of the Bloomberg Barclays U.S. Credit Bond Index (the “Underlying Index”), which measures the performance of investment-grade corporate debt and sovereign, supranational, local authority and non-U.S. agency bonds that are U.S. dollar denominated and have a remaining maturity of greater than or equal to one year. As of December 31, 2015, there were 6,459 issues in the Underlying Index. The Underlying Index may include large-, mid- or small-capitalization companies. Components of the Underlying Index primarily include consumer staples, financials, industrials, telecommunications and utilities companies. The components of the Underlying Index, and the degree to which these components represent certain industries, are likely to change over time. The Underlying Index includes investment-grade credit securities that have a remaining maturity of greater than or equal to one year and have $300 million or more of outstanding face value. In addition, the securities in the Underlying Index must be denominated in U.S. dollars and must be fixed-rate and non-convertible. Excluded from the Underlying Index are structured notes with embedded swaps or other special features, private placements, floating-rate securities and bonds that have been issued in one country’s currency, but are traded outside of that country in a different country and regulatory system (“Eurobonds”). The Underlying Index is market capitalization-weighted, and the securities in the Underlying Index are updated on the last business day of each month.

iShares Government/Credit Bond ETF seeks to track the investment results of an index composed of U.S. dollar-denominated government, government-related and investment-grade U.S. corporate bonds. The fund seeks to track the investment results of the Bloomberg Barclays U.S. Government/Credit Bond Index (the “Underlying Index”), which measures the performance of U.S. dollar-denominated U.S. Treasury bonds, government-related bonds (i.e., U.S. and foreign agencies, sovereign, supranational and local authority debt) and investment-grade U.S. corporate bonds that have a remaining maturity of greater than or equal to one year. As of December 31, 2015, there were 7,290 issues in the Underlying Index. The Underlying Index may include large-, mid- or small-capitalization companies. Components of the Underlying Index primarily include treasury securities, and financials and industrials companies. The components of the Underlying Index, and the degree to which these components represent certain industries, are likely to change over time. The Underlying Index includes U.S. government and investment-grade credit securities that have greater than or equal to one year remaining to maturity and have $300 million or more of outstanding face value. In addition, the securities in the Underlying Index must be denominated in U.S. dollars and must be fixed-rate and non-convertible. Excluded from the Underlying Index are certain special issues such as targeted investor notes, state and local government series bonds and coupon issues that have been stripped from bonds. Also excluded from the Underlying Index are structured notes with embedded swaps or other special features, private placements, floating-rate securities and Eurobonds. The Underlying Index is market capitalization-weighted and the securities in the Underlying Index are updated on the last business day of each month.

iShares Intermediate Credit Bond ETF seeks to track the investment results of an index composed of U.S. dollar-denominated, investment-grade corporate, sovereign, supranational, local authority and non-U.S. agency bonds with remaining maturities between one and ten years. The fund seeks to track the investment results of the Bloomberg Barclays U.S. Intermediate Credit Bond Index (the “Underlying Index”), which measures the performance of investment-grade corporate debt and sovereign, supranational, local authority and non-U.S. agency bonds that are U.S. dollar-denominated and have a remaining maturity of greater than one year and less than or equal to ten years. As of December 31, 2015, there were 4,328 issues in the Underlying Index. The Underlying Index may include large-, mid- or small capitalization companies. Components of the Underlying Index primarily include consumer staples, financials and industrials companies. The components of the Underlying Index, and the degree to which these components represent certain industries, are likely to change over time. The Underlying Index includes investment-grade credit securities that have a remaining maturity of greater than one year and less than or equal to ten years and have $300 million or more of outstanding face value. In addition, the securities in the Underlying Index must be denominated in U.S. dollars and must be fixed-rate and nonconvertible. Excluded from the Underlying Index are structured notes with embedded swaps or other special features, private placements, floating-rate securities and bonds that have been issued in one country’s currency, but are traded outside of that country in a different country and regulatory system (“Eurobonds”). The Underlying Index is market capitalization-weighted, and the securities in the Underlying Index are updated on the last business day of each month.

iShares Intermediate Government/Credit Bond ETF seeks to track the investment results of an index composed of U.S. dollar-denominated government, government-related and investment-grade U.S. corporate bonds with remaining maturities between one and ten years. The fund seeks to track the investment results of the Bloomberg Barclays U.S. Intermediate Government/Credit Bond Index (the “Underlying Index”), which measures the performance of U.S. dollar-denominated U.S. Treasury bonds, government-related bonds (i.e., U.S. and non-U.S. agencies, sovereign, supranational and local authority debt) and investment-grade U.S. corporate bonds that have a remaining maturity of greater than one year and less than or equal to ten years. As of December 31, 2015, there were 5,072 issues in the Underlying Index. The Underlying Index may include large-, mid- or small-capitalization companies. Components of the Underlying Index primarily include treasury securities, and financials and industrials companies. The components of the Underlying Index, and the degree to which these components represent certain industries, are likely to change over time. The Underlying Index includes U.S. government and investment-grade credit securities that have a greater than one year and less than or equal to ten years remaining to maturity and have $300 million or more of outstanding face value. In addition, the securities in the Underlying Index must be denominated in U.S. dollars and must be fixed-rate and non-convertible. Excluded from the Underlying Index are certain special issues such as targeted investor notes, state and local government series bonds and coupon issues that have been stripped from bonds. Also excluded from the Underlying Index are structured notes with embedded swaps or other special features, private placements, floating-rate securities and Eurobonds. The Underlying Index is market capitalization-weighted and the securities in the Underlying Index are updated on the last business day of each month.

iShares MBS ETF seeks to track the investment results of an index composed of investment-grade mortgage-backed pass-through securities issued and/ or guaranteed by U.S. government agencies. The fund seeks to track the investment results of the Bloomberg Barclays U.S. MBS Index (the “Underlying Index”), which measures the performance of investment-grade mortgage-backed pass-through securities issued by the Federal National Mortgage Association (“Fannie Mae”), Federal Home Loan Mortgage Corporation (“Freddie Mac”) and Government National Mortgage Association (“Ginnie Mae”). The Underlying Index includes fixed-rate mortgage-backed pass-through securities issued by Ginnie Mae, Fannie Mae and Freddie Mac that have 30-, 20-, 15-year maturities, as well as hybrid adjustable rate mortgages (“ARMs”). All securities in the Underlying Index must have a remaining weighted average maturity of at least one year; hybrid ARMs must be at least one year away from initial reset, must be investment-grade, and must have $1 billion or more of outstanding face value. In addition, the securities in the Underlying Index must be denominated in U.S. dollars and must be non-convertible. The Underlying Index is market capitalization-weighted and the securities in the Underlying Index are updated on the last business day of each month.

iShares Short Treasury Bond ETF seeks to track the investment results of an index composed of U.S. Treasury bonds with remaining maturities between one month and one year. The fund seeks to track the investment results of the ICE U.S. Treasury Short Bond Index (the “Underlying Index”), which measures the performance of public obligations of the U.S. Treasury that have a remaining maturity of greater than one month and less than or equal to one year. As of March 31, 2016, there were 78 issues in the Underlying Index. The Underlying Index includes publicly-issued U.S. Treasury securities that have a remaining maturity of greater than one month and less than or equal to one year and have $300 million or more of outstanding face value, excluding amounts held by the Federal Reserve. In addition, the securities in the Underlying Index must be fixed-rate and denominated in U.S. dollars. Excluded from the Underlying Index are inflation-linked securities, cash management bills, any government agency debt issued with or without a government guarantee and zero-coupon issues that have been stripped from coupon-paying bonds. The Underlying Index is weighted by market capitalization, and the securities in the Underlying Index are updated on the last business day of each month. Prior to the selection of the Underlying Index on July 1, 2016, the fund tracked the Barclays U.S. Short Treasury Bond Index.

iShares TIPS Bond ETF seeks to track the investment results of an index composed of inflation-protected U.S. Treasury bonds. The fund seeks to track the investment results of the Bloomberg Barclays U.S. Treasury Inflation Protected Securities (TIPS) Index (Series-L) (the “Underlying Index”), which measures the performance of the inflation-protected public obligations of the U.S. Treasury, commonly known as “TIPS.” TIPS are securities issued by the U.S. Treasury that are designed to provide inflation protection to investors. TIPS are income-generating instruments whose interest and principal payments are adjusted for inflation — a sustained increase in prices that erodes the purchasing power of money. The inflation adjustment, which is typically applied monthly to the principal of the bond, follows a designated inflation index, the consumer price index (“CPI”), and TIPS’ principal payments are adjusted according to changes in the CPI. A fixed coupon rate is applied to the inflation-adjusted principal so that as inflation rises, both the principal value and the interest payments increase. This can provide investors with a hedge against inflation, as it helps preserve the purchasing power of an investment. Because of this inflation adjustment feature, inflation-protected bonds typically have lower yields than conventional fixed-rate bonds. The Underlying Index includes all publicly-issued U.S. Treasury inflation-protected securities that have at least one year remaining to maturity, are rated investment-grade and have $250 million or more of outstanding face value. In addition, the securities in the Underlying Index must be denominated in U.S. dollars and must be fixed-rate and non-convertible. The Underlying Index is market capitalization-weighted and the securities in the Underlying Index are updated on the last calendar day of each month.

iShares J.P. Morgan USD Emerging Markets Bond ETF seeks to track the investment results of an index composed of U.S. dollar-denominated, emerging market bonds. The fund seeks to track the investment results of the J.P. Morgan EMBI® Global Core Index (the “Underlying Index”), which is a broad, diverse U.S. dollar-denominated emerging markets debt benchmark that tracks the total return of actively traded external debt instruments in emerging market countries. The methodology is designed to distribute the weight of each country within the Underlying Index by limiting the weights of countries with higher debt outstanding and reallocating this excess to countries with lower debt outstanding. The Underlying Index was comprised of 51 countries as of September 30, 2016. As of September 30, 2016, the Underlying Index’s five highest weighted countries were Mexico, Indonesia, Russia, Turkey and the Philippines. The Underlying Index may change its composition and weighting monthly upon rebalancing. The Underlying Index includes both fixed-rate and floating-rate instruments issued by sovereign and quasi-sovereign entities from index-eligible countries. Quasi-sovereign entities are entities whose securities are either 100% owned by their respective governments or subject to a 100% guarantee that does not rise to the level of constituting the full faith and credit by such governments. Only those instruments which (i) are denominated in U.S. dollars, (ii) have a current face amount outstanding of $1 billion or more, (iii) have at least 2.5 years until maturity to be eligible for inclusion and have at least 2 years until maturity to remain in the index, (iv) are able to settle internationally through Euroclear or another institution domiciled outside the issuing country and (v) have bid and offer prices that are available on a daily and timely basis — sourced from a third party valuation vendor — are considered for inclusion in the Underlying Index. As of September 30, 2016, the Underlying Index consisted of both investment-grade and non-investment-grade bonds. Convertible bonds are not eligible for inclusion in the Underlying Index. The Underlying Index is market value weighted and is rebalanced monthly on the last business day of the month.

iShares iBoxx $ High Yield Corporate Bond ETF seeks to track the investment results of an index composed of U.S. dollar-denominated, high yield corporate bonds. The fund seeks to track the investment results of the Markit iBoxx® USD Liquid High Yield Index (the “Underlying Index”), which is a rules-based index consisting of liquid U.S. dollar-denominated, high yield corporate bonds for sale in the United States, as determined by the index provider. The Underlying Index is designed to provide a broad representation of the U.S. dollar-denominated liquid high yield corporate bond market. The Underlying Index is a modified market-value weighted index with a cap on each issuer of 3%. Bonds in the Underlying Index are selected using a rules-based criteria, as defined by the index provider. There is no limit to the number of issues in the Underlying Index, but as of December 31, 2015, the Underlying Index included approximately 985 constituents. The Underlying Index may include large-, mid- or small-capitalization companies. Components of the Underlying Index primarily include consumer cyclical, consumer services, consumer staples, industrials and telecommunications companies. The components of the Underlying Index, and the degree to which these components represent certain industries, are likely to change over time. Currently, the bonds eligible for inclusion in the Underlying Index include U.S. dollar-denominated high yield corporate bonds that: (i) are issued by companies domiciled in countries classified as developed markets by the index provider; (ii) have an average rating of sub-investment grade. Ratings from Fitch Ratings, Inc., Moody’s Investors Services and Standard & Poor’s Ratings Services are considered. If more than one agency provides a rating, the average rating is attached to the bond; (iii) are from issuers with at least $1 billion outstanding face value; (iv) have at least $400 million of outstanding face value; (v) have an original maturity date of less than 15 years; and (vi) have at least one year to maturity.

Other Underlying Fund

PowerShares DB Commodity Index Tracking Fund seeks to track changes, whether positive or negative, in the level of the DBIQ Optimum Yield Diversified Commodity Index Excess Return™ (the “Underlying Index”), over time, plus the excess, if any, of the sum of the fund’s interest income from United States Treasury Securities and dividends from its holdings in money market mutual funds (affiliated or otherwise) over the expenses of the fund. The fund’s shares are designed for investors who want a cost-effective and convenient way to invest in a diversified index of commodity futures.

***

The following table lists the asset allocation to Underlying Funds and to equity securities and related derivatives of issuers that are primarily engaged in or related to the real estate industry for each Master Portfolio as of March 31, 2017. BFA allocates each Master Portfolio’s assets among the Underlying Funds and direct real estate-related investments based on the Master Portfolio’s investment objective and policies. The asset allocation for each Master Portfolio will vary over time, and BFA is not required to invest any Master Portfolio’s assets in each of the Underlying Funds or in direct real estate-related investments or in any particular percentage in any given Underlying Fund or in direct real estate-related investments.

Asset Allocation

(as of March 31, 2017)

	LifePath® Dynamic Retirement Master Portfolio	LifePath® Dynamic 2020 Master Portfolio	LifePath® Dynamic 2025 Master Portfolio	LifePath® Dynamic 2030 Master Portfolio	LifePath® Dynamic 2035 Master Portfolio
CAPITAL GROWTH
MIP — Active Stock Master Portfolio	21.50%	25.25%	27.86%	34.25%	35.03%
MIP — International Tilts Master Portfolio	6.43%	8.33%	8.34%	11.86%	10.57%
BlackRock Commodity Strategies Fund	3.65%	3.64%	3.62%	3.84%	3.81%
iShares MSCI Emerging Markets ETF	0.00%	0.00%	0.00%	0.00%	0.00%
iShares Edge MSCI Multifactor International ETF	1.24%	1.97%	2.58%	3.01%	3.91%
iShares Edge MSCI Multifactor USA ETF	2.38%	3.27%	3.82%	5.89%	5.97%
iShares MSCI EAFE Small Cap ETF	0.75%	1.00%	2.01%	1.68%	2.98%
Direct Real Estate-Related Investments	0.49%	2.03%	4.74%	7.46%	9.68%
CAPITAL GROWTH AND INCOME
MIP — CoreAlpha Bond Master Portfolio	43.14%	35.21%	25.36%	17.96%	10.10%
iShares TIPS Bond ETF	8.74%	7.21%	5.25%	3.82%	2.25%
BlackRock Tactical Opportunities Fund	3.03%	2.96%	2.90%	2.97%	2.87%
Master Total Return Portfolio	7.51%	8.07%	7.09%	6.42%	5.29%
INCOME
BlackRock Cash Funds: Treasury	1.14%	1.06%	6.43%	0.84%	7.54%

	LifePath® Dynamic 2040 Master Portfolio	LifePath® Dynamic 2045 Master Portfolio	LifePath® Dynamic 2050 Master Portfolio	LifePath® Dynamic 2055 Master Portfolio
CAPITAL GROWTH
MIP — Active Stock Master Portfolio	41.23%	39.12%	39.59%	36.32%
MIP — International Tilts Master Portfolio	15.19%	13.20%	14.56%	10.99%
BlackRock Commodity Strategies Fund	4.04%	4.07%	4.21%	4.19%
iShares MSCI Emerging Markets ETF	0.00%	0.97%	0.86%	1.59%
iShares Edge MSCI Multifactor International ETF	3.99%	4.44%	4.81%	5.59%
iShares Edge MSCI Multifactor USA ETF	7.61%	7.40%	7.49%	6.88%
iShares MSCI EAFE Small Cap ETF	2.26%	3.94%	3.27%	5.22%
Direct Real Estate-Related Investments	12.28%	13.60%	14.60%	14.06%
CAPITAL GROWTH AND INCOME
MIP — CoreAlpha Bond Master Portfolio	3.72%	2.56%	0.96%	0.87%
iShares TIPS Bond ETF	1.02%	0.26%	0.00%	0.00%
BlackRock Tactical Opportunities Fund	2.98%	0.94%	0.00%	0.00%
Master Total Return Portfolio	4.17%	0.00%	0.00%	0.00%
INCOME
BlackRock Cash Funds: Treasury	1.51%	9.50%	9.65%	14.29%

Note: The allocation percentages may not add to, or may appear to exceed 100% due to rounding.

The “S&P National AMT-Free Municipal Bond Index™” and “S&P North American Natural Resources Sector Index™” are products of S&P Dow Jones Indices LLC (“SPDJI”), and have been licensed for use by BFA or its affiliates. “Standard & Poor’s®,” “S&P®,” “S&P 500®” and “S&P GSCI™ Total Return Index” are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”), the “S&P North American Natural Resources Sector Index™” is a trademark of S&P Dow Jones LLC, a subsidiary of McGraw Hill Financial, Inc., and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); these trademarks have been licensed for use by SPDJI and sublicensed for purposes by iShares Trust. The iShares Core S&P 500 ETF, iShares National Muni Bond ETF, iShares North American Natural Resources ETF and iShares S&P GSCI™ Commodity-Indexed Trust are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P or their respective affiliates. None of such parties makes any representation regarding the advisability of investing in such product(s); nor do they have any liability for any errors, omissions, or interruptions of the S&P 500®, S&P GSCI™ Total Return Index, S&P National AMT-Free Municipal Bond Index™ and S&P North American Natural Resources Sector Index™.

“Barclays Capital Inc.” or its affiliates and “Bloomberg Barclays U.S. 1-3 Year Credit Bond Index,” “Bloomberg Barclays U.S. Aggregate Bond Index,” “Bloomberg Barclays U.S. Credit Bond Index,” “Bloomberg Barclays U.S. Government/Credit Bond Index,” “Bloomberg Barclays U.S. Intermediate Credit Bond Index,” “Bloomberg Barclays U.S. Intermediate Government/Credit Bond Index,” “Bloomberg Barclays U.S. MBS Index,” and “Bloomberg Barclays U.S. Treasury Inflation Protected Securities (TIPS) Index (Series-L)” are trademarks of Barclays Bank PLC and have been licensed for use for certain purposes by BFA or its affiliates.

“MSCI Canada Index,” “MSCI EAFE Index,” “MSCI Emerging Markets Index,” “MSCI Emerging Markets Small Cap Index,” “MSCI World ex-USA Diversified Multiple-Factor Index,” “MSCI World ex-USA Index,” “MSCI USA Small Cap Diversified Multiple-Factor Index,” “MSCI USA Small Cap Index,” “MSCI USA Diversified Multiple-Factor Index,” “MSCI USA Index,” “MSCI EAFE Minimum Volatility (USD) Index,” “MSCI World ex USA Enhanced Value Index,” “MSCI USA Minimum Volatility (USD) Index,” “MSCI USA Risk Weighted Index,” “MSCI USA Enhanced Value Index” and “MSCI USA Value Weighted Index” are servicemarks and “MSCI EAFE Small Cap Index is a trademark of MSCI Inc. (“MSCI”), and such marks have been licensed for use for certain purposes by BFA and its affiliates. The iShares MSCI Canada ETF, iShares MSCI EAFE ETF, iShares MSCI EAFE Small-Cap ETF, iShares MSCI Emerging Markets ETF, iShares MSCI Emerging Markets Small-Cap ETF, iShares Edge MSCI Multifactor Intl ETF, iShares Edge MSCI Multifactor USA Small-Cap ETF, iShares Edge MSCI Multifactor USA ETF, iShares Edge MSCI Min Vol EAFE ETF, iShares Edge MSCI Intl Value Factor ETF, iShares Edge MSCI Min Vol USA ETF, iShares Edge MSCI USA Size Factor ETF and iShares Edge MSCI USA Value Factor ETF (collectively, the “iShares MSCI Funds”) are not sponsored, endorsed, sold or promoted by MSCI nor does MSCI make any representation regarding the advisability of investing in the iShares MSCI Funds.

“Russell,” “Russell Midcap® Index” and “Russell 2000® Index” are registered trademarks of FTSE Russell and have been licensed for use for certain purposes by BFA or its affiliates.

“J.P. Morgan” and “J.P. Morgan EMBISM Global Core Index” are trademarks of JPMorgan Chase & Co. and have been licensed for use for certain purposes by BFA and its affiliates.

Markit® and iBoxx® are registered trademarks of Markit Group Limited and Markit Indices Limited, respectively, and have been licensed for use for certain purposes by BFA or its affiliates.

ICE U.S. Treasury Bond Index Series™ is a trademark of Intercontinental Exchange, Inc. and its affiliates and has been licensed for use for certain purposes by BFA or its affiliates.

(c)	RISKS

This section contains a description of the general risks of investing in the Master Portfolios. As with any fund, there can be no guarantee that a Master Portfolio will meet its investment objective, or that a Master Portfolio’s performance will be positive for any period of time. Investors may lose money investing in a Master Portfolio. An investment in a Master Portfolio is not a deposit in any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or by any bank or government agency. Each Master Portfolio allocates and reallocates its assets among a combination of Underlying Funds, real estate-related equity securities and derivatives. Therefore, references to a Master Portfolio in the description of risks below may include the Underlying Funds in which the Master Portfolio invests, as applicable.

Set forth below are the principal risk factors of investing in the Master Portfolios

•

Allocation Risk — The Master Portfolio’s ability to achieve its investment goals depends upon BFA’s skill in determining the Master Portfolio’s strategic asset class allocation and in selecting the best mix of Underlying Funds and direct investments. There is a risk that BFA’s evaluations and assumptions regarding asset classes or Underlying Funds may be incorrect in view of actual market conditions. In addition, there is no guarantee that the Underlying Funds will achieve their investment objectives, and the Underlying Funds’ performance may be lower than the performance of the asset class which they were selected to represent. The Underlying Funds may change their investment objectives or policies without the approval of the Master Portfolio. If an Underlying Fund were to change its investment objective or policies, the Master Portfolio might be forced to withdraw its investment from the Underlying Fund at a disadvantageous time and price. In addition, the asset allocation or the combination of Underlying Funds determined by BFA could result in underperformance as compared to funds with similar investment objectives and strategies.

•

Collateralized Debt Obligations Risk — In addition to the typical risks associated with fixed-income securities and asset-backed securities, collateralized debt obligations (“CDOs”) carry additional risks including, but not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the risk that the collateral may default or decline in value or be downgraded, if rated by a nationally recognized statistical rating organization; (iii) the Master Portfolio may invest in tranches of CDOs that are subordinate to other tranches; (iv) the structure and complexity of the transaction and the legal documents could lead to disputes among investors regarding the characterization of proceeds; (v) the investment return achieved by the Master Portfolio could be significantly different than those predicted by financial models; (vi) the lack of a readily available secondary market for CDOs; (vii) the risk of forced “fire sale” liquidation due to technical defaults such as coverage test failures; and (viii) the CDO’s manager may perform poorly. In addition, investments in CDOs may be characterized by the Master Portfolio as illiquid securities.

•

Concentration Risk — To the extent that the Master Portfolio or an Underlying Fund is concentrated in the securities of companies, a particular market, industry, group of industries, sector or asset class, country, region or group of countries, the Master Portfolio or that Underlying Fund may be adversely affected by the performance of those securities, may be subject to increased price volatility and may be more susceptible to adverse economic, market, political or regulatory occurrences affecting that market, industry, group of industries, sector or asset class, country, region or group of countries.

•

Convertible Securities Risk — The market value of a convertible security performs like that of a regular debt security; that is, if market interest rates rise, the value of a convertible security usually falls. In addition, convertible securities are subject to the risk that the issuer will not be able to pay interest or dividends when due, and their market value may change based on changes in the issuer’s credit rating or the market’s perception of the issuer’s creditworthiness. Since it derives a portion of its value from the common stock into which it may be converted, a convertible security is also subject to the same types of market and issuer risks that apply to the underlying common stock.

•	Debt Securities Risk — Debt securities, such as bonds, involve interest rate risk, credit risk, extension risk, and prepayment risk, among other things.

Interest Rate Risk — The market value of bonds and other fixed-income securities changes in response to interest rate changes and other factors. Interest rate risk is the risk that prices of bonds and other fixed-income securities will increase as interest rates fall and decrease as interest rates rise. The Master Portfolio may be subject to a greater risk of rising interest rates due to the current period of historically low rates. For example, if interest rates increase by 1%, assuming a current portfolio duration of ten years, and all other factors being equal, the value of the Master Portfolio’s investments would be expected to decrease by 10%. The magnitude of these fluctuations in the market price of bonds and other fixed-income securities is generally greater for those securities with longer maturities. Fluctuations in the market price of the Master Portfolio’s investments will not affect interest income derived from instruments already owned by the Master Portfolio, but will be reflected in the Master Portfolio’s net asset value. The Master Portfolio may lose money if short-term or long-term interest rates rise sharply in a manner not anticipated by Master Portfolio management. To the extent the Master Portfolio invests in debt securities that may be prepaid at the option of the obligor (such as mortgage-backed securities), the sensitivity of such securities to changes in interest rates may increase (to the detriment of the Master Portfolio) when interest rates rise. Moreover, because rates on certain floating rate debt securities typically reset only periodically, changes in prevailing interest rates (and particularly sudden and significant changes) can be expected to cause some fluctuations in the net asset value of the Master Portfolio to the extent that it invests in floating rate debt securities. These basic principles of bond prices also apply to U.S. Government securities. A security backed by the “full faith and credit” of the U.S. Government is guaranteed only as to its stated interest rate and face value at maturity, not its current market price. Just like other fixed-income securities, government-guaranteed securities will fluctuate in value when interest rates change.

Following the financial crisis that began in 2007, the Federal Reserve has attempted to stabilize the economy and support the economic recovery by keeping the federal funds rate (the interest rate at which depository institutions lend reserve balances to other depository institutions overnight) at or near zero percent. In addition, as part of its monetary stimulus program known as quantitative easing, the Federal Reserve has purchased on the open market large quantities of securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities. As the Federal Reserve “tapers” or reduces the amount of securities it purchases pursuant to quantitative easing, and/or if the Federal Reserve raises the federal funds rate, there is a risk that interest rates will rise. A general rise in interest rates has the potential to cause investors to move out of fixed-income securities on a large scale, which may increase redemptions from mutual funds that hold large amounts of fixed-income securities. Heavy redemptions could cause the Master Portfolio to sell assets at inopportune times or at a loss or depressed value and could hurt the Master Portfolio’s performance.

During periods of very low or negative interest rates, the Master Portfolio may be unable to maintain positive returns. Certain countries have recently experienced negative interest rates on certain fixed-income instruments. Very low or negative interest rates may magnify interest rate risk. Changing interest rates, including rates that fall below zero, may have unpredictable effects on markets, may result in heightened market volatility and may detract from Master Portfolio performance to the extent the Master Portfolio is exposed to such interest rates.

Credit Risk — Credit risk refers to the possibility that the issuer of a debt security (i.e., the borrower) will not be able to make principal and interest payments when due. Changes in an issuer’s credit rating or the market’s perception of an issuer’s creditworthiness may also affect the value of the Master Portfolio’s investment in that issuer. The degree of credit risk depends on the issuer’s financial condition and on the terms of the securities.

Extension Risk — When interest rates rise, certain obligations will be paid off by the obligor more slowly than anticipated, causing the value of these obligations to fall. Rising interest rates tend to extend the duration of securities, making them more sensitive to changes in interest rates. The value of longer-term securities generally changes more in response to changes in interest rates than shorter-term securities. As a result, in a period of rising interest rates, securities may exhibit additional volatility and may lose value.

Prepayment Risk — When interest rates fall, certain obligations will be paid off by the obligor more quickly than originally anticipated, and the Master Portfolio may have to invest the proceeds in securities with lower yields. In periods of falling interest rates, the rate of prepayments tends to increase (as does price fluctuation) as borrowers are motivated to pay off debt and refinance at new lower rates. During such periods, reinvestment of the prepayment proceeds by the management team will generally be at lower rates of return than the return on the assets that were prepaid. Prepayment reduces the yield to maturity and the average life of the security.

•	Derivatives Risk — The Master Portfolio’s use of derivatives may increase its costs, reduce the Master Portfolio’s returns and/or increase volatility. Derivatives involve significant risks, including:

Volatility Risk — The Master Portfolio’s use of derivatives may reduce the Master Portfolio’s returns and/or increase volatility. Volatility is defined as the characteristic of a security, an index or a market to fluctuate significantly in price within a short time period. A risk of the Master Portfolio’s use of derivatives is that the fluctuations in their values may not correlate with the overall securities markets.

Counterparty Risk — Derivatives are also subject to counterparty risk, which is the risk that the other party in the transaction will not fulfill its contractual obligation.

Market and Liquidity Risk — Some derivatives are more sensitive to interest rate changes and market price fluctuations than other securities. The possible lack of a liquid secondary market for derivatives and the resulting inability of the Master Portfolio to sell or otherwise close a derivatives position could expose the Master Portfolio to losses and could make derivatives more difficult for the Master Portfolio to value accurately. The Master Portfolio could also suffer losses related to its derivatives positions as a result of unanticipated market movements, which losses are potentially unlimited. Finally, BFA may not be able to predict correctly the direction of securities prices, interest rates and other economic factors, which could cause the Master Portfolio’s derivatives positions to lose value.

Valuation Risk — Valuation may be more difficult in times of market turmoil since many investors and market makers may be reluctant to purchase complex instruments or quote prices for them. Derivatives may also expose the Master Portfolio to greater risk and increase its costs. Certain transactions in derivatives involve substantial leverage risk and may expose the Master Portfolio to potential losses that exceed the amount originally invested by the Master Portfolio.

Hedging Risk — When a derivative is used as a hedge against a position that the Master Portfolio holds, any loss generated by the derivative generally should be substantially offset by gains on the hedged investment, and vice versa. While hedging can reduce or eliminate losses, it can also reduce or eliminate gains. Hedges are sometimes subject to imperfect matching between the derivative and the underlying security, and there can be no assurance that the Master Portfolio’s hedging transactions will be effective. The use of hedging may result in certain adverse tax consequences noted below.

Tax Risk — The federal income tax treatment of a derivative may not be as favorable as a direct investment in an underlying asset and may adversely affect the timing, character and amount of income the Master Portfolio realizes from its investments. As a result, a larger portion of the Master Portfolio’s distributions may be treated as ordinary income rather than capital gains. In addition, certain derivatives are subject to mark-to-market or straddle provisions of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). If such provisions are applicable, there could be an increase (or decrease) in the amount of taxable dividends paid by the Master Portfolio. In addition, the tax treatment of certain derivatives, such as swaps, is unsettled and may be subject to future legislation, regulation or administrative pronouncements issued by the Internal Revenue Service (the “IRS”).

Regulatory Risk — Derivative contracts, including, without limitation, swaps, currency forwards and non-deliverable forwards, are subject to regulation under the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) in the United States and under comparable regimes in Europe, Asia and other non-U.S. jurisdictions. Under the Dodd-Frank Act, certain derivatives are subject to margin requirements and swap dealers are required to collect margin from the Master Portfolio with respect to such derivatives. Specifically, regulations are now in effect that require swap dealers to post and collect variation margin (comprised of specified liquid instruments and subject to a required haircut) in connection with trading of over-the-counter (“OTC”) swaps with the Master Portfolio. Shares of investment companies (other than certain money market funds) may not be posted as collateral under these regulations. Requirements for posting of initial margin in connection with OTC swaps will be phased-in over the next several years. The implementation of these requirements with respect to OTC swaps, as well as regulations under the Dodd-Frank Act regarding clearing, mandatory trading and margining of other derivatives, may increase the costs to the Master Portfolio of trading in these instruments and, as a result, may affect returns to investors in the Master Portfolio.

In December 2015, the Securities and Exchange Commission (the “SEC”) proposed a new rule to regulate the use of derivatives by registered investment companies, such as the Master Portfolio. If the rule goes into effect, it could limit the ability of the

Master Portfolio to invest or remain invested in derivatives. In addition, other future regulatory developments may impact the Master Portfolio’s ability to invest or remain invested in certain derivatives. Legislation or regulation may also change the way in which the Master Portfolio itself is regulated. BFA cannot predict the effects of any new governmental regulation that may be implemented on the ability of the Master Portfolio to use swaps or any other financial derivative product, and there can be no assurance that any new governmental regulation will not adversely affect the Master Portfolio’s ability to achieve its investment objective.

Risks Specific to Certain Derivatives Used by the Master Portfolio

Swaps — Swap agreements are two-party contracts entered into for periods ranging from a few weeks to more than one year. In a standard “swap” transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which can be adjusted for an interest factor. Swap agreements involve the risk that the party with whom the Master Portfolio has entered into the swap will default on its obligation to pay the Master Portfolio and the risk that the Master Portfolio will not be able to meet its obligations to pay the other party to the agreement.

Credit Default Swaps — Credit default swaps may have as reference obligations one or more securities that are not currently held by the Master Portfolio. The protection “buyer” may be obligated to pay the protection “seller” an upfront payment or a periodic stream of payments over the term of the contract, provided generally that no credit event on a reference obligation has occurred. Credit default swaps involve special risks in addition to those mentioned above because they are difficult to value, are highly susceptible to liquidity and credit risk, and generally pay a return to the party that has paid the premium only in the event of an actual default by the issuer of the underlying obligation (as opposed to a credit downgrade or other indication of financial difficulty).

Forward Foreign Currency Exchange Contracts — Forward foreign currency exchange transactions are OTC contracts to purchase or sell a specified amount of a specified currency or multinational currency unit at a price and future date set at the time of the contract. Forward foreign currency exchange contracts do not eliminate fluctuations in the value of non-U.S. securities but rather allow the Master Portfolio to establish a fixed rate of exchange for a future point in time. This strategy can have the effect of reducing returns and minimizing opportunities for gain.

Indexed and Inverse Securities — Indexed and inverse securities provide a potential return based on a particular index of value or interest rates. The Master Portfolio’s return on these securities will be subject to risk with respect to the value of the particular index. These securities are subject to leverage risk and correlation risk. Certain indexed and inverse securities have greater sensitivity to changes in interest rates or index levels than other securities, and the Master Portfolio’s investment in such instruments may decline significantly in value if interest rates or index levels move in a way Master Portfolio management does not anticipate.

Futures — Futures are standardized, exchange-traded contracts that obligate a purchaser to take delivery, and a seller to make delivery, of a specific amount of an asset at a specified future date at a specified price. The primary risks associated with the use of futures contracts and options are: (a) the imperfect correlation between the change in market value of the instruments held by the Master Portfolio and the price of the futures contract or option; (b) the possible lack of a liquid secondary market for a futures contract and the resulting inability to close a futures contract when desired; (c) losses caused by unanticipated market movements, which are potentially unlimited; (d) the investment adviser’s inability to predict correctly the direction of securities prices, interest rates, currency exchange rates and other economic factors; and (e) the possibility that the counterparty will default in the performance of its obligations.

Options — An option is an agreement that, for a premium payment or fee, gives the option holder (the purchaser) the right but not the obligation to buy (a “call option”) or sell (a “put option”) the underlying asset (or settle for cash in an amount based on an underlying asset, rate, or index) at a specified price (the “exercise price”) during a period of time or on a specified date. Investments in options are considered speculative. When the Master Portfolio purchases an option, it may lose the total premium paid for it if the price of the underlying security or other assets decreased, remained the same or failed to increase to a level at or beyond the exercise price (in the case of a call option) or increased, remained the same or failed to decrease to a level at or below the exercise price (in the case of a put option). If a put or call option purchased by the Master Portfolio were permitted to expire without being sold or exercised, its premium would represent a loss to the Master Portfolio. To the extent that the Master Portfolio writes or sells an option, if the decline or increase in the underlying asset is significantly below or above the exercise price of the written option, the Master Portfolio could experience a substantial loss.

Contracts for Difference — Contracts for difference are subject to liquidity risk because the liquidity of contracts for difference is based on the liquidity of the underlying instrument, and are subject to counterparty risk, i.e., the risk that the counterparty to the contracts for difference transaction may be unable or unwilling to make payments or to otherwise honor its financial obligations under the terms of the contract. To the extent that there is an imperfect correlation between the return on the Master Portfolio’s obligation to its counterparty under the contract for difference and the return on related assets in its portfolio, the contracts for difference transaction may increase the Master Portfolio’s financial risk. Contracts for difference, like many other derivative instruments, involve the risk that, if the derivative security declines in value, additional margin would be required to maintain the margin level. The seller may require the Master Portfolio to deposit additional sums to cover this, and this may be at short notice. If additional margin is not provided in time, the seller may liquidate the positions at a loss for which the Master Portfolio is liable. Contracts for difference are not registered with the SEC or any U.S. regulator, and are not subject to U.S. regulation.

Commodity-Linked Derivatives — The value of a commodity-linked derivative investment typically is based upon the price movements of a commodity, a commodity futures contract or commodity index, or some other readily measurable economic variable. The value of commodity-linked derivative instruments may be affected by changes in overall market movements, volatility of the underlying benchmark, changes in interest rates, or factors affecting a particular industry or commodity, such as drought, floods, weather, livestock disease, embargoes, tariffs and international economic, political and regulatory developments. The value of commodity-linked derivatives will rise or fall in response to changes in the underlying commodity or related index. Investments in commodity-linked derivatives may be subject to greater volatility than non-derivative based investments. A highly liquid secondary market may not exist for certain commodity-linked derivatives, and there can be no assurance that one will develop.

Commodity-linked derivatives also may be subject to credit and interest rate risks that in general affect the values of fixed-income securities. Therefore, at maturity, the Master Portfolio may receive more or less principal than it originally invested. The Master Portfolio might receive interest payments that are more or less than the stated coupon interest payments.

In connection with the Master Portfolio’s direct and indirect investments in commodity-linked derivatives, the Master Portfolio will attempt to manage its counterparty exposure so as to limit its exposure to any one counterparty. However, due to the limited number of entities that may serve as counterparties (and which the Master Portfolio believes are creditworthy) at any one time the Master Portfolio may enter into swap agreements with a limited number of counterparties and may invest in commodity-linked notes issued by a limited number of issuers that will act as counterparties, which may increase the Master Portfolio’s exposure to counterparty credit risk. There can be no assurance that the Master Portfolio will be able to limit exposure to any one counterparty at all times.

Commodity-Linked Notes — Commodity-linked notes involve substantial risks, including the risk of loss of a significant portion of their principal value. In addition to commodity risk and general derivatives risk, they may be subject to additional special risks, such as risk of loss of interest and principal, lack of secondary market and risk of greater volatility, that do not affect traditional equity and debt securities.

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Dollar Rolls Risk — A dollar roll transaction involves a sale by the Master Portfolio of a mortgage-backed or other security concurrently with an agreement by the Master Portfolio to repurchase a similar security at a later date at an agreed-upon price. Dollar roll transactions involve the risk that the market value of the securities the Master Portfolio is required to purchase may decline below the agreed upon repurchase price of those securities. If the broker/dealer to whom the Master Portfolio sells securities becomes insolvent, the Master Portfolio’s right to purchase or repurchase securities may be restricted. Successful use of mortgage dollar rolls may depend upon the adviser’s ability to correctly predict interest rates and prepayments. There is no assurance that dollar rolls can be successfully employed.

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Emerging Markets Risk — The risks of foreign investments are usually much greater for emerging markets. Investments in emerging markets may be considered speculative. Emerging markets may include those in countries considered emerging or developing by the World Bank, the International Finance Corporation or the United Nations. Emerging markets are riskier than more developed markets because they tend to develop unevenly and may never fully develop. They are more likely to experience hyper-inflation and currency devaluations, which adversely affect returns to U.S. investors. In addition, many emerging markets have far lower trading volumes and less liquidity than developed markets. Since these markets are often small, they may be more likely to suffer sharp and frequent price changes or long-term price depression because of adverse publicity, investor perceptions or the actions of a few large investors. In addition, traditional measures of investment value used in the United States, such as price to earnings ratios, may not apply to certain small markets. Also, there may be less publicly available information about issuers in emerging markets than would be available about issuers in more developed capital markets, and such issuers may not be subject to accounting, auditing and financial reporting standards and requirements comparable to those to which U.S. companies are subject.

Many emerging markets have histories of political instability and abrupt changes in policies. As a result, their governments are more likely to take actions that are hostile or detrimental to private enterprise or foreign investment than those of more developed countries, including expropriation of assets, confiscatory taxation, high rates of inflation or unfavorable diplomatic developments. In the past, governments of such nations have expropriated substantial amounts of private property, and most claims of the property owners have never been fully settled. There is no assurance that such expropriations will not reoccur. In such an event, it is possible that the Master Portfolio could lose the entire value of its investments in the affected market. Some countries have pervasiveness of corruption and crime that may hinder investments. Certain emerging markets may also face other significant internal or external risks, including the risk of war, and ethnic, religious and racial conflicts. In addition, governments in many emerging market countries participate to a significant degree in their economies and securities markets, which may impair investment and economic growth. National policies that may limit the Master Portfolio’s investment opportunities include restrictions on investment in issuers or industries deemed sensitive to national interests.

Emerging markets may also have differing legal systems and the existence or possible imposition of exchange controls, custodial restrictions or other foreign or U.S. Governmental laws or restrictions applicable to such investments. Sometimes, they may lack or be in the relatively early development of legal structures governing private and foreign investments and private property. Many emerging markets do not have income tax treaties with the United States, and as a result, investments by the Master Portfolio may be subject to higher withholding taxes in such countries. In addition, some countries with emerging markets may impose differential capital gains taxes on foreign investors.

Practices in relation to settlement of securities transactions in emerging markets involve higher risks than those in developed markets, in part because the Master Portfolio will need to use brokers and counterparties that are less well capitalized, and custody and registration of assets in some countries may be unreliable. The possibility of fraud, negligence, undue influence being exerted by the issuer or refusal to recognize ownership exists in some emerging markets, and, along with other factors, could result in ownership registration being completely lost. The Master Portfolio would absorb any loss resulting from such registration problems and may have no successful claim for compensation. In addition, communications between the United States and emerging market countries may be unreliable, increasing the risk of delayed settlements or losses of security certificates.

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Equity Securities Risk — Common and preferred stocks represent equity ownership in a company. Stock markets are volatile. The price of equity securities will fluctuate and can decline and reduce the value of a portfolio investing in equities. The value of equity securities purchased by the Master Portfolio could decline if the financial condition of the companies the Master Portfolio invests in declines or if overall market and economic conditions deteriorate. The value of equity securities may also decline due to factors that affect a particular industry or industries, such as labor shortages or an increase in production costs and competitive conditions within an industry. In addition, the value may decline due to general market conditions that are not specifically related to a company or industry, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates or generally adverse investor sentiment.

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Foreign Securities Risk — Securities traded in foreign markets have often (though not always) performed differently from securities traded in the United States. However, such investments often involve special risks not present in U.S. investments that can increase the chances that the Master Portfolio will lose money. In particular, the Master Portfolio is subject to the risk that because there may be fewer investors on foreign exchanges and a smaller number of securities traded each day, it may be more difficult for the Master Portfolio to buy and sell securities on those exchanges. In addition, prices of foreign securities may go up and down more than prices of securities traded in the United States.

Certain Risks of Holding Master Portfolio Assets Outside the United States — The Master Portfolio generally holds its foreign securities and cash in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business. In addition, there may be limited or no regulatory oversight of their operations. Also, the laws of certain countries limit the Master Portfolio’s ability to recover its assets if a foreign bank, depository or issuer of a security, or any of their agents, goes bankrupt. In addition, it is often more expensive for the Master Portfolio to buy, sell and hold securities in certain foreign markets than in the United States. The increased expense of investing in foreign markets reduces the amount the Master Portfolio can earn on its investments and typically results in a higher operating expense ratio for the Master Portfolio than for investment companies invested only in the United States.

Currency Risk — Securities and other instruments in which the Master Portfolio invests may be denominated or quoted in currencies other than the U.S. dollar. For this reason, changes in foreign currency exchange rates can affect the value of the Master Portfolio’s portfolio. Generally, when the U.S. dollar rises in value against a foreign currency, a security denominated in that currency loses value because the currency is worth fewer U.S. dollars. Conversely, when the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency gains value because the currency is worth more U.S. dollars. This risk, generally known as “currency risk,” means that a strong U.S. dollar will reduce returns for U.S. investors while a weak U.S. dollar will increase those returns.

Foreign Economy Risk — The economies of certain foreign markets may not compare favorably with the economy of the United States with respect to such issues as growth of gross national product, reinvestment of capital, resources and balance of payments position. Certain foreign economies may rely heavily on particular industries or foreign capital and are more vulnerable to diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers and other protectionist or retaliatory measures. Investments in foreign markets may also be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets or the imposition of punitive taxes. In addition, the governments of certain countries may prohibit or impose substantial restrictions on foreign investments in their capital markets or in certain industries. Any of these actions could severely affect securities prices or impair the Master Portfolio’s ability to purchase or sell foreign securities or transfer the Master Portfolio’s assets or income back into the United States, or otherwise adversely affect the Master Portfolio’s operations.

Other potential foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing legal judgments in foreign courts and political and social instability. Diplomatic and political developments, including rapid and adverse political changes, social instability, regional conflicts, terrorism and war, could affect the economies, industries and securities and currency markets, and the value of the Master Portfolio’s investments, in non-U.S. countries. These factors are extremely difficult, if not impossible, to predict and take into account with respect to the Master Portfolio’s investments.

Governmental Supervision and Regulation/Accounting Standards — Many foreign governments do not supervise and regulate stock exchanges, brokers and the sale of securities to the same extent as such regulations exist in the United States. They also may not have laws to protect investors that are comparable to U.S. securities laws. For example, some foreign countries may have no laws or rules against insider trading. Insider trading occurs when a person buys or sells a company’s securities based on material non-public information about that company. In addition, some countries may have legal systems that may make it difficult for the Master Portfolio to vote proxies, exercise interestholder rights, and pursue legal remedies with respect to its foreign investments. Accounting standards in other countries are not necessarily the same as in the United States. If the accounting standards in another country do not require as much detail as U.S. accounting standards, it may be harder for Master Portfolio management to completely and accurately determine a company’s financial condition.

Settlement Risk — Settlement and clearance procedures in certain foreign markets differ significantly from those in the United States. Foreign settlement and clearance procedures and trade regulations also may involve certain risks (such as delays in payment for or delivery of securities) not typically associated with the settlement of U.S. investments.

At times, settlements in certain foreign countries have not kept pace with the number of securities transactions. These problems may make it difficult for the Master Portfolio to carry out transactions. If the Master Portfolio cannot settle or is delayed in settling a purchase of securities, it may miss attractive investment opportunities and certain of its assets may be uninvested with no return earned thereon for some period. If the Master Portfolio cannot settle or is delayed in settling a sale of securities, it may lose money if the value of the security then declines or, if it has contracted to sell the security to another party; the Master Portfolio could be liable for any losses incurred.

European Economic Risk — The European financial markets have recently experienced volatility and adverse trends due to concerns about economic downturns in, or rising government debt levels of, several European countries. These events may spread to other countries in Europe. These events may affect the value and liquidity of certain of the Master Portfolio’s investments.

Responses to the financial problems by European governments, central banks and others, including austerity measures and reforms, may not work, may result in social unrest and may limit future growth and economic recovery or have other unintended consequences. Further defaults or restructurings by governments and others of their debt could have additional adverse effects on economies, financial markets and asset valuations around the world. In addition, the United Kingdom has voted to withdraw from the European Union, and one or more other countries may withdraw from the European Union and/or abandon the Euro, the common currency of the European Union. The impact of these actions, especially if they occur in a disorderly fashion, is not clear but could be significant and far reaching.

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Geographic Concentration Risk — From time to time the Master Portfolio may invest a substantial amount of its assets in issuers located in a single country or a limited number of countries. If the Master Portfolio concentrates its investments in this manner, it assumes the risk that economic, political and social conditions in those countries will have a significant impact on its investment performance. The Master Portfolio’s investment performance may also be more volatile if it concentrates its investments in certain countries, especially emerging market countries.

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Index Fund Risk — An index fund has operating and other expenses while an index does not. As a result, while an Underlying Fund will attempt to track its Underlying Index as closely as possible, it will tend to underperform the Underlying Index to some degree over time. If an index fund is properly correlated to its stated index, the fund will perform poorly when the index performs poorly.

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Index-Related Risk — As prescribed by its prospectus, in order to meet its investment objective, an Underlying Fund will seek to achieve a return which corresponds generally to the price and yield performance, before fees and expenses, of its Underlying Index as published by its index provider. There is no assurance that an index provider will compile the Underlying Index accurately, or that the Underlying Index will be determined, composed or calculated accurately. While the index providers do provide descriptions of what the applicable Underlying Index is designed to achieve, the index providers do not provide any warranty or accept any liability in relation to the quality, accuracy or completeness of data in respect of their indices, and do not guarantee that the Underlying Index will be in line with their described index methodology. BFA’s mandate as described in their prospectuses is to manage the Underlying Funds consistently with the Underlying Index provided to BFA. Consequently, BFA does not provide any warranty or guarantee for index provider errors. Errors in respect of the quality, accuracy and completeness of the data may occur from time to time and may not be identified and corrected for a period of time, particularly where the indices are less commonly used. Therefore gains, losses or costs associated with index provider errors will be borne by the Underlying Fund and its shareholders. For example, during a period where an Underlying Index contains incorrect constituents, a fund tracking such published Underlying Index would have market exposure to such constituents and would be underexposed to the Underlying Index’s other constituents. As such, errors may result in a negative or positive performance impact to the Underlying Fund and its shareholders. Interestholders should understand that any gains from index provider errors will be kept by the Underlying Fund and its shareholders and any losses resulting from index provider errors will be borne by the Underlying Fund and its shareholders.

Apart from scheduled rebalances, an index provider may carry out additional ad hoc rebalances to its Underlying Index in order, for example, to correct an error in the selection of index constituents. Where the Underlying Index of an Underlying Fund is rebalanced and the Underlying Fund in turn rebalances its portfolio to bring it in line with its Underlying Index, any transaction costs and market exposure arising from such portfolio rebalancing will be borne directly by the Underlying Fund and its shareholders. Unscheduled rebalances to the Underlying Index may also expose the Underlying Fund to tracking error risk, which is the risk that its returns may not track exactly those of the Underlying Index. Therefore, errors and additional ad hoc rebalances carried out by an index provider to the Underlying Index may increase the costs and market exposure risk of the Underlying Fund.

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Investment Style Risk — Under certain market conditions, growth investments have performed better during the later stages of economic expansion and value investments have performed better during periods of economic recovery. Therefore, these investment styles may over time go in and out of favor. At times when the investment style used by the Master Portfolio or an Underlying Fund is out of favor, the Master Portfolio may underperform other equity funds that use different investment styles.

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Investments in Mutual Funds and ETFs Risk — The Master Portfolio invests a portion of its assets in Underlying Funds, so the Master Portfolio’s investment performance is related to the performance of the Underlying Funds. The Master Portfolio may also directly invest in ETFs. The Master Portfolio’s net asset value will change with changes in the value of the mutual funds, ETFs and other securities in which it invests. An investment in the Master Portfolio will entail more direct and indirect costs and expenses than a direct investment in the Underlying Funds and ETFs. For example, the Master Portfolio indirectly pays a portion of the expenses (including operating expenses and management fees) incurred by the Underlying Funds and ETFs. Additionally, in managing the Master Portfolio, BFA will have the authority to select and substitute Underlying Funds and BFA may be subject to potential conflicts of interest in selecting Underlying Funds because the fees paid to BFA or its affiliates by some Underlying Funds are higher than the fees paid by other Underlying Funds.

One Underlying Fund may buy the same securities that another Underlying Fund sells. Also, an investor in the Master Portfolio may receive taxable gains from portfolio transactions by an Underlying Fund, as well as taxable gains from transactions in shares of the Underlying Fund by the Master Portfolio. Certain of the Underlying Funds may hold common portfolio securities, thereby reducing the diversification benefits of the Master Portfolio.

In order to minimize expenses, the Master Portfolio intends generally to invest in the class of shares of each Underlying Fund with the lowest shareholder fees and net fund operating expenses. As the Underlying Funds or the Master Portfolio’s allocations among the Underlying Funds change from time to time, or to the extent that the expense ratio of the Underlying Funds changes, the weighted average operating expenses borne by the Master Portfolio may increase or decrease.

Underlying iShares Funds are subject to additional risks due to their shares being listed and traded on securities exchanges. The per share net asset value of an ETF is calculated at the end of each business day and fluctuates with changes in the market value of the ETF’s holdings since the most recent calculation. The trading prices of an ETF’s shares fluctuate continuously throughout trading hours based on market supply and demand rather than net asset value. The trading prices of an ETF’s shares may deviate significantly from net asset value during periods of market volatility. Any of these factors may lead to an ETF’s shares trading at a premium or discount to net asset value. However, because shares can be created and redeemed in creation units, which are aggregated blocks of shares that authorized participants who have entered into agreements with the ETF’s distributor can purchase or redeem directly from the ETF, at net asset value (unlike shares of many closed-end funds, which frequently trade at appreciable discounts from, and sometimes at premiums to, their net asset values), large discounts or premiums to the net asset value of an ETF are not likely to be sustained over the long-term. While the creation/redemption feature is designed to make it likely that an ETF’s shares normally trade on exchanges at prices close to the ETF’s next calculated net asset value, exchange prices are not expected to correlate exactly with an ETF’s net asset value due to timing reasons as well as market supply and demand factors. In addition, disruptions to creations and redemptions or the existence of extreme market volatility may result in trading prices that differ significantly from net asset value. If an interestholder purchases at a time when the market price is at a premium to the net asset value or sells at a time when the market price is at a discount to the net asset value, the interestholder may sustain losses.

There can be no assurance that an active trading market for these particular ETFs will develop or be maintained. Trading in ETFs may be halted because of market conditions or for reasons that, in the view of the listing exchange, make trading in ETFs inadvisable. In addition, trading in ETFs is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules. There can be no assurance that the requirements necessary to maintain the listing of ETFs will continue to be met or will remain unchanged.

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Junk Bonds Risk — Although junk bonds generally pay higher rates of interest than investment grade bonds, junk bonds are high risk investments that may cause income and principal losses for the Master Portfolio. The major risks of junk bond investments include:

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Junk bonds may be issued by less creditworthy issuers. Issuers of junk bonds may have a larger amount of outstanding debt relative to their assets than issuers of investment grade bonds. In the event of an issuer’s bankruptcy, claims of other creditors may have priority over the claims of junk bond holders, leaving few or no assets available to repay junk bond holders.

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Prices of junk bonds are subject to extreme price fluctuations. Adverse changes in an issuer’s industry and general economic conditions may have a greater impact on the prices of junk bonds than on other higher rated fixed-income securities.

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Issuers of junk bonds may be unable to meet their interest or principal payment obligations because of an economic downturn, specific issuer developments, or the unavailability of additional financing.

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Junk bonds frequently have redemption features that permit an issuer to repurchase the security from the Master Portfolio before it matures. If the issuer redeems junk bonds, the Master Portfolio may have to invest the proceeds in bonds with lower yields and may lose income.

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Junk bonds may be less liquid than higher rated fixed-income securities, even under normal economic conditions. There are fewer dealers in the junk bond market, and there may be significant differences in the prices quoted for junk bonds by the dealers. Because they are less liquid, judgment may play a greater role in valuing certain of the Master Portfolio’s securities than is the case with securities trading in a more liquid market.

•	The Master Portfolio may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting issuer.

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The credit rating of a high yield security does not necessarily address its market value risk. Ratings and market value may change from time to time, positively or negatively, to reflect new developments regarding the issuer.

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Leverage Risk — Some transactions may give rise to a form of economic leverage. These transactions may include, among others, derivatives, and may expose the Master Portfolio to greater risk and increase its costs. As an open-end investment company registered with the SEC, the Master Portfolio is subject to the federal securities laws, including the 1940 Act, the rules thereunder, and various SEC and SEC staff interpretive positions. In accordance with these laws, rules and positions, the Master Portfolio must “set aside” liquid assets (often referred to as “asset segregation”), or engage in other SEC- or staff-approved measures, to “cover” open positions with respect to certain kinds of instruments. The use of leverage may cause the Master Portfolio to liquidate portfolio positions when it may not be advantageous to do so to satisfy its obligations or to meet any required asset segregation requirements. Increases and decreases in the value of the Master Portfolio’s portfolio will be magnified when the Master Portfolio uses leverage.

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Management Risk — An Underlying Fund may not fully replicate its Underlying Index and may hold securities not included in its Underlying Index. As a result, an Underlying Fund is subject to the risk that its investment manager’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results.

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Market Risk and Selection Risk — Market risk is the risk that one or more markets in which the Master Portfolio invests will go down in value, including the possibility that the markets will go down sharply and unpredictably. Selection risk is the risk that the securities selected by fund management will underperform the markets, the relevant indices or the securities selected by other funds with similar investment objectives and investment strategies. This means you may lose money.

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Mid Cap Securities Risk — The securities of mid cap companies generally trade in lower volumes and are generally subject to greater and less predictable price changes than the securities of larger capitalization companies.

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Mortgage- and Asset-Backed Securities Risks — Mortgage-backed securities (residential and commercial) and asset-backed securities represent interests in “pools” of mortgages or other assets, including consumer loans or receivables held in trust. Although asset-backed and commercial mortgage-backed securities (“CMBS”) generally experience less prepayment than residential mortgage-backed securities, mortgage-backed and asset-backed securities, like traditional fixed-income securities, are subject to credit, interest rate, prepayment and extension risks.

Small movements in interest rates (both increases and decreases) may quickly and significantly reduce the value of certain mortgage-backed securities. The Master Portfolio’s investments in asset-backed securities are subject to risks similar to those associated with mortgage-related securities, as well as additional risks associated with the nature of the assets and the servicing of those assets. These securities also are subject to the risk of default on the underlying mortgage or assets, particularly during periods of economic downturn. Certain CMBS are issued in several classes with different levels of yield and credit protection. The Master Portfolio’s investments in CMBS with several classes may be in the lower classes that have greater risks than the higher classes, including greater, interest rate, credit and prepayment risks.

Mortgage-backed securities may be either pass-through securities or collateralized mortgage obligations (“CMOs”). Pass-through securities represent a right to receive principal and interest payments collected on a pool of mortgages, which are passed through to security holders. CMOs are created by dividing the principal and interest payments collected on a pool of mortgages into several revenue streams (“tranches”) with different priority rights to portions of the underlying mortgage payments. Certain CMO tranches may represent a right to receive interest only (“IOs”), principal only (“POs”) or an amount that remains after floating-rate tranches are paid (an “inverse floater”). These securities are frequently referred to as “mortgage derivatives” and may be extremely sensitive to changes in interest rates. Interest rates on inverse floaters, for example, vary inversely with a short-term floating rate (which may be reset periodically). Interest rates on inverse floaters will decrease when short-term rates increase, and will increase when short-term rates decrease. These securities have the effect of providing a degree of investment leverage. In response to changes in market interest rates or other market conditions, the value of an inverse floater may increase or decrease at a multiple of the increase or decrease in the value of the underlying securities. If the Master Portfolio invests in CMO tranches (including CMO tranches issued by government agencies) and interest rates move in a manner not anticipated by BFA, it is possible that the Master Portfolio could lose all or substantially all of its investment. Certain mortgage-backed securities in which the Master Portfolio may invest may also provide a degree of investment leverage, which could cause the Master Portfolio to lose all or substantially all of its investment.

The mortgage market in the United States has experienced difficulties that may adversely affect the performance and market value of certain of the Master Portfolio’s mortgage-related investments. Delinquencies and losses on mortgage loans (including subprime and second-lien mortgage loans) generally have increased and may continue to increase, and a decline in or flattening of real estate values (as has been experienced and may continue to be experienced in many housing markets) may exacerbate such delinquencies and losses. Also, a number of mortgage loan originators have experienced serious financial difficulties or bankruptcy. Reduced investor demand for mortgage loans and mortgage-related securities and increased investor yield requirements have caused limited liquidity in the secondary market for mortgage-related securities, which can adversely affect the market value of mortgage-related securities. It is possible that such limited liquidity in such secondary markets could continue or worsen.

Asset-backed securities entail certain risks not presented by mortgage-backed securities, including the risk that in certain states it may be difficult to perfect the liens securing the collateral backing certain asset-backed securities. In addition, certain asset-backed securities are based on loans that are unsecured, which means that there is no collateral to seize if the underlying borrower defaults.

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Municipal Securities Risks — Municipal securities risks include the ability of the issuer to repay the obligation, the relative lack of information about certain issuers of municipal securities, and the possibility of future legislative changes which could affect the market for and value of municipal securities. These risks include:

General Obligation Bonds Risks — The full faith, credit and taxing power of the municipality that issues a general obligation bond secures payment of interest and repayment of principal. Timely payments depend on the issuer’s credit quality, ability to raise tax revenues and ability to maintain an adequate tax base.

Revenue Bonds Risks — Payments of interest and principal on revenue bonds are made only from the revenues generated by a particular facility, class of facilities or the proceeds of a special tax or other revenue source. These payments depend on the money earned by the particular facility or class of facilities, or the amount of revenues derived from another source.

Private Activity Bonds Risks — Municipalities and other public authorities issue private activity bonds to finance development of industrial facilities for use by a private enterprise. The private enterprise pays the principal and interest on the bond, and the issuer does not pledge its full faith, credit and taxing power for repayment. If the private enterprise defaults on its payments, the Master Portfolio may not receive any income or get its money back from the investment.

Moral Obligation Bonds Risks — Moral obligation bonds are generally issued by special purpose public authorities of a state or municipality. If the issuer is unable to meet its obligations, repayment of these bonds becomes a moral commitment, but not a legal obligation, of the state or municipality.

Municipal Notes Risks — Municipal notes are shorter term municipal debt obligations. They may provide interim financing in anticipation of, and are secured by, tax collection, bond sales or revenue receipts. If there is a shortfall in the anticipated proceeds, the notes may not be fully repaid and the Master Portfolio may lose money.

Municipal Lease Obligations Risks — In a municipal lease obligation, the issuer agrees to make payments when due on the lease obligation. The issuer will generally appropriate municipal funds for that purpose, but is not obligated to do so. Although the issuer does not pledge its unlimited taxing power for payment of the lease obligation, the lease obligation is secured by the leased property. However, if the issuer does not fulfill its payment obligation it may be difficult to sell the property and the proceeds of a sale may not cover the Master Portfolio’s loss.

Tax-Exempt Status Risk — In making investments, the Master Portfolio and its investment manager will rely on the opinion of issuers’ bond counsel and, in the case of derivative securities, sponsors’ counsel, on the tax-exempt status of interest on municipal obligations and payments under tax-exempt derivative securities. Neither the Master Portfolio nor its investment manager will independently review the bases for those tax opinions. If any of those tax opinions are ultimately determined to be incorrect or if events occur after the security is acquired that impact the security’s tax-exempt status, the Master Portfolio and its shareholders could be subject to substantial tax liabilities. The IRS has generally not ruled on the taxability of the securities. An assertion by the IRS that a portfolio security is not exempt from federal income tax (contrary to indications from the issuer) could affect the Master Portfolio’s and shareholder’s income tax liability for the current or past years and could create liability for information reporting penalties. In addition, an IRS assertion of taxability may impair the liquidity and the fair market value of the securities.

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Passive Investment Risk — Because BFA does not select individual companies in the underlying indexes for certain Underlying Funds, those Underlying Funds may hold securities of companies that present risks that an investment adviser researching individual securities might seek to avoid.

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Preferred Securities Risk — Preferred securities may pay fixed or adjustable rates of return. Preferred securities are subject to issuer-specific and market risks applicable generally to equity securities. In addition, a company’s preferred securities generally pay dividends only after the company makes required payments to holders of its bonds and other debt. For this reason, the value of preferred securities will usually react more strongly than bonds and other debt to actual or perceived changes in the company’s financial condition or prospects. Preferred securities of smaller companies may be more vulnerable to adverse developments than preferred stock of larger companies.

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Real Estate-Related Securities Risk — The main risk of real estate-related securities is that the value of the underlying real estate may go down. Many factors may affect real estate values. These factors include both the general and local economies, the amount of new construction in a particular area, the laws and regulations (including zoning and tax laws) affecting real estate and the costs of owning, maintaining and improving real estate. The availability of mortgages and changes in interest rates may also affect real estate values. If the Master Portfolio’s real estate-related investments are concentrated in one geographic area or in one property type, the Master Portfolio will be particularly subject to the risks associated with that area or property type.

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REIT Investment Risk — In addition to the risks facing real estate-related securities, such as a decline in property values due to increasing vacancies, a decline in rents resulting from unanticipated economic, legal or technological developments or a decline in the price of securities of real estate companies due to a failure of borrowers to pay their loans or poor management, investments in REITs involve unique risks. REITs may have limited financial resources, may trade less frequently and in limited volume and may be more volatile than other securities.

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Representative Sampling Risk — Representative sampling is a method of indexing that involves investing in a representative sample of securities that collectively have a similar investment profile to the index and resemble the index in terms of risk factors and other key characteristics. An ETF may or may not hold every security in the index. When an ETF deviates from a full replication indexing strategy to utilize a representative sampling strategy, the ETF is subject to an increased risk of tracking error, in that the securities selected in the aggregate for the ETF may not have an investment profile similar to those of its index.

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Retirement Income Risk — The Master Portfolio does not provide a guarantee that sufficient capital appreciation will be achieved to provide adequate income at and through retirement. The Master Portfolio also does not ensure that you will have assets in your account sufficient to cover your retirement expenses or that you will have enough saved to be able to retire in the target year identified in the Master Portfolio’s name, if applicable; this will depend on the amount of money you have invested in the Master Portfolio, the length of time you have held your investment, the returns of the markets over time, the amount you spend in retirement, and your other assets and income sources.

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Reverse Repurchase Agreements Risk — Reverse repurchase agreements involve the sale of securities held by the Master Portfolio with an agreement to repurchase the securities at an agreed-upon price, date and interest payment. Reverse repurchase agreements involve the risk that the other party may fail to return the securities in a timely manner or at all. The Master Portfolio could lose money if it is unable to recover the securities and the value of the collateral held by the Master Portfolio, including the value of the investments made with cash collateral, is less than the value of the securities. These events could also trigger adverse tax consequences to the Master Portfolio.

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Shares of an ETF May Trade at Prices Other Than Net Asset Value — Shares of an ETF trade on exchanges at prices at, above or below their most recent net asset value. The per share net asset value of an ETF is calculated at the end of each business day and fluctuates with changes in the market value of the ETF’s holdings since the most recent calculation. The trading prices of an ETF’s shares fluctuate continuously throughout trading hours based on market supply and demand rather than net asset value. The trading prices of an ETF’s shares may deviate significantly from net asset value during periods of market volatility. Any of these factors may lead to an ETF’s shares trading at a premium or discount to net asset value. However, because shares can be created and redeemed in Creation Units, which are aggregated blocks of shares that authorized participants who have entered into agreements with the ETF’s distributor can purchase or redeem directly from the ETF, at net asset value (unlike shares of many closed-end funds, which frequently trade at appreciable discounts from, and sometimes at premiums to, their net asset values), large discounts or premiums to the net asset value of an ETF are not likely to be sustained over the long-term. While the creation/redemption feature is designed to make it likely that an ETF’s shares normally trade on exchanges at prices close to the ETF’s next calculated net asset value, exchange prices are not expected to correlate exactly with an ETF’s net asset value due to timing reasons as well as market supply and demand factors. In addition, disruptions to creations and redemptions or the existence of extreme market volatility may result in trading prices that differ significantly from net asset value. If an interestholder purchases at a time when the market price is at a premium to the net asset value or sells at a time when the market price is at a discount to the net asset value, the interestholder may sustain losses.

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Small Cap and Emerging Growth Securities Risk — Small cap or emerging growth companies may have limited product lines or markets. They may be less financially secure than larger, more established companies. They may depend on a small number of key personnel. If a product fails or there are other adverse developments, or if management changes, the Master Portfolio’s investment in a small cap or emerging growth company may lose substantial value. In addition, it is more difficult to get information on smaller companies, which tend to be less well known, have shorter operating histories, do not have significant ownership by large investors and are followed by relatively few securities analysts.

The securities of small cap and emerging growth companies generally trade in lower volumes and are subject to greater and more unpredictable price changes than larger cap securities or the market as a whole. In addition, small cap and emerging growth securities may be particularly sensitive to changes in interest rates, borrowing costs and earnings. Investing in small cap and emerging growth securities requires a longer term view.

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Tracking Error Risk — Tracking error is the divergence of an Underlying Fund’s performance from that of the applicable underlying index. Tracking error may occur because of differences between the securities and other instruments held in an Underlying Fund’s portfolio and those included in the applicable underlying index, pricing differences (including differences between a security’s price at the local market close and an Underlying Fund’s valuation of a security at the time of calculation of the Underlying Fund’s net asset value), transaction costs, an Underlying Fund’s holding of uninvested cash, differences in timing of the accrual of or the valuation of dividends or interest, tax gains or losses, changes to the applicable underlying index or the costs of complying with various new or existing regulatory requirements. This risk may be heightened during times of increased market volatility or other unusual market conditions. Tracking error also may result because an Underlying Fund incurs fees and expenses, while the applicable underlying index does not.

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Treasury Obligations Risk — Treasury obligations may differ in their interest rates, maturities, times of issuance and other characteristics. Obligations of U.S. Government agencies and authorities are supported by varying degrees of credit but generally are not backed by the full faith and credit of the U.S. Government. No assurance can be given that the U.S. Government will provide financial support to its agencies and authorities if it is not obligated by law to do so.

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U.S. Government Obligations Risk — Not all U.S. Government securities are backed by the full faith and credit of the United States. Obligations of certain agencies, authorities, instrumentalities and sponsored enterprises of the U.S. Government are backed by the full faith and credit of the United States (e.g., the Government National Mortgage Association); other obligations are backed by the right of the issuer to borrow from the U.S. Treasury (e.g., the Federal Home Loan Banks); and others are supported by the discretionary authority of the U.S. Government to purchase an agency’s obligations. Still others are backed only by the credit of the agency, authority, instrumentality or sponsored enterprise issuing the obligation. No assurance can be given that the U.S. Government would provide financial support to any of these entities if it is not obligated to do so by law.

The Master Portfolios may also be subject to certain other risks associated with their investments and investment strategies, including:

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Borrowing Risk — Borrowing may exaggerate changes in the net asset value of Master Portfolio interests and in the return on the Master Portfolio’s portfolio. Borrowing will cost the Master Portfolio interest expense and other fees. The costs of borrowing may reduce the Master Portfolio’s return. Borrowing may cause the Master Portfolio to liquidate positions when it may not be advantageous to do so to satisfy its obligations.

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Commodities Related Investments Risk — Exposure to the commodities markets may subject the Master Portfolio to greater volatility than investments in traditional securities. The value of commodity-linked derivative investments may be affected by changes in overall market movements, commodity index volatility, changes in interest rates, or factors affecting a particular industry or commodity, such as drought, floods, weather, embargoes, tariffs and international economic, political and regulatory developments.

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Corporate Loans Risk — Credit risk refers to the possibility that the issuer of a security will not be able to make principal and interest payments when due. Changes in an issuer’s credit rating or the market’s perception of an issuer’s creditworthiness may also affect the value of the Master Portfolio’s investment in that issuer. The degree of credit risk depends on both the financial condition of the issuer and the terms of the obligation.

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Depositary Receipts Risk —The issuers of unsponsored depositary receipts are not obligated to disclose information that is, in the United States, considered material. Therefore, there may be less information available regarding these issuers and there may not be a correlation between such information and the market value of the depositary receipts. Depositary receipts are generally subject to the same risks as the foreign securities that they evidence or into which they may be converted.

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Distressed Securities Risk — Distressed securities are speculative and involve substantial risks in addition to the risks of investing in junk bonds. The Master Portfolio will generally not receive interest payments on the distressed securities and may incur costs to protect its investment. In addition, distressed securities involve the substantial risk that principal will not be repaid. These securities may present a substantial risk of default or may be in default at the time of investment. The Master Portfolio may incur additional expenses to the extent it is required to seek recovery upon a default in the payment of principal of or interest on its portfolio holdings. In any reorganization or liquidation proceeding relating to a portfolio company, the Master Portfolio may lose its entire investment or may be required to accept cash or securities with a value less than its original investment. Distressed securities and any securities received in an exchange for such securities may be subject to restrictions on resale.

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Expense Risk — Master Portfolio expenses are subject to a variety of factors, including fluctuations in the Master Portfolio’s net assets. Accordingly, actual expenses may be greater or less than those indicated. For example, to the extent that the Master Portfolio’s net assets decrease due to market declines or redemptions, the Master Portfolio’s expenses will increase as a percentage of Master Portfolio net assets. During periods of high market volatility, these increases in the Master Portfolio’s expense ratio could be significant.

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High Portfolio Turnover Risk — The Master Portfolio may engage in active and frequent trading of its portfolio securities. High portfolio turnover (more than 100%) may result in increased transaction costs to the Master Portfolio, including brokerage commissions, dealer mark-ups and other transaction costs on the sale of the securities and on reinvestment in other securities. The sale of Master Portfolio portfolio securities may result in the realization and/or distribution to interestholders of higher capital gains or losses as compared to a fund with less active trading policies. These effects of higher than normal portfolio turnover may adversely affect Master Portfolio performance.

•	Inflation Indexed Bonds Risk — The principal value of an investment is not protected or otherwise guaranteed by virtue of the Master Portfolio’s investments in inflation-indexed bonds.

Inflation-indexed bonds are fixed-income securities whose principal value is periodically adjusted according to the rate of inflation. If the index measuring inflation falls, the principal value of inflation-indexed bonds will be adjusted downward, and consequently the interest payable on these securities (calculated with respect to a smaller principal amount) will be reduced.

Repayment of the original bond principal upon maturity (as adjusted for inflation) is guaranteed in the case of U.S. Treasury inflation-indexed bonds. For bonds that do not provide a similar guarantee, the adjusted principal value of the bond repaid at maturity may be less than the original principal value.

The value of inflation-indexed bonds is expected to change in response to changes in real interest rates. Real interest rates are tied to the relationship between nominal interest rates and the rate of inflation. If nominal interest rates increase at a faster rate than inflation, real interest rates may rise, leading to a decrease in value of inflation-indexed bonds. Short-term increases in inflation may lead to a decline in value. Any increase in the principal amount of an inflation-indexed bond will be considered taxable ordinary income, even though investors do not receive their principal until maturity.

Periodic adjustments for inflation to the principal amount of an inflation-indexed bond may give rise to original issue discount, which will be includable in the Master Portfolio’s gross income. Due to original issue discount, the Master Portfolio may be required to make annual distributions to interestholders that exceed the cash received, which may cause the Master Portfolio to liquidate certain investments when it is not advantageous to do so. Also, if the principal value of an inflation-indexed bond is adjusted downward due to deflation, amounts previously distributed in the taxable year may be characterized in some circumstances as a return of capital.

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Liquidity Risk — Liquidity risk exists when particular investments are difficult to purchase or sell. The Master Portfolio’s investments in illiquid securities may reduce the returns of the Master Portfolio because it may be difficult to sell the illiquid securities at an advantageous time or price. To the extent that the Master Portfolio’s principal investment strategies involve derivatives or securities with substantial market and/or credit risk, the Master Portfolio will tend to have the greatest exposure to liquidity risk. Liquidity risk may be the result of, among other things, the reduced number and capacity of traditional market participants to make a market in fixed-income securities or the lack of an active market. Liquid investments may become illiquid or less liquid after purchase by the Master Portfolio, particularly during periods of market turmoil. Illiquid and relatively less liquid investments may be harder to value, especially in changing markets, and if the Master Portfolio is forced to sell these investments to meet redemption requests or for other cash needs, the Master Portfolio may suffer a loss. This may be magnified in a rising interest rate environment or other circumstances where investor redemptions from fixed-income mutual funds may be higher than normal. In addition, when there is illiquidity in the market for certain securities, the Master Portfolio, due to limitations on illiquid investments, may be subject to purchase and sale restrictions.

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Master Limited Partnerships Risk — The common units of a master limited partnership (“MLP”) are listed and traded on U.S. securities exchanges and their value fluctuates predominantly based on prevailing market conditions and the success of the MLP. Unlike owners of common stock of a corporation, owners of common units have limited voting rights and have no ability annually to elect directors. In the event of liquidation, common units have preference over subordinated units, but not over debt or preferred units, to the remaining assets of the MLP.

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Money Market Securities Risk — If market conditions improve while the Master Portfolio has invested some or all of its assets in high quality money market securities, this strategy could result in reducing the potential gain from the market upswing, thus reducing the Master Portfolio’s opportunity to achieve its investment objective.

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“New Issues” Risk — “New issues” are initial public offerings (“IPOs”) of equity securities. Investments in companies that have recently gone public have the potential to produce substantial gains for the Master Portfolio. However, there is no assurance that the Master Portfolio will have access to profitable IPOs and therefore investors should not rely on these past gains as an indication of future performance. The investment performance of the Master Portfolio during periods when it is unable to invest significantly or at all in IPOs may be lower than during periods when the Master Portfolio is able to do so. In addition, as the Master Portfolio increases in size, the impact of IPOs on the Master Portfolio’s performance will generally decrease. Securities issued in IPOs are subject to many of the same risks as investing in companies with smaller market capitalizations. Securities issued in IPOs have no trading history, and information about the companies may be available for very limited periods. In addition, the prices of securities sold in IPOs may be highly volatile or may decline shortly after the initial public offering. When an initial public offering is brought to the market, availability may be limited and the Master Portfolio may not be able to buy any shares at the offering price, or, if it is able to buy shares, it may not be able to buy as many shares at the offering price as it would like.

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Repurchase Agreements and Purchase and Sale Contracts Risk — If the other party to a repurchase agreement or purchase and sale contract defaults on its obligation under the agreement, the Master Portfolio may suffer delays and incur costs or lose money in exercising its rights under the agreement. If the seller fails to repurchase the security in either situation and the market value of the security declines, the Master Portfolio may lose money.

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Rights Risk — The failure to exercise subscription rights to purchase common stock would result in the dilution of the Master Portfolio’s interest in the issuing company. The market for such rights is not well developed, and, accordingly, the Master Portfolio may not always realize full value on the sale of rights.

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Risks of Loan Assignments and Participations — As the purchaser of an assignment, the Master Portfolio typically succeeds to all the rights and obligations of the assigning institution and becomes a lender under the credit agreement with respect to the debt obligation; however, the Master Portfolio may not be able unilaterally to enforce all rights and remedies under the loan and with regard to any associated collateral. Because assignments may be arranged through private negotiations between potential assignees and potential assignors, the rights and obligations acquired by the Master Portfolio as the purchaser of an assignment may differ from, and be more limited than, those held by the assigning lender. In addition, if the loan is foreclosed, the Master Portfolio could become part owner of any collateral and could bear the costs and liabilities of owning and disposing of the collateral. The Master Portfolio may be required to pass along to a purchaser that buys a loan from the Master Portfolio by way of assignment a portion of any fees to which the Master Portfolio is entitled under the loan. In connection with purchasing participations, the Master Portfolio generally will have no right to enforce compliance by the borrower with the terms of the loan agreement relating to the loan, nor any rights of set-off against the borrower, and the Master Portfolio may not directly benefit from any collateral supporting the loan in which it has purchased the participation. As a result, the Master Portfolio will be subject to the credit risk of both the borrower and the lender that is selling the participation. In the event of the insolvency of the lender selling a participation, the Master Portfolio may be treated as a general creditor of the lender and may not benefit from any set-off between the lender and the borrower.

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Second Lien Loans Risk — Second lien loans generally are subject to similar risks as those associated with investments in senior loans. Because second lien loans are subordinated or unsecured and thus lower in priority of payment to senior loans, they are subject to the additional risk that the cash flow of the borrower and property securing the loan or debt, if any, may be insufficient to meet scheduled payments after giving effect to the senior secured obligations of the borrower. This risk is generally higher for subordinated unsecured loans or debt, which are not backed by a security interest in any specific collateral. Second lien loans generally have greater price volatility than senior loans and may be less liquid.

There is also a possibility that originators will not be able to sell participations in second lien loans, which would create greater credit risk exposure for the holders of such loans. Second lien loans share the same risks as other below investment grade securities.

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Securities Lending Risk — Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Master Portfolio may lose money and there may be a delay in recovering the loaned securities. The Master Portfolio could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences for the Master Portfolio.

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Senior Loans Risk — There is less readily available, reliable information about most senior loans than is the case for many other types of securities. In addition, there is no minimum rating or other independent evaluation of a borrower or its securities limiting the Master Portfolio’s investments, and BFA relies primarily on its own evaluation of a borrower’s credit quality rather than on any available independent sources. As a result, the Master Portfolio is particularly dependent on the analytical abilities of BFA.

An economic downturn generally leads to a higher non-payment rate, and a senior loan may lose significant value before a default occurs. Moreover, any specific collateral used to secure a senior loan may decline in value or become illiquid, which would adversely affect the senior loan’s value.

No active trading market may exist for certain senior loans, which may impair the ability of the Master Portfolio to realize full value in the event of the need to sell a senior loan and which may make it difficult to value senior loans. Adverse market conditions may impair the liquidity of some actively traded senior loans. To the extent that a secondary market does exist for certain senior loans, the market may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods. See “Liquidity Risk.”

Although senior loans in which the Master Portfolio will invest generally will be secured by specific collateral, there can be no assurance that liquidation of such collateral would satisfy the borrower’s obligation in the event of nonpayment of scheduled interest or principal or that such collateral could be readily liquidated. In the event of the bankruptcy of a borrower, the Master Portfolio could experience delays or limitations with respect to its ability to realize the benefits of the collateral securing a senior loan. If the terms of a senior loan do not require the borrower to pledge additional collateral in the event of a decline in the value of the already pledged collateral, the Master Portfolio will be exposed to the risk that the value of the collateral will not at all times equal or exceed the amount of the borrower’s obligations under the senior loans. To the extent that a senior loan is collateralized by stock in the borrower or its subsidiaries, such stock may lose all of its value in the event of the bankruptcy of the borrower. Uncollateralized senior loans involve a greater risk of loss. Some senior loans are subject to the risk that a court, pursuant to fraudulent conveyance or other similar laws, could subordinate the senior loans to presently existing or future indebtedness of the borrower or take other action detrimental to lenders, including the Master Portfolio. Such court action could under certain circumstances include invalidation of senior loans.

If a senior loan is acquired through an assignment, the Master Portfolio may not be able to unilaterally enforce all rights and remedies under the loan and with regard to any associated collateral. If a senior loan is acquired through a participation, the Master Portfolio generally will have no right to enforce compliance by the borrower with the terms of the loan agreement against the borrower, and the Master Portfolio may not directly benefit from the collateral supporting the debt obligation in which it has purchased the participation. As a result, the Master Portfolio will be exposed to the credit risk of both the borrower and the institution selling the participation.

The senior loans in which the Master Portfolio invests are usually rated below investment grade. As a result, the risks associated with senior loans are similar to the risks of below investment grade securities, although senior loans are typically senior and secured in contrast to other below investment grade securities, which are often subordinated and unsecured. See “Junk Bonds Risk.” The higher standing of senior loans has historically resulted in generally higher recoveries in the event of a corporate reorganization. In addition, because their interest rates are typically adjusted for changes in short-term interest rates, senior loans generally are subject to less interest rate risk than other below investment grade securities, which are typically fixed rate.

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Short Sales Risk — Because making short sales in securities that it does not own exposes the Master Portfolio to the risks associated with those securities, such short sales involve speculative exposure risk. The Master Portfolio will incur a loss as a result of a short sale if the price of the security increases between the date of the short sale and the date on which the Master Portfolio replaces the security sold short. The Master Portfolio will realize a gain if the security declines in price between those dates. As a result, if the Master Portfolio makes short sales in securities that increase in value, it will likely underperform similar funds that do not make short sales in securities they do not own. There can be no assurance that the Master Portfolio will be able to close out a short sale position at any particular time or at an acceptable price. Although the Master Portfolio’s gain is limited to the amount at which it sold a security short, its potential loss is limited only by the maximum attainable price of the security, less the price at which the security was sold. The Master Portfolio may also pay transaction costs and borrowing fees in connection with short sales.

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Sovereign Debt Risk — Sovereign debt instruments are subject to the risk that a governmental entity may delay or refuse to pay interest or repay principal on its sovereign debt, due, for example, to cash flow problems, insufficient foreign currency reserves, political considerations, the relative size of the governmental entity’s debt position in relation to the economy or the failure to put in place economic reforms required by the International Monetary Fund or other multilateral agencies. If a governmental entity defaults, it may ask for more time in which to pay or for further loans. There is no legal process for collecting sovereign debt that a government does not pay nor are there bankruptcy proceedings through which all or part of the sovereign debt that a governmental entity has not repaid may be collected.

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Standby Commitment Agreements Risk — Standby commitment agreements involve the risk that the security the Master Portfolio buys will lose value prior to its delivery to the Master Portfolio and will no longer be worth what the Master Portfolio has agreed to pay for it. These agreements also involve the risk that if the security goes up in value, the counterparty will decide not to issue the security. In this case, the Master Portfolio loses both the investment opportunity for the assets it set aside to pay for the security and any gain in the security’s price.

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Structured Notes Risk — Structured notes and other related instruments purchased by the Master Portfolio are generally privately negotiated debt obligations where the principal and/or interest is determined by reference to the performance of a specific asset, benchmark asset, market or interest rate (“reference measure”). The interest rate or the principal amount payable upon maturity or redemption may increase or decrease, depending upon changes in the value of the reference measure. The terms of a structured note may provide that, in certain circumstances, no principal is due at maturity and, therefore, may result in a loss of invested capital by the Master Portfolio. The interest and/or principal payments that may be made on a structured product may vary widely, depending on a variety of factors, including the volatility of the reference measure.

Structured notes may be positively or negatively indexed, so the appreciation of the reference measure may produce an increase or a decrease in the interest rate or the value of the principal at maturity. The rate of return on structured notes may be determined by applying a multiplier to the performance or differential performance of reference measures. Application of a multiplier involves leverage that will serve to magnify the potential for gain and the risk of loss.

The purchase of structured notes exposes the Master Portfolio to the credit risk of the issuer of the structured product. Structured notes may also be more volatile, less liquid, and more difficult to price accurately than less complex securities and instruments or more traditional debt securities.

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Supranational Entities Risk — The Master Portfolio may invest in obligations issued or guaranteed by the International Bank for Reconstruction and Development (the “World Bank”). The government members, or “stockholders,” usually make initial capital contributions to the World Bank and in many cases are committed to make additional capital contributions if the World Bank is unable to repay its borrowings. There is no guarantee that one or more stockholders of the World Bank will continue to make any necessary additional capital contributions. If such contributions are not made, the entity may be unable to pay interest or repay principal on its debt securities, and the Master Portfolio may lose money on such investments.

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Tender Option Bonds and Related Securities Risk — The Master Portfolio’s participation in tender option bond transactions may reduce the Master Portfolio’s returns and/or increase volatility. Investments in tender option bond transactions expose the Master Portfolio to counterparty risk and leverage risk. An investment in a tender option bond transaction typically will involve greater risk than an investment in a municipal fixed rate security, including the risk of loss of principal. Certain Master Portfolios may invest in residual inverse floating rate interest tender option bonds (“TOB Residuals”). Distributions on TOB Residuals will bear an inverse relationship to short-term municipal security interest rates. Distributions on TOB Residuals paid to the Master Portfolio will be reduced or, in the extreme, eliminated as short-term municipal interest rates rise and will increase when short-term municipal interest rates fall. TOB Residuals generally will underperform the market for fixed rate municipal securities in a rising interest rate environment.

TOB Residuals represent beneficial interests in a special purpose trust formed for the purpose of holding Municipal Bonds contributed by one or more funds (a “TOB Trust”). The Master Portfolio may invest in TOB Trusts on either a non-recourse or recourse basis. A TOB Trust typically issues two classes of beneficial interests: short-term floating rate interests (“TOB Floaters”), which are sold to third party investors, and TOB Residuals, which are generally issued to the fund(s) that transferred Municipal Bonds to the TOB Trust. TOB Trusts are typically supported by a liquidity facility provided by a third-party bank or other financial institution (the “Liquidity Provider”) that allows the holders of the TOB Floaters to tender their certificates in exchange for payment of par plus accrued interest on any business day, subject to the non-occurrence of tender option termination events. When the Master Portfolio invests in a TOB Trust on a non-recourse basis, and the Liquidity Provider is required to make a payment under the liquidity facility, the Liquidity Provider will typically liquidate all or a portion of the municipal securities held in the TOB Trust and then fund the balance, if any, of the amount owed under the liquidity facility over the liquidation proceeds (the “Liquidation Shortfall”).

If the Master Portfolio invests in a TOB Trust on a recourse basis, the Master Portfolio will typically enter into a reimbursement agreement with the Liquidity Provider where the Master Portfolio is required to reimburse the Liquidity Provider the amount of any Liquidation Shortfall. As a result, if the Master Portfolio invests in a TOB Trust on a recourse basis, the Master Portfolio will bear the risk of loss with respect to any Liquidation Shortfall. To the extent that the Master Portfolio, rather than a third-party bank or financial institution, sponsors a TOB Trust, certain responsibilities that previously belonged to the sponsor bank will be performed by, or on behalf of, the Master Portfolio. The Master Portfolio’s additional duties and responsibilities under the new TOB Trust structure may give rise to certain additional risks including compliance, securities law and operational risks.

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Valuation Risk — The price the Master Portfolio could receive upon the sale of any particular portfolio investment may differ from the Master Portfolio’s valuation of the investment, particularly for securities that trade in thin or volatile markets or that are valued using a fair valuation methodology or a price provided by an independent pricing service. As a result, the price received upon the sale of an investment may be less than the value ascribed by the Master Portfolio, and the Master Portfolio could realize a greater than expected loss or lesser than expected gain upon the sale of the investment. Pricing services that value fixed-income securities generally utilize a range of market-based and security-specific inputs and assumptions, as well as considerations about general market conditions, to establish a price. Pricing services generally value fixed-income securities assuming orderly transactions of an institutional round lot size, but may be held or transactions may be conducted in such securities in smaller, odd lot sizes. Odd lots often trade at lower prices than institutional round lots. The Master Portfolio’s ability to value its investments may also be impacted by technological issues and/or errors by pricing services or other third-party service providers.

•	Variable and Floating Rate Instrument Risk — The absence of an active market for these securities could make it difficult for the Master Portfolio to dispose of them if the issuer defaults.

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Warrants Risk — If the price of the underlying stock does not rise above the exercise price before the warrant expires, the warrant generally expires without any value and the Master Portfolio will lose any amount it paid for the warrant. Thus, investments in warrants may involve substantially more risk than investments in common stock. Warrants may trade in the same markets as their underlying stock; however, the price of the warrant does not necessarily move with the price of the underlying stock.

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When-Issued and Delayed Delivery Securities and Forward Commitments Risk — When-issued and delayed delivery securities and forward commitments involve the risk that the security the Master Portfolio buys will lose value prior to its delivery. There also is the risk that the security will not be issued or that the other party to the transaction will not meet its obligation. If this occurs, the Master Portfolio may lose both the investment opportunity for the assets it set aside to pay for the security and any gain in the security’s price.

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Zero Coupon Securities Risk — While interest payments are not made on such securities, holders of such securities are deemed to have received income (“phantom income”) annually, notwithstanding that cash may not be received currently. The effect of owning instruments that do not make current interest payments is that a fixed yield is earned not only on the original investment but also, in effect, on all discount accretion during the life of the obligations. This implicit reinvestment of earnings at a fixed rate eliminates the risk of being unable to invest distributions at a rate as high as the implicit yield on the zero coupon bond, but at the same time eliminates the holder’s ability to reinvest at higher rates in the future. For this reason, some of these securities may be subject to substantially greater price fluctuations during periods of changing market interest rates than are comparable securities that pay interest currently. Longer term zero coupon bonds are more exposed to interest rate risk than shorter term zero coupon bonds. These investments benefit the issuer by mitigating its need for cash to meet debt service, but also require a higher rate of return to attract investors who are willing to defer receipt of cash.

Investment in a Particular Geographic Region or Country Risks

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China — Investments in Chinese issuers may subject the Master Portfolio to risks specific to China. China may be subject to considerable degrees of economic, political and social instability. China is a developing market and demonstrates significantly higher volatility from time to time in comparison to developed markets. Over the past 25 years, the Chinese government has undertaken reform of economic and market practices and is expanding the sphere of private ownership of property in China. However, Chinese markets generally continue to experience inefficiency, volatility and pricing anomalies resulting from governmental influence, a lack of publicly available information and/or political and social instability. Internal social unrest or confrontations with other neighboring countries, including military conflicts in response to such events, may also disrupt economic development in China and result in a greater risk of currency fluctuations, currency convertibility, interest rate fluctuations and higher rates of inflation. Export growth continues to be a major driver of China’s rapid economic growth. Reduction in spending on Chinese products and services, institution of tariffs or other trade barriers, or a downturn in any of the economies of China’s key trading partners may have an adverse impact on the Chinese economy.

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India — India is an emerging market country and exhibits significantly greater market volatility from time to time in comparison to more developed markets. Political and legal uncertainty, greater government control over the economy, currency fluctuations or blockage, and the risk of nationalization or expropriation of assets may result in higher potential for losses.

Moreover, governmental actions can have a significant effect on the economic conditions in India, which could adversely affect the value and liquidity of the Master Portfolio’s investments. The securities markets in India are comparatively underdeveloped, and stockbrokers and other intermediaries may not perform as well as their counterparts in the United States and other more developed securities markets. The limited liquidity of the Indian securities markets may also affect the Master Portfolio’s ability to acquire or dispose of securities at the price and time that it desires.

Global factors and foreign actions may inhibit the flow of foreign capital on which India is dependent to sustain its growth. In addition, the Reserve Bank of India (“RBI”) has imposed limits on foreign ownership of Indian securities, which may decrease the liquidity of the Master Portfolio’s portfolio and result in extreme volatility in the prices of Indian securities. These factors, coupled with the lack of extensive accounting, auditing and financial reporting standards and practices, as compared to the United States, may increase the Master Portfolio’s risk of loss.

Further, certain Indian regulatory approvals, including approvals from the Securities and Exchange Board of India (“SEBI”), the RBI, the central government and the tax authorities (to the extent that tax benefits need to be utilized), may be required before the Master Portfolio can make investments in the securities of Indian companies.

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Japan — There are special risks associated with investments in Japan. Because the Master Portfolio may invest in Japan, the value of the Master Portfolio’s shares may vary widely in response to political and economic factors affecting companies in Japan. Political, social or economic disruptions in Japan or in other countries in the region may adversely affect the values of Japanese securities and thus the Master Portfolio’s holdings. Additionally, since securities in Japan are denominated and quoted in yen, the value of the Master Portfolio’s Japanese securities as measured in U.S. dollars may be affected by fluctuations in the value of the Japanese yen relative to the U.S. dollar. Japanese securities are also subject to the more general risks associated with foreign securities, which are discussed above.

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Russia — Because of the relatively recent formation of the Russian securities markets as well as the underdeveloped state of Russia’s banking system, settlement, clearing and registration of securities transactions are subject to significant risks. Ownership of shares is defined according to entries in the company’s share register and normally evidenced by extracts from the register. These extracts are not negotiable instruments and are not effective evidence of securities ownership. The registrars are not necessarily subject to effective state supervision nor are they licensed with any governmental entity. Also, there is no central registration system for shareholders, and it is possible for a shareholder to lose its registration through fraud, negligence or mere oversight.

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United Kingdom — Investment in United Kingdom issuers may subject the Master Portfolio to regulatory, political, currency, security, and economic risks specific to the United Kingdom. The United Kingdom’s economy relies heavily on the export of financial services to the United States and other European countries. A prolonged slowdown in the financial services sector may have a negative impact on the United Kingdom’s economy. In the past, the United Kingdom has been a target of terrorism. Acts of terrorism in the United Kingdom or against United Kingdom interests may cause uncertainty in the United Kingdom’s financial markets and adversely affect the performance of the issuers to which the Master Portfolio has exposure. In a referendum held on June 23, 2016, the United Kingdom resolved to leave the European Union. The referendum may introduce significant new uncertainties and instability in the financial markets as the United Kingdom negotiates its exit from the European Union. The United Kingdom’s economy, along with certain other EU economies, experienced a significant economic slowdown during the financial crisis that began in 2007.

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United States — The Master Portfolio may have significant exposure to U.S. issuers. A decrease in imports or exports, changes in trade regulations and/or an economic recession in the United States may have a material adverse effect on the U.S. economy and the securities listed on U.S. exchanges. Policy and legislative changes in the United States are changing many aspects of financial and other regulation and may have a significant effect on the U.S. markets generally, as well as the value of certain securities. In addition, a continued rise in the U.S. public debt level or U.S. austerity measures may adversely affect U.S. economic growth and the securities to which the Master Portfolio has exposure.

Investment in a Particular Market Segment Risks

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Consumer Discretionary Sector Risk — The consumer discretionary sector may be affected by changes in domestic and international economies, exchange and interest rates, competition, consumers’ disposable income, consumer preferences, social trends and marketing campaigns.

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Consumer Staples Sector Risk — The consumer staples sector may be affected by, among other things, marketing campaigns, changes in consumer demands, government regulations and changes in commodity prices.

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Energy and Natural Resources Sector Risk — The Master Portfolio’s investments in energy and natural resources companies are especially affected by variations in the commodities markets (that may be due to market events, regulatory developments or other factors that the Master Portfolio cannot control) and these companies may lack the resources and the broad business lines to weather hard times. Energy companies can be significantly affected by the supply of and demand for specific products and services, the supply of and demand for oil and gas, the price of oil and gas, exploration and production spending, government regulation, world events and economic conditions. Natural resources companies can be significantly affected by events relating to international political developments, energy conservation, the success of exploration projects, commodity prices, and tax and government regulations.

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Financial Services Industry Risk — When interest rates go up, the value of securities issued by many types of financial services companies generally goes down. In many countries, financial services and the companies that provide them are regulated by governmental entities, which can increase costs for new services or products and make it difficult to pass increased costs on to consumers. In certain areas, deregulation of financial services companies has resulted in increased competition and reduced profitability for certain companies.

The profitability of many types of financial services companies may be adversely affected in certain market cycles, including periods of rising interest rates, which may restrict the availability and increase the cost of capital, and declining economic conditions, which may cause credit losses due to financial difficulties of borrowers. Because many types of financial services companies are vulnerable to these economic cycles, the Master Portfolio’s investments may lose value during such periods.

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Health Sciences and Healthcare Companies Risk — The Master Portfolio’s investments in health sciences companies are subject to a number of risks, including the adverse impact of legislative actions and government regulations. These actions and regulations can affect the approval process for patents, medical devices and drugs, the funding of research and medical care programs, and the operation and licensing of facilities and personnel. The goods and services of health sciences companies are subject to risks of rapid technological change and obsolescence, product liability litigation, and intense price and other competitive pressures.

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Industrials Sector Risk — The industrials sector may be adversely affected by changes in the supply of and demand for products and services, product obsolescence, claims for environmental damage or product liability and general economic conditions, among other factors.

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Materials Sector Risk — Companies in the materials sector may be adversely affected by commodity price volatility, exchange rates, import controls, increased competition, depletion of resources, technical advances, labor relations and government regulations, among other factors. Companies in the materials sector are also at risk of liability for environmental damage and product liability claims. Production of materials may exceed demand as a result of market imbalances or economic downturns, leading to poor investment returns.

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Precious Metals and Related Securities Risk — Prices of precious metals and of precious metal related securities historically have been very volatile. The high volatility of precious metal prices may adversely affect the financial condition of companies involved with precious metals.

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Technology Sector Risk — Technology companies face intense competition, both domestically and internationally, which may have an adverse effect on profit margins. Technology companies may have limited product lines, markets, financial resources or personnel. The products of technology companies may face obsolescence due to rapid technological developments and frequent new product introduction, unpredictable changes in growth rates and competition for the services of qualified personnel. Companies in the technology sector are heavily dependent on patent and intellectual property rights. The loss or impairment of these rights may adversely affect the profitability of these companies.

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Telecommunications Risk — The telecommunications industry is subject to governmental regulation and a greater price volatility than the overall market and the products and services of telecommunications companies may be subject to rapid obsolescence resulting from changing consumer tastes, intense competition, and strong market reactions to technological developments throughout the industry. Companies in the telecommunications sector may encounter distressed cash flows due to the need to commit substantial capital to meet increasing competition, particularly in formulating new products and services using new technology. The telecommunications industry is also heavily regulated. Certain companies in the U.S., for example, are subject to both state and federal regulations affecting permitted rates of return and the kinds of services that may be offered.

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Utility Industry Risk — When interest rates go up, the value of securities issued by utilities companies historically has gone down. In most countries and localities, the utilities industry is regulated by governmental entities, which can increase costs and delays for new projects and make it difficult to pass increased costs on to consumers. In certain areas, deregulation of utilities has resulted in increased competition and reduced profitability for certain companies, and increased the risk that a particular company will become bankrupt or fail completely. Reduced profitability, as well as new uses for or additional need of funds (such as for expansion, operations or stock buybacks), could result in reduced dividend payout rates for utilities companies. In addition, utilities companies face the risk of increases in the cost and reduced availability of fuel (such as oil, coal, natural gas or nuclear energy) and potentially high interest costs for borrowing to finance new projects.

(d)	PORTFOLIO HOLDINGS

A description of each Master Portfolio’s policies and procedures with respect to the disclosure of the Master Portfolio’s portfolio holdings is available in Part B of this Registration Statement and is available free of charge by calling 1-800-441-7762 (toll-free).

ITEM 10.	MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

(a)(1)	MANAGEMENT

BFA serves as investment adviser to the Master Portfolios. BFA manages the investment of each Master Portfolio’s assets and provides each Master Portfolio with investment guidance and policy direction in connection with daily portfolio management, subject to the supervision of MIP’s board of trustees (the “Board of Trustees” or the “Board” and the members thereof, the “Trustees”) and in conformity with Delaware law and the stated policies of the Master Portfolios. For its services to each Master Portfolio, BFA is entitled to receive an annual management fee of 0.35% of such Master Portfolio’s average daily net assets.

BFA, along with certain affiliates, provides investment advisory services for the Underlying Funds that differ from the investment advisory services it provides for the Master Portfolios and receives investment advisory fees for such services to the Underlying Funds that differ from the fees described in this Part A for the Master Portfolios. In addition, BAL, along with certain affiliates, provides administration services to certain of the Underlying Funds and, for those services, may receive administration fees from those Underlying Funds. BFA has contractually agreed to waive 0.30% of its management fees at the Master Portfolio level through April 30, 2018. The contractual agreement may be terminated upon 90 days’ notice by a majority of the non interested trustees of MIP.

For the fiscal year ended December 31, 2016, each Master Portfolio paid BFA management fees at the following management fee rate, net of applicable waivers:

Master Portfolio	Management Fee Rate (Net of Applicable Waivers)
LifePath® Dynamic Retirement Master Portfolio	0.04%
LifePath® Dynamic 2020 Master Portfolio	0.04%
LifePath® Dynamic 2025 Master Portfolio	0.01%
LifePath® Dynamic 2030 Master Portfolio	0.04%
LifePath® Dynamic 2035 Master Portfolio	0.00%
LifePath® Dynamic 2040 Master Portfolio	0.04%
LifePath® Dynamic 2045 Master Portfolio	0.00%
LifePath® Dynamic 2050 Master Portfolio	0.03%
LifePath® Dynamic 2055 Master Portfolio	0.00%

BFA is an indirect wholly-owned subsidiary of BlackRock, Inc. BlackRock International Limited (“BIL”), a registered investment adviser organized in 1995, and BlackRock (Singapore) Limited (“BRS” and, together with BIL, the “Sub-Advisers”), a registered investment adviser organized in 2000, are affiliates of BFA, and each acts as a sub-adviser for each Master Portfolio. As of March 31, 2017, BFA and its affiliates had approximately $5.421 trillion in investment company and other portfolio assets under management.

BFA has entered into sub-advisory agreements with the Sub-Advisers, with respect to each Master Portfolio, under which BFA pays each Sub-Adviser for services it provides a fee equal to a percentage of the management fee paid to BFA under the investment advisory agreement with respect to each Master Portfolio. Each Sub-Adviser is responsible for the day-to-day management of a portion of each Master Portfolio’s portfolio.

A discussion regarding the basis for the Board of Trustees’ approval of the investment advisory agreement with BFA with respect to each Master Portfolio and the sub-advisory agreements with the Sub-Advisers with respect to each Master Portfolio is available in the corresponding BlackRock Funds III Feeder Fund’s semi-annual report for the period ended June 30, 2016.

CONFLICTS OF INTEREST

The investment activities of BFA and its affiliates (including BlackRock, Inc. and PNC Financial Services Group, Inc. and their affiliates, directors, partners, trustees, managing members, officers and employees (collectively, the “Affiliates”)) in the management of, or their interest in, their own accounts and other accounts they manage, may present conflicts of interest that could disadvantage the Master Portfolios and their interestholders.

        BFA and its Affiliates provide investment management services to other funds and discretionary managed accounts that follow investment programs similar to those of the Master Portfolios. BFA and its Affiliates are involved worldwide with a broad spectrum of financial services and asset management activities and may engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of the Master Portfolios. One or more Affiliates act or may act as an investor, investment banker, research provider, investment manager, commodity pool operator, commodity trading advisor, financier, underwriter, adviser, market maker, trader, prime broker, lender, index provider, agent and principal, and have other direct and indirect interests in securities, currencies, commodities, derivatives and other instruments in which the Master Portfolios may directly or indirectly invest. Thus, it is likely that the Master Portfolios will have multiple business relationships with and will invest in, engage in transactions with, make voting decisions with respect to, or obtain services from, entities for which an Affiliate performs or seeks to perform investment banking or other services. Specifically, the Master Portfolios may invest in securities of, or engage in other transactions with, companies with which an Affiliate has developed or is trying to develop investment banking relationships or in which an Affiliate has significant debt or equity investments or other interests. The Master Portfolios also may invest in securities of, or engage in other transactions with, companies for which an Affiliate provides or may in the future provide research coverage. An Affiliate may have business relationships with, and purchase, or distribute or sell services or products from or to, distributors, consultants or others who recommend the Master Portfolios or who engage in transactions with or for the Master Portfolios, and may receive compensation for such services. The Master Portfolios may also make brokerage and other payments to Affiliates in connection with the Master Portfolios’ portfolio investment transactions. An Affiliate may engage in proprietary trading and advise accounts and funds that have investment objectives similar to those of the Master Portfolios and/or that engage in and compete for transactions in the same types of securities, currencies and other instruments as the Master Portfolios. This may include transactions in securities issued by other open-end and closed-end investment companies (which may include investment companies that are affiliated with the Master Portfolios and BFA, to the extent permitted under the 1940 Act). The trading activities of these Affiliates are carried out without reference to positions held directly or indirectly by the Master Portfolios and may result in an Affiliate having positions in certain securities that are senior or junior to, or have interests different from or adverse to, the securities that are owned by the Master Portfolios. No Affiliate is under any obligation to share any investment opportunity, idea or strategy with the Master Portfolios. As a result, an Affiliate may compete with the Master Portfolios for appropriate investment opportunities. The results of the Master Portfolios’ investment activities, therefore, may differ from those of an Affiliate and of other accounts managed by an Affiliate, and it is possible that the Master Portfolios could sustain losses during periods in which one or more Affiliates and other accounts achieve profits on their trading for proprietary or other accounts. The opposite result is also possible.

In addition, the Master Portfolios may, from time to time, enter into transactions in which an Affiliate or its other clients have an adverse interest. Furthermore, transactions undertaken by Affiliate-advised clients may adversely impact the Master Portfolios. Transactions by one or more Affiliate-advised clients or BFA may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of the Master Portfolios. The Master Portfolios’ activities may be limited because of regulatory restrictions applicable to one or more Affiliates and/or their internal policies designed to comply with such restrictions.

Under a securities lending program approved by MIP’s Board of Trustees, MIP, on behalf of the Master Portfolios, have retained BTC, an Affiliate of BFA, to serve as the securities lending agent for the Master Portfolios to the extent that the Master Portfolios participate in the securities lending program. For these services, the lending agent will receive a fee from the Master Portfolios, including a fee based on the returns earned on the Master Portfolios’ investment of the cash received as collateral for the loaned securities. In addition, one or more Affiliates may be among the entities to which the Master Portfolios may lend their portfolio securities under the securities lending program.

The activities of Affiliates may give rise to other conflicts of interest that could disadvantage the Master Portfolios and their interestholders. BFA has adopted policies and procedures designed to address these potential conflicts of interest.

(a)(2)	PORTFOLIO MANAGERS

Information regarding the portfolio managers of the Master Portfolios is set forth below. Further information regarding the portfolio managers, including other accounts managed, compensation, ownership of Master Portfolio shares and possible conflicts of interest, is available in the Master Portfolios’ Part B.

Portfolio Manager	Primary Role	Since	Title and Recent Biography
Matthew O’Hara	Jointly and primarily responsible for the day-to-day management of each Master Portfolio, including setting the Master Portfolio’s overall investment strategy and overseeing the management of the Master Portfolio.	2016	Managing Director of BlackRock, Inc. since 2013; Director of BlackRock, Inc. from 2009 to 2012.

Philip Green	Jointly and primarily responsible for the day-to-day management of each Master Portfolio, including setting the Master Portfolio’s overall investment strategy and overseeing the management of the Master Portfolio.	2016	Managing Director of BlackRock, Inc. since 2006;

(a)(3)	LEGAL PROCEEDINGS

Legal Proceedings. On May 27, 2014, certain purported investors in the BlackRock Global Allocation Fund, Inc. (“Global Allocation”) and the BlackRock Equity Dividend Fund (“Equity Dividend”) filed a consolidated complaint (the “Consolidated Complaint”) in the United States District Court for the District of New Jersey against BlackRock Advisors, LLC, BlackRock Investment Management, LLC and BlackRock International Limited (collectively, the “Defendants”) under the caption In re BlackRock Mutual Funds Advisory Fee Litigation. The Consolidated Complaint, which purports to be brought derivatively on behalf of Global Allocation and Equity Dividend, alleges that the Defendants violated Section 36(b) of the 1940 Act by receiving allegedly excessive investment advisory fees from Global Allocation and Equity Dividend. The Consolidated Complaint seeks, among other things, to recover on behalf of Global Allocation and Equity Dividend all allegedly excessive advisory fees received by the Defendants in the period beginning one year prior to the filing of the lawsuit and ending on the day of judgment, along with purported lost investment returns on those amounts, plus interest. The Defendants believe the claims in the Consolidated Complaint are without merit and intend to vigorously defend the action.

(b)(1)	ORGANIZATION AND CAPITAL STRUCTURE

MIP was organized on October 20, 1993 as a statutory trust under the laws of the State of Delaware and is registered as an open-end, series management investment company under the 1940 Act. MIP is a “series fund,” which is a mutual fund company that has been divided into separate portfolios. Each portfolio is treated as a separate entity for certain matters under the 1940 Act and for certain other purposes. A holder of beneficial interests (an “interestholder”) of a portfolio is not deemed to be an interestholder of any other portfolio of MIP. The Board of Trustees has authorized MIP to issue multiple series. MIP currently offers interests in the following series: Active Stock Master Portfolio, CoreAlpha Bond Master Portfolio, International Tilts Master Portfolio, Large Cap Index Master Portfolio, LifePath® Dynamic Retirement Master Portfolio, LifePath® Dynamic 2020 Master Portfolio, LifePath® Dynamic 2025 Master Portfolio, LifePath® Dynamic 2030 Master Portfolio, LifePath® Dynamic 2035 Master Portfolio, LifePath® Dynamic 2040 Master Portfolio, LifePath® Dynamic 2045 Master Portfolio, LifePath® Dynamic 2050 Master Portfolio, LifePath® Dynamic 2055 Master Portfolio, LifePath® Dynamic 2060 Master Portfolio, LifePath® Index Retirement Master Portfolio, LifePath® Index 2020 Master Portfolio, LifePath® Index 2025 Master Portfolio, LifePath® Index 2030 Master Portfolio, LifePath® Index 2035 Master Portfolio, LifePath® Index 2040 Master Portfolio, LifePath® Index 2045 Master Portfolio, LifePath® Index 2050 Master Portfolio, LifePath® Index 2055 Master Portfolio, LifePath® Index 2060 Master Portfolio, Money Market Master Portfolio, S&P 500 Index Master Portfolio, Total International ex U.S. Index Master Portfolio, Treasury Money Market Master Portfolio and U.S. Total Bond Index Master Portfolio. Information about the listed portfolios that is not covered in this combined Part A and Part B is contained in separate offering documents. From time to time, additional portfolios may be established and sold pursuant to separate offering documents.

All consideration received by MIP for interests in one of its portfolios and all assets in which such consideration is invested will belong to that portfolio (subject only to the rights of creditors of MIP) and will be subject to the liabilities related thereto. The income attributable to, and the expenses of, one portfolio are treated separately from those of each other portfolio.

The business and affairs of MIP are managed under the direction of its Board of Trustees. The office of MIP is located at 400 Howard Street, San Francisco, California 94105.

Please see Item 22 of Part B for a further description of MIP’s capital structure.

ITEM 11.	INTERESTHOLDER INFORMATION.

PURCHASE, REDEMPTION AND PRICING OF INTERESTS

Investments in a Master Portfolio are valued based on an interestholder’s proportionate ownership interest (rounded to the nearest hundredth of a percent, although each Master Portfolio reserves the right to calculate proportionate ownership interest to more than two decimal places) in the Master Portfolio’s aggregate net assets (“Net Assets”) (i.e., the value of its total assets (including the securities held by the Master Portfolio plus any cash or other assets, including interest and dividends accrued but not yet received) less total liabilities (including accrued expenses)) as next determined after an order is received in proper form by the applicable Master Portfolio. The value of each Master Portfolio’s Net Assets is determined as of the close of regular trading on the NYSE which is generally 4:00 p.m. (Eastern time) (“Valuation Time”) on each day the NYSE is open for business (a “Business Day”).

An investor in a Master Portfolio may add to or reduce its investment in a Master Portfolio on any Business Day. At the Valuation Time on each Business Day, the value of each investor’s beneficial interest in a Master Portfolio is determined by multiplying the Master Portfolio’s Net Assets by the percentage, effective for that day, of that investor’s share of the aggregate beneficial interests in the Master Portfolio. Any additions to or redemptions of those interests that are to be effected on that day will then be effected. Each investor’s share of the aggregate beneficial interests in the Master Portfolio will then be recomputed using the percentage equal to the fraction: (i) the numerator of which is the value of the investor’s cumulative investment in the Master Portfolio up to that day, plus or minus, as the case may be, the amounts of net additions or redemptions from such investment effected on that day and (ii) the denominator of which is the Master Portfolio’s Net Assets as of the Valuation Time on that day, plus or minus, as the case may be, the amount of the net additions to or redemptions from the aggregate investments in the Master Portfolio by all investors. The percentages so determined are then applied to determine the value of each investor’s respective interest in the Master Portfolio as of the Valuation Time on the following Business Day.

Each Master Portfolio is primarily a “fund of funds,” i.e., each Master Portfolio invests primarily in the Underlying Funds, although it can also make certain direct investments. Shares of the Underlying Funds other than the Underlying iShares Funds are valued at net asset value. Shares of the Underlying iShares Funds are valued at their most recent closing price. The registration statements for the Underlying Funds include descriptions of the methods for valuing the Underlying Funds’ investments, including a description of the circumstances in which the investments of the Underlying Funds that are not money market funds would be valued using fair value pricing and the effects of using fair value pricing.

Equity securities and other instruments for which market quotations are readily available are valued at market value, which is generally determined using the last reported closing price or, if a reported closing price is not available, the last traded price on the exchange or market on which the security or instrument is primarily traded at the time of valuation. Each Master Portfolio values fixed-income portfolio securities and non-exchange traded derivatives using last available bid prices or current market quotations provided by dealers or prices (including evaluated prices) supplied by the Master Portfolio’s approved independent third-party pricing services, each in accordance with valuation procedures approved by the Board of Trustees. Pricing services may use matrix pricing or valuation models that utilize certain inputs and assumptions to derive values. Pricing services generally value fixed-income securities assuming orderly transactions of institutional round lot size, but the Master Portfolio may hold or transact in such securities in smaller, odd lot sizes. Odd lots often trade at lower prices than institutional round lots. Short-term debt securities with remaining maturities of 60 days or less may be valued on the basis of amortized cost.

Foreign currency exchange rates are generally determined as of the close of business on the NYSE. Foreign securities owned by the Master Portfolios may trade on weekends or other days when the Master Portfolios do not price their interests. As a result, each Master Portfolio’s net asset value may change on days when you will not be able to purchase or withdraw such Master Portfolio’s interests.

Generally, trading in foreign securities, U.S. Government securities, money market instruments and certain fixed-income securities is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the net asset value of each Master Portfolio’s interest are determined as of such times.

When market quotations are not readily available or are not believed by BFA to be reliable, each Master Portfolio’s investments are valued at fair value. Fair value determinations are made by BFA in accordance with procedures approved by the Board of Trustees. BFA may conclude that a market quotation is not readily available or is unreliable if a security or other asset or liability does not have a price source due to its lack of liquidity, if BFA believes a market quotation from a broker-dealer or other source is unreliable, where the security or other asset or other liability is thinly traded (e.g., municipal securities, certain small cap and emerging growth companies, and certain non-U.S. securities) or where there is a significant event subsequent to the most recent market quotation. For this purpose, a “significant event” is deemed to occur if BFA determines, in its business judgment prior to or at the time of pricing the Master Portfolios’ assets or liabilities, that it is likely that the event will cause a material change to the last closing market price of one or more assets or liabilities held by each Master Portfolio. For instance, significant events may occur between the foreign market close and the close of business on the NYSE that may not be reflected in the computation of the Master Portfolios’ net assets. If such event occurs, those instruments may be fair valued. Similarly, foreign securities whose values are affected by volatility that occurs in U.S. markets on a trading day after the close of foreign securities markets may be fair valued.

For certain foreign securities, a third-party vendor supplies evaluated, systematic fair value pricing based upon the movement of a proprietary multi-factor model after the relevant foreign markets have closed. This systematic fair value pricing methodology is designed to correlate the prices of foreign securities following the close of the local markets to the price that might have prevailed as of each Master Portfolio’s pricing time.

Fair value represents a good faith approximation of the value of a security. The fair value of one or more securities may not, in retrospect, be the price at which those assets could have been sold during the period in which the particular fair values were used in determining each Master Portfolio’s net asset value.

Each Master Portfolio may accept orders from certain authorized financial intermediaries or their designees. Each Master Portfolio will be deemed to receive an order when accepted by the intermediary or designee, and the order will receive the net asset value next computed by each Master Portfolio after such acceptance. If the payment for a purchase order is not made by a designated later time, the order will be canceled and the financial intermediary could be held liable for any losses.

An investor in a Master Portfolio may redeem all or any portion of its interest on any Business Day at the net asset value next determined after a redemption request is received in proper form. The Master Portfolio will generally remit the proceeds from a redemption the next Business Day after receiving a properly executed redemption order and no longer than seven days after receiving the order. MIP may, however, suspend the right of redemption or postpone redemption payments for longer than seven days for any period during which (i) the NYSE is closed (other than customary weekend and holiday closings); (ii) trading on the NYSE is restricted; (iii) an emergency exists as a result of which disposal or valuation of a Master Portfolio’s investments is not reasonably practicable; or (iv) for such other periods as the SEC by order may permit, as permitted under Section 22(e) of the 1940 Act, and other applicable laws. In addition, the Master Portfolios reserve the right to refuse any purchase of interests. Investments in the Master Portfolios may not be transferred.

MIP reserves the right to pay redemption proceeds in portfolio securities held by each Master Portfolio rather than in cash. MIP has elected to be governed by Rule 18f-1 under the 1940 Act so that each Master Portfolio is obligated to redeem its interests solely in cash up to the lesser of $250,000 or 1% of its net asset value during any 90-day period for any interestholder of each Master Portfolio. The redemption price is the net asset value per share next determined after the initial receipt of proper notice of redemption.

NET INVESTMENT INCOME AND CAPITAL GAIN ALLOCATIONS AND DISTRIBUTIONS

Any net investment income of the Master Portfolios generally will be accrued and allocated daily to all investors of record as of the Valuation Time on any Business Day. The Master Portfolios’ net investment income for a Saturday, Sunday or holiday will be accrued and allocated to investors of record as of the Valuation Time on the previous Business Day. Allocations of a Master Portfolio’s net investment income will be distributed to an interestholder’s account on the applicable payment date. Capital gains realized by a Master Portfolio will be allocated on the date of accrual and distributed at least annually to an interestholder’s account on the applicable payment date.

Each Master Portfolio will allocate its investment income, expenses, and realized and unrealized net gains and losses to its interestholders pro rata in accordance with their beneficial interests. Allocations of taxable income or loss may be made in a different manner in order to comply with U.S. federal income tax rules.

FREQUENT PURCHASES AND REDEMPTIONS OF INTERESTS

MIP does not offer its interests for sale to the general public, nor does it offer an exchange privilege. MIP is not, therefore, directly subject to the risks of short-term trading and the Board of Trustees has not adopted procedures to prevent such trading. However, MIP may be adversely affected by short-term trading in shares of a Feeder Fund. See “Account Information — Short-Term Trading Policy” in Part A of the BlackRock III Feeder Fund Registration Statement for more information.

TAXES

Each Master Portfolio has been and will continue to be operated in a manner so as to qualify as a non-publicly traded partnership for U.S. federal income tax purposes. Provided that a Master Portfolio so qualifies, it will not be subject to any U.S. federal income tax on its income and gain (if any). However, each investor’s share of a Master Portfolio’s income, gain, loss, deduction and credit, regardless of whether any distributions are made to the investor, generally will be included in determining the investor’s U.S. federal income tax liability. As a non-publicly traded partnership, each Master Portfolio will be deemed to have “passed through” to interestholders their proportionate shares of the Master Portfolio’s interest, dividends, gains or losses (if any) realized on its investments, regardless of whether the Master Portfolio makes any distributions. The determination of such shares will be made in accordance with the Internal Revenue Code, and regulations promulgated thereunder. Each Master Portfolio will have no more than 100 investors.

In general, a distribution of net investment income or realized capital gains to an investor will be tax-free for U.S. federal income tax purposes, unless the distribution exceeds the investor’s tax basis in its beneficial interest in the Master Portfolio. Such distributions will reduce an investor’s tax basis in its beneficial interests in the Master Portfolio, but not below zero.

It is intended that each Master Portfolio’s assets, income and distributions will be managed in such a way that an entity electing and qualifying as a “regulated investment company” under Subchapter M of the Internal Revenue Code can continue to so qualify by investing substantially all of its assets in the Master Portfolio, provided that the regulated investment company meets all other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing to its interestholders a sum equal to at least 90% of the regulated investment company’s “investment company taxable income,” as defined in Section 852(b)(2) of the Internal Revenue Code, and 90% of its net tax-exempt interest (if any) for each taxable year).

ITEM 12.	DISTRIBUTION ARRANGEMENTS.

Beneficial interests in each Master Portfolio are not registered under the 1933 Act because such interests are issued solely in transactions that are exempt from registration under the 1933 Act. Each Master Portfolio is a “master” fund in a “master/feeder” structure. Only “feeder funds” — i.e., investment companies that are “accredited investors” and invest all of their assets in the Master Portfolios — or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act may make direct investments in a Master Portfolio. BlackRock Investments, LLC (“BRIL”) is the placement agent for the Master Portfolios. In addition, BRIL provides certain compliance related, sales related and other services for the Master Portfolios.

A non-accredited investor may not directly purchase an interest in a Master Portfolio, but instead may purchase shares in a Feeder Fund that invests directly in the Master Portfolio. Any accredited investors other than Feeder Funds that invest in the Master Portfolios will do so on the same terms and conditions as the Feeder Funds, although they may have different administrative and other expenses. Therefore, some indirect investors may have different returns than other indirect investors in the Master Portfolios.

MIP’s Board of Trustees has adopted, on behalf of each Master Portfolio, a “defensive” distribution plan under Section 12(b) of the 1940 Act and Rule 12b-1 thereunder (the “Plan”). The Plan provides that if any portion of a Master Portfolio’s advisory fees (up to 0.25% of the average daily net assets of each Master Portfolio on an annual basis) were deemed to constitute an indirect payment for activities that are primarily intended to result in the sale of interests in a Master Portfolio such payment would be authorized pursuant to the Plan. These payments, if any, would be paid out of the Master Portfolio’s assets on an on-going basis. Over time, these payments would increase the cost of an interestholder’s investment and may cost an interestholder more than paying other types of sales charges. The Master Portfolios currently do not pay any amounts pursuant to the Plan.

ITEM 13.	FINANCIAL HIGHLIGHTS.

The response to Item 13 has been omitted pursuant to General Instruction B, Paragraph 2(b), to Form N-1A under the 1940 Act.

MASTER INVESTMENT PORTFOLIO

LIFEPATH® DYNAMIC RETIREMENT MASTER PORTFOLIO

LIFEPATH® DYNAMIC 2020 MASTER PORTFOLIO

LIFEPATH® DYNAMIC 2025 MASTER PORTFOLIO

LIFEPATH® DYNAMIC 2030 MASTER PORTFOLIO

LIFEPATH® DYNAMIC 2035 MASTER PORTFOLIO

LIFEPATH® DYNAMIC 2040 MASTER PORTFOLIO

LIFEPATH® DYNAMIC 2045 MASTER PORTFOLIO

LIFEPATH® DYNAMIC 2050 MASTER PORTFOLIO

LIFEPATH® DYNAMIC 2055 MASTER PORTFOLIO

PART B — STATEMENT OF ADDITIONAL INFORMATION

July 26, 2017

ITEM 14.	COVER PAGE AND TABLE OF CONTENTS.

Master Investment Portfolio (“MIP”) is an open-end, series management investment company. MIP is a “series fund,” which is a mutual fund company that has been divided into separate portfolios. This Part B is for LifePath® Dynamic Retirement Master Portfolio, LifePath® Dynamic 2020 Master Portfolio, LifePath® Dynamic 2025 Master Portfolio, LifePath® Dynamic 2030 Master Portfolio, LifePath® Dynamic 2035 Master Portfolio, LifePath® Dynamic 2040 Master Portfolio, LifePath® Dynamic 2045 Master Portfolio, LifePath® Dynamic 2050 Master Portfolio and LifePath® Dynamic 2055 Master Portfolio (each, a “Master Portfolio” and collectively, the “Master Portfolios”). This Part B is not a prospectus and should be read in conjunction with Part A, also dated July 26, 2017, of the Master Portfolios. All terms used in this Part B that are defined in Part A and not defined in this Part B have the meanings assigned in Part A. MIP incorporates by reference the information included on the cover page of the statement of additional information of BlackRock LifePath® Dynamic Retirement Fund, BlackRock LifePath® Dynamic 2020 Fund, BlackRock LifePath® Dynamic 2025 Fund, BlackRock LifePath® Dynamic 2030 Fund, BlackRock LifePath® Dynamic 2035 Fund, BlackRock LifePath® Dynamic 2040 Fund, BlackRock LifePath® Dynamic 2045 Fund, BlackRock LifePath® Dynamic 2050 Fund and BlackRock LifePath® Dynamic 2055 Fund (each, a “BlackRock Funds III Feeder Fund” and collectively, the “BlackRock Funds III Feeder Funds”), as amended, revised or supplemented from time to time (the “SAI”). A copy of Part A of the Registration Statement with respect to the Master Portfolios may be obtained without charge by writing to Master Investment Portfolio, c/o BNY Mellon Investment Servicing (US) Inc., P.O. Box 9819, Providence, Rhode Island 02940-8019, or by calling 1-800-441-7762. MIP’s registration statement may be examined at the office of the Securities and Exchange Commission (the “SEC”) in Washington, D.C. NEITHER PART A NOR THIS PART B CONSTITUTES AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN A MASTER PORTFOLIO.

ITEM 15.	TRUST HISTORY.

MIP is an open-end, series management investment company organized on October 20, 1993 as a statutory trust under the laws of the State of Delaware. MIP is a “series fund,” which is a mutual fund company that has been divided into separate portfolios.

ITEM 16.	DESCRIPTION OF THE MASTER PORTFOLIOS AND THEIR INVESTMENTS AND RISKS.

INVESTMENTS AND RISKS. MIP incorporates by reference the information concerning each Master Portfolio’s additional investment strategies, risks and restrictions (including information on the Interfund Lending Program, under which each Master Portfolio has the ability to borrow or lend for temporary purposes) from the following sections of the SAI: “Part I: Investment Objectives and Policies,” “Part I: Investment Restrictions,” “Part II: Investment Risks and Considerations” and “Appendix A.”

PORTFOLIO HOLDINGS INFORMATION. MIP incorporates by reference the information concerning each Master Portfolio’s policies and procedures with respect to the disclosure of portfolio holdings from the following section of the SAI: “Part II: Selective Disclosure of Portfolio Holdings.”

ITEM 17.	MANAGEMENT OF THE TRUST.

The following information supplements and should be read in conjunction with Item 10 of Part A.

MIP incorporates by reference the information concerning the management of MIP and the Master Portfolios from the following section of the SAI: “Part I: Information on Trustees and Officers.” The Board of Trustees has responsibility for the overall management and operations of the Master Portfolios. The Board of Trustees of MIP has the same chair and the same committee structure as the board of trustees of BlackRock Funds III.

MIP incorporates by reference the information concerning the compensation for the Trustees of MIP from the following section of the SAI: “Part I: Information on Trustees and Officers — Compensation of Trustees.”

CODES OF ETHICS. MIP has the same code of ethics as BlackRock Funds III. MIP incorporates by reference the information concerning the code of ethics from the following section of the SAI: “Part II: Management and Other Service Arrangements — Codes of Ethics.”

PROXY VOTING POLICIES. MIP incorporates by reference the information concerning its Proxy Voting Policies from the following sections of the SAI: “Part II: Proxy Voting Policies and Procedures” and “Appendix B.”

INTERESTHOLDER COMMUNICATION TO THE BOARD OF TRUSTEES. The Board of Trustees has established a process for interestholders to communicate with the Board of Trustees. Interestholders may contact the Board of Trustees by mail. Correspondence should be addressed to Master Investment Portfolio Board of Trustees, c/o BlackRock, Inc., 55 East 52nd Street, New York, New York 10055. Interestholder communication to the Board of Trustees should include the following information: (a) the name and address of the interestholder; (b) the percentage interest(s) owned by the interestholder; (c) the Master Portfolio(s) of which the interestholder owns interests; and (d) if these interests are owned indirectly through a broker, financial intermediary or other record owner, the name of the broker, financial intermediary or other record owner. All correspondence received as set forth above shall be reviewed by the Secretary of MIP and reported to the Board of Trustees.

ITEM 18.	CONTROL PERSONS AND PRINCIPAL HOLDERS OF INTERESTS.

As of July 11, 2017, the interestholders identified below were known by MIP to own of record or beneficially 5% or more of the outstanding voting interests of a Master Portfolio.

MASTER PORTFOLIO	NAME AND ADDRESS OF INTERESTHOLDER	PERCENTAGE OF MASTER PORTFOLIO	NATURE OF OWNERSHIP
LifePath® Dynamic Retirement Master Portfolio	BlackRock LifePath® Dynamic Retirement Fund	100%	Record
	c/o BlackRock Funds III
	400 Howard Street
	San Francisco, CA 94105

LifePath® Dynamic 2020 Master Portfolio	BlackRock LifePath® Dynamic 2020 Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%	Record

LifePath® Dynamic 2025 Master Portfolio	BlackRock LifePath® Dynamic 2025 Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%	Record

LifePath® Dynamic 2030 Master Portfolio	BlackRock LifePath® Dynamic 2030 Fund	100%	Record
	c/o BlackRock Funds III
	400 Howard Street
	San Francisco, CA 94105

LifePath® Dynamic 2035 Master Portfolio	BlackRock LifePath® Dynamic 2035 Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%	Record

LifePath® Dynamic 2040 Master Portfolio	BlackRock LifePath® Dynamic 2040 Fund	100%	Record
	c/o BlackRock Funds III
	400 Howard Street
	San Francisco, CA 94105

LifePath® Dynamic 2045 Master Portfolio	BlackRock LifePath® Dynamic 2045 Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%	Record

LifePath® Dynamic 2050 Master Portfolio	BlackRock LifePath® Dynamic 2050 Fund	100%	Record
	c/o BlackRock Funds III
	400 Howard Street
	San Francisco, CA 94105

LifePath® Dynamic 2055 Master Portfolio	BlackRock LifePath® Dynamic 2055 Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%	Record

For purposes of the 1940 Act, any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to “control” such company. Accordingly, to the extent that a Feeder Fund or another interestholder is identified in the foregoing table as the beneficial holder of more than 25% of a Master Portfolio or as the holder of record of more than 25% of a Master Portfolio and has voting and/or investment powers, such interestholder may be presumed to control the Master Portfolio. Any Feeder Fund that is a majority interestholder in a Master Portfolio may be able to take actions with respect to MIP (e.g., approve an advisory agreement) without the approval of other investors in the applicable Master Portfolio.

As of July 11, 2017, the Trustees and officers of MIP as a group owned an aggregate of less than 1% of the outstanding beneficial interests of each Master Portfolio. As of December 31, 2016, with one exception, none of the Independent Trustees of MIP or their immediate family members owned beneficially or of record any securities of the Master Portfolios’ investment adviser, sub-advisers, principal underwriter, or any person directly or indirectly controlling, controlled by, or under common control with such entities. On December 20, 2016, Susan J. Carter received 35 shares of common stock of BlackRock, Inc. in an in-kind distribution made in connection with the liquidation of an investment fund; upon learning of such distribution, such shares were sold on January 12, 2017.

ITEM 19.	INVESTMENT ADVISORY AND OTHER SERVICES.

The following information supplements and should be read in conjunction with Items 10 and 12 in Part A. Information relating to the investment management and other services provided to each Master Portfolio by BlackRock Fund Advisors (“BFA”) is incorporated herein by reference from the Prospectuses and from the sub-section entitled “Management, Advisory and Other Service Arrangements” in Part I of the SAI and the section entitled “Management and Other Service Arrangements” in Part II of the SAI. The following list identifies the specific sections and sub-sections in the SAI under which the information required by Item 19 of Form N-1A may be found. Each listed section is incorporated herein by reference.

Form N-1A Item No.	Sections Incorporated by Reference from the Prospectuses or SAI of the BlackRock Funds III Feeder Funds
Item 19(a)	SAI: Part I: Management, Advisory and Other Service Arrangements

SAI: Part II: Management and Other Service Arrangements

Item 19(c)	SAI: Part I: Management, Advisory and Other Service Arrangements

SAI: Part II: Management and Other Service Arrangements

Item 19(d)	SAI: Part I: Management, Advisory and Other Service Arrangements

SAI: Part II: Management and Other Service Arrangements

Item 19(e)	Not Applicable

Item 19(f)	Not Applicable

Item 19(g)	Not Applicable

Item 19(h)	Prospectuses: Back Cover

For the fiscal years shown below, each Master Portfolio paid the following management fees to BFA, net of waivers and/or offsetting credits:

	FISCAL YEAR ENDED DECEMBER 31,
MASTER PORTFOLIO	2014	2015	2016
LifePath® Dynamic Retirement Master Portfolio	$1,012,206	$962,205	$78,477
LifePath® Dynamic 2020 Master Portfolio	$1,386,812	$1,422,239	$232,846
LifePath® Dynamic 2025 Master Portfolio	$(2,605)	$1,430	$5,767
LifePath® Dynamic 2030 Master Portfolio	$814,365	$913,192	$224,720
LifePath® Dynamic 2035 Master Portfolio	$(15,078)	$(11,493)	$2,113
LifePath® Dynamic 2040 Master Portfolio	$325,126	$407,796	$171,067
LifePath® Dynamic 2045 Master Portfolio	$(24,704)	$(24,704)	$(7,895)
LifePath® Dynamic 2050 Master Portfolio	$10,367	$32,215	$32,471
LifePath® Dynamic 2055 Master Portfolio	$(29,413)	$(29,565)	$(15,910)

For the fiscal years shown below, BFA waived the following management fees payable by the Master Portfolios:

	FISCAL YEAR ENDED DECEMBER 31,
MASTER PORTFOLIO	2014	2015	2016
LifePath® Dynamic Retirement Master Portfolio	$4,489,152	$3,731,164	$590,207
LifePath® Dynamic 2020 Master Portfolio	$8,528,728	$6,915,464	$1,569,136
LifePath® Dynamic 2025 Master Portfolio	$205,406	$185,698	$195,988
LifePath® Dynamic 2030 Master Portfolio	$8,478,866	$7,071,560	$1,526,126
LifePath® Dynamic 2035 Master Portfolio	$180,601	$166,991	$172,449
LifePath® Dynamic 2040 Master Portfolio	$6,865,272	$5,680,990	$1,208,512
LifePath® Dynamic 2045 Master Portfolio	$108,979	$105,575	$107,704
LifePath® Dynamic 2050 Master Portfolio	$1,382,006	$1,313,421	$361,476
LifePath® Dynamic 2055 Master Portfolio	$41,836	$43,733	$54,651

The fees and expenses of the members of MIP’s Board of Trustees who are not “interested persons” of MIP (as such term is defined in the 1940 Act) (the “Independent Trustees” and each, an “Independent Trustee”), counsel to the Independent Trustees of MIP, and the independent registered public accounting firm that provides audit services in connection with the Master Portfolios (collectively referred to as the “MIP Independent Expenses”) are paid directly by the Master Portfolios. Each of BlackRock Advisors, LLC (“BAL”), the administrator to the Master Portfolios, and BFA, as applicable, has contractually undertaken to reimburse or provide an offsetting credit to each Master Portfolio for such MIP Independent Expenses through April 30, 2027. Each such contractual arrangement may not be terminated prior to May 1, 2027 without the consent of the Boards of Trustees of the Trust and MIP.

For the fiscal years shown below, BFA provided an offsetting credit, in the amounts shown, against management fees paid with respect to the Master Portfolios:

	FISCAL YEAR ENDED DECEMBER 31,
MASTER PORTFOLIO	2014	2015	2016
LifePath® Dynamic Retirement Master Portfolio	$75,993	$75,109	$19,124
LifePath® Dynamic 2020 Master Portfolio	$113,481	$268,323	$25,803
LifePath® Dynamic 2025 Master Portfolio	$31,818	$52,778	$26,301
LifePath® Dynamic 2030 Master Portfolio	$108,487	$255,625	$25,983
LifePath® Dynamic 2035 Master Portfolio	$31,444	$49,091	$26,012
LifePath® Dynamic 2040 Master Portfolio	$90,908	$205,041	$26,584
LifePath® Dynamic 2045 Master Portfolio	$30,692	$42,644	$25,319
LifePath® Dynamic 2050 Master Portfolio	$41,917	$75,825	$26,230
LifePath® Dynamic 2055 Master Portfolio	$30,062	$37,127	$24,731

ITEM 20.	PORTFOLIO MANAGERS.

MIP incorporates by reference the information concerning the portfolio managers for the Master Portfolios from the following section of the SAI: “Part I: Management, Advisory and Other Service Arrangements — Information Regarding the Portfolio Managers.”

ITEM 21.	BROKERAGE ALLOCATION AND OTHER PRACTICES.

MIP incorporates by reference the information describing the Master Portfolios’ policies governing portfolio securities transactions generally, portfolio turnover, brokerage commissions and frequent trading in portfolio securities from the following section of the SAI: “Part II: Portfolio Transactions and Brokerage.”

ITEM 22.	CAPITAL STOCK AND OTHER INTERESTS.

Pursuant to MIP’s Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Master Portfolios. Interestholders in the Master Portfolios are entitled to participate pro rata in distributions and, generally, in allocations of income, gain, loss, deduction and credit of the Master Portfolios. Under certain circumstances, allocations of tax items to interestholders will not be made pro rata in accordance with their interests in the Master Portfolios in order to comply with tax rules and regulations applicable to such allocations. Upon liquidation or dissolution of a Master Portfolio, interestholders are entitled to share pro rata in the Master Portfolio’s net assets available for distribution to its interestholders. Interests in the Master Portfolios have no preference, preemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Interests in the Master Portfolios may not be transferred. No certificates are issued. MIP may be terminated at any time by vote of interestholders holding at least a majority of the interests of each series entitled to vote or by the Trustees by written notice to the interestholders. Any series of interests may be terminated at any time by vote of interestholders holding at least a majority of the interests of such series entitled to vote or by the Trustees by written notice to the interestholders of such series.

Each interestholder is entitled to vote, with respect to matters affecting each of MIP’s portfolios, in proportion to the amount of its investment in MIP. Interestholders in MIP do not have cumulative voting rights, and interestholders holding more than 50% of the aggregate beneficial interest in MIP may elect all of the Trustees if they choose to do so and in such event the other interestholders in MIP would not be able to elect any Trustee. MIP is not required to hold annual meetings of interestholders but MIP may hold special meetings of interestholders when in the judgment of the Trustees it is necessary or desirable to submit matters for interestholders’ vote.

Rule 18f-2 under the 1940 Act provides that any matter required to be submitted under the provisions of the 1940 Act or applicable state law or otherwise to the holders of the outstanding voting interests of an investment company that issues two or more classes or series, such as MIP, will not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding interests of each class or series affected by such matter. Rule 18f-2 further provides that a class or series, such as each Master Portfolio, shall be deemed to be affected by a matter unless it is clear that the interests of each class or series in the matter are substantially identical or that the matter does not affect any interest of the class or series. However, Rule 18f-2 exempts the selection of independent accountants and the election of Trustees from the separate voting requirements of Rule 18f-2.

ITEM 23.	PURCHASE, REDEMPTION AND PRICING OF INTERESTS.

The following information supplements and should be read in conjunction with Item 11 in Part A.

PURCHASE OF INTERESTS. Beneficial interests in each Master Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Investments in a Master Portfolio may only be made by investment companies or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

IN-KIND PURCHASES. Payment for interests of a Master Portfolio may, at the discretion of the investment adviser, be made in the form of securities that are permissible investments for the applicable Master Portfolio and that meet the investment objective, policies and limitations of the applicable Master Portfolio as described in Part A. In connection with an in-kind securities payment, a Master Portfolio may require, among other things, that the securities: (i) be valued on the day of purchase in accordance with the pricing methods used by the Master Portfolio; (ii) be accompanied by satisfactory assurance that the Master Portfolio will have good and marketable title to such securities; (iii) not be subject to any restrictions upon resale by the Master Portfolio; (iv) be in proper form for transfer to the Master Portfolio; and (v) be accompanied by adequate information concerning the basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Master Portfolio engaged in the in-kind purchase transaction and must be delivered to the Master Portfolio by the investor upon receipt from the issuer. Interests purchased in exchange for securities generally cannot be redeemed until the transfer has settled.

SUSPENSION OF REDEMPTIONS. The right of redemption of interests in each Master Portfolio may be suspended or the date of redemption payment postponed as provided in Item 11 in Part A.

VALUATION. MIP incorporates by reference information concerning the Master Portfolios’ and MIP’s pricing of interests from the following section of the SAI: “Part II: Pricing of Shares — Determination of Net Asset Value.”

DECLARATION OF TRUST PROVISIONS REGARDING REDEMPTIONS AT OPTION OF TRUST. Pursuant to the Declaration of Trust, MIP shall, subject to applicable law, have the right at its option and at any time to redeem interests of any interestholder at the net asset value thereof as determined in accordance with the Declaration of Trust (i) if at such time such interestholder owns fewer interests than, or interests having an aggregate net asset value less than, an amount determined from time to time by the Trustees; or (ii) to the extent that such interestholder owns interests of a particular series or class equal to or in excess of a percentage of the outstanding interests of that series or class, or a percentage of the aggregate net asset value of that series or class, determined from time to time by the Trustees; or (iii) to the extent that such interestholder owns interests of MIP equal to or in excess of a percentage of the aggregate outstanding interests of MIP, or a percentage of the aggregate net asset value of MIP, as determined from time to time by the Trustees.

ITEM 24.	TAXATION OF THE TRUST.

MIP is organized as a statutory trust under Delaware law. Under MIP’s current classification for U.S. federal income tax purposes, it is intended that each Master Portfolio will be treated as a non-publicly traded partnership for such purposes and, therefore, each Master Portfolio will not be subject to any U.S. federal income tax. However, each investor’s share (as determined in accordance with the governing instruments of MIP) of a Master Portfolio’s income, gain, loss, deduction, and credit generally will be included in determining the investor’s U.S. federal income tax liability, regardless of whether the Master Portfolio makes any distributions to the investor. The determination of such share will be made in accordance with the U.S. Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) and regulations promulgated thereunder.

Each Master Portfolio’s taxable year-end is the last day of December. Although the Master Portfolios will not be subject to U.S. federal income tax, they will file appropriate U.S. federal income tax returns.

It is intended that each Master Portfolio’s assets, income and distributions will be managed in such a way that an entity electing and qualifying as a “regulated investment company” under Subchapter M of the Internal Revenue Code can continue to so qualify by investing substantially all of its assets in a Master Portfolio, provided that the regulated investment company meets all other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing to its interestholders a sum equal to at least 90% of the regulated investment company’s “investment company taxable income,” as defined in Section 852(b)(2) of the Internal Revenue Code, and 90% of its net tax-exempt interest (if any) for each taxable year). Each Master Portfolio shall enable such regulated investment companies to meet their Subchapter M requirements by investing in the Underlying Funds, each of which is treated as either a disregarded entity, non-publicly traded partnership or regulated investment company for U.S. federal income tax purposes.

Withdrawals by investors from the Master Portfolios generally will not result in their recognizing any gain or loss for U.S. federal income tax purposes, except that: (i) gain will be recognized to the extent that any cash distributed exceeds the tax basis of the investor’s interests in a Master Portfolio prior to the distribution; (ii) income or gain will be recognized if the withdrawal is in liquidation of all of the investor’s interests in a Master Portfolio and includes a disproportionate share of any “unrealized receivables” or inventory that has substantially appreciated in value as provided in Section 751 of the Internal Revenue Code, held by the Master Portfolio; and (iii) loss, if realized, will be recognized if the distribution is in liquidation of all of such interests and consists solely of cash and/or unrealized receivables and/or substantially appreciated inventory. The tax basis of any investor’s interests in a Master Portfolio generally equals the amount of cash and the basis of any property that the investor invests in the Master Portfolio, increased by the investor’s share of taxable income from the Master Portfolio and decreased, but not below zero, by the amount of any cash distributions, to the investor the tax basis of any property distributed to the investor from the Master Portfolio and tax losses allocated to the investor.

Amounts realized by an Underlying Fund in which a Master Portfolio invests in foreign securities may give rise to withholding and other taxes imposed by foreign countries, although these taxes may be reduced by applicable tax treaties.

The feeder funds that invest in the Master Portfolios may be able to claim a deduction or credit for such taxes but will not be able to pass-through such a deduction or credit to their interestholders.

“Passive foreign investment corporations” (“PFICs”) are generally defined as foreign corporations that receive at least 75% of their annual gross income from passive sources (such as interest, dividends, certain rents and royalties, or capital gains) or that hold at least 50% of their assets in investments producing such passive income. If an Underlying Fund acquires any equity interest (which generally includes not only stock but also may include an option to acquire stock such as is inherent in a convertible bond under Treasury Regulations that may be promulgated in the future) in a PFIC, the interestholders of the Master Portfolio could be subject to U.S. federal income tax and Internal Revenue Service (“IRS”) interest charges on “excess distributions” received by the Master Portfolio from the Underlying Fund that invests in the PFIC or gain from the sale of stock in the PFIC, even if all income or gain actually received by the Master Portfolio is timely distributed to its interestholders. Excess distributions will be characterized as ordinary income even though, absent the application of PFIC rules, some excess distributions would have been classified as capital gain.

Elections may be available that would ameliorate these adverse tax consequences, but such elections could require a Master Portfolio to recognize taxable income or gain without the concurrent receipt of cash. Investments in PFICs could also result in the treatment of associated capital gains as ordinary income. A Master Portfolio may limit and/or manage its holdings in Underlying Funds that invest in PFICs to minimize its tax liability or maximize its returns from these investments. Because it is not always possible to identify a foreign corporation as a PFIC in advance of acquiring shares in the corporation, however, the interestholders of the Master Portfolio may incur the tax and interest charges described above in some instances.

Certain aspects of the tax treatment of derivative instruments, including swap agreements and commodity-linked derivative instruments, and other investments are currently unclear and may be affected by changes in legislation, regulations or other legally binding authority that could affect the character, timing and amount of the Fund’s taxable income or gains and distributions. Accordingly, while each Master Portfolio intends to account for such transactions in a manner it deems to be appropriate, the IRS might not accept such treatment. If the IRS did not, the special status under the Internal Revenue Code of a regulated investment company investing in such Master Portfolio might be jeopardized. The Master Portfolios intend to monitor developments in this area. Certain requirements that must be met under the Internal Revenue Code in order for a regulated investment company which invests in a Master Portfolio to maintain its status under the Internal Revenue Code may limit the extent to which the Master Portfolio will be able to engage in swap agreements.

Some of a Master Portfolio’s investments in Underlying Funds may include transactions that are subject to special tax rules. Gains or losses attributable to transactions in foreign currency may be treated as ordinary income or loss. Investments in certain financial instruments, such as options, futures contracts, forward contracts and original issue discount and market discount obligations, may require annual recognition of unrealized income and losses. Transactions that are treated as “straddles” may affect the character and/or time of recognizing other gains and losses of a Master Portfolio. If a Master Portfolio enters into a transaction (such as a “short sale against the box”) that reduces the risk of loss on an appreciated financial position that it already holds, the entry into the transaction may constitute a constructive sale and require immediate recognition of gain.

In addition to the investments described above, prospective interestholders should be aware that other investments made by a Master Portfolio may involve sophisticated tax rules that may result in income or gain recognition by the Master Portfolio without corresponding current cash receipts. Although the Master Portfolios seek to avoid significant amounts of non-cash income or gain, such income or gain could be recognized by a Master Portfolio, in which case the Master Portfolio may distribute cash derived from other sources in order to allow regulated investment companies investing in the Master Portfolio to meet their distribution requirements and maintain their favorable tax status under the Internal Revenue Code. In this regard, a Master Portfolio could be required at times to liquidate investments prematurely in order to make such distributions.

Current U.S. federal income tax law provides for a maximum individual U.S. federal income tax rate applicable to “qualified dividend income” of 20%. In general, “qualified dividend income” is income attributable to dividends received from certain domestic and foreign corporations, as long as certain holding period and other requirements are met. For this purpose, a regulated investment company investing in the Master Portfolio will be allocated its pro rata share of qualified dividend income realized by a Master Portfolio.

A 3.8% Medicare tax is imposed on the net investment income (which includes, but is not limited to, interest, dividends and net gain from investments) of U.S. individuals with income exceeding $200,000, or $250,000 if married filing jointly, and of trusts and estates.

A 30% withholding tax is currently imposed on U.S.-source dividends, interest and other income items, and will be imposed on proceeds from the sale, redemption or other disposition of property producing U.S.-source dividends and interest paid after December 31, 2018, to (i) foreign financial institutions, including non-U.S. investment funds, unless they agree to collect and disclose to the IRS information regarding their direct and indirect U.S. account holders and (ii) certain other foreign entities, unless they certify certain information regarding their direct and indirect U.S. owners. To avoid withholding, foreign financial institutions will need to (i) enter into agreements with the IRS that state that they will provide the IRS information, including the names, addresses and taxpayer identification numbers of direct and indirect U.S. account holders, comply with due diligence procedures with respect to the identification of U.S. accounts, report to the IRS certain information with respect to U.S. accounts, agree to withhold tax on certain payments made to non-compliant foreign financial institutions or to account holders that fail to provide the required information, and determine certain other information concerning their account holders, or (ii) in the event that an applicable intergovernmental agreement and implementing legislation are adopted, provide local revenue authorities with similar account holder information. Other foreign entities will need to either provide the name, address, and taxpayer identification number of each substantial U.S. owner or certifications of no substantial U.S. ownership unless certain exceptions apply.

The foregoing is not an exhaustive discussion of all tax issues relevant to an investment in a Master Portfolio. Accordingly, investors are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in a Master Portfolio.

ITEM 25.	UNDERWRITERS.

The exclusive placement agent for the Master Portfolios is BlackRock Investments, LLC (“BRIL”), which receives no compensation from the Master Portfolios for serving in this capacity. Registered broker-dealers and investment companies, insurance company separate accounts, common and commingled trust funds, group trusts and similar organizations and entities which constitute accredited investors, as defined in the regulations adopted under the 1933 Act, may continuously invest in a Master Portfolio.

MIP incorporates by reference the information concerning payments by BRIL, BFA and certain of their affiliates relating to distribution and sales support activities from the following section of the SAI: “Part II: Purchase of Shares – Additional Payments by BlackRock.”

The foregoing information supplements and should be read in conjunction with Item 12 in Part A.

ITEM 26.	CALCULATION OF PERFORMANCE DATA.

Not applicable.

ITEM 27.	FINANCIAL STATEMENTS.

The audited financial statements, including the schedule of investments, statement of assets and liabilities, statement of operations, statements of changes in net assets, and independent registered public accounting firm’s reports for the BlackRock Funds III Feeder Funds and the Master Portfolios for the fiscal year ended December 31, 2016 are included in the Master Portfolios’ Form N-CSR (SEC File No. 811-08162) as filed with the SEC on March 6, 2017 and are hereby incorporated by reference. The annual reports are available upon request and without charge.

PART C

OTHER INFORMATION

ITEM 28.	EXHIBITS.

EXHIBIT	DESCRIPTION
(a)(1)	Second Amended and Restated Agreement and Declaration of Trust, dated November 17, 2006, is incorporated herein by reference to an Exhibit to Amendment No. 35 to the Registration Statement of Master Investment Portfolio (the “Registrant,” and the series thereof, the “Master Portfolios”), filed December 27, 2006 (“Amendment No. 35”).

(a)(2)	Certificate of Trust, dated October 20, 1993, is incorporated herein by reference to an Exhibit to Amendment No. 7 to the Registrant’s Registration Statement, filed August 31, 1998 (“Amendment No. 7”).

(a)(3)	Certificate of Amendment to the Certificate of Trust, dated August 19, 1998, is incorporated herein by reference to an Exhibit to Amendment No. 7.

(a)(4)	Amendment No. 1, dated December 11, 2007, to the Second Amended and Restated Agreement and Declaration of Trust, dated November 17, 2006, is incorporated herein by reference to an Exhibit to Amendment No. 39 to the Registrant’s Registration Statement, filed December 2, 2009 (“Amendment No. 39”).

(a)(5)	Amendment No. 2, dated November 13, 2009, to the Second Amended and Restated Agreement and Declaration of Trust, dated November 17, 2006, is incorporated herein by reference to an Exhibit to Amendment No. 40 to the Registrant’s Registration Statement, filed April 30, 2010 (“Amendment No. 40”).

(b)(1)	Amended and Restated By-Laws, dated November 17, 2006, is incorporated herein by reference to an Exhibit to Amendment No. 35.

(c)	Not applicable.

(d)(1)	Amended Investment Advisory Contract, dated December 28, 2012, between the Registrant and BlackRock Advisors, LLC (“BAL”) or BlackRock Fund Advisors (“BFA”), as applicable, is incorporated herein by reference to an Exhibit to Amendment No. 50 to the Registrant’s Registration Statement, filed on April 30, 2013 (“Amendment No. 50”).

(d)(2)	Schedule A, amended February 23, 2017, and Schedule B, amended September 18, 2013, to the Amended Investment Advisory Contract is incorporated herein by reference to an Exhibit to Amendment No. 95 to the Registrant’s Registration Statement, filed on May 31, 2017 (“Amendment No. 95”).

(d)(3)

Form of Sub-Investment Advisory Agreement between BAL and BlackRock International Limited, with respect to CoreAlpha Bond Master Portfolio, is incorporated herein by reference to an Exhibit to Amendment No. 50.

(d)(4)	Form of Sub-Investment Advisory Agreement between BAL and BFA, with respect to CoreAlpha Bond Master Portfolio, is incorporated herein by reference to an Exhibit to Amendment No. 50.

(d)(5)	Form of Sub-Investment Advisory Agreement between BAL and BFA, with respect to International Tilts Master Portfolio, is incorporated herein by reference to an Exhibit to Amendment No. 58 to the Registrant’s Registration Statement, filed February 26, 2014.

(d)(6)	Master Advisory Fee Waiver Agreement, dated December 1, 2009, between the Registrant and BFA is incorporated herein by reference to an Exhibit to Amendment No. 40.

(d)(7)	Schedule A, dated May 19, 2010, to the Master Advisory Fee Waiver Agreement between the Registrant and BFA is incorporated herein by reference to an Exhibit to Amendment No. 42 to the Registrant’s Registration Statement, filed March 31, 2011 (“Amendment No. 42”).

(d)(8)	Form of Seventh Amended and Restated Expense Limitation Agreement by and between the Registrant and BFA is incorporated herein by reference to Exhibit 8(f) of Post-Effective Amendment No. 50 to the Registration Statement on Form N-1A of Funds For Institutions Series (File No. 33-14190) filed August 26, 2015.

(d)(9)	Form of Sub-Investment Advisory Agreement between BFA and BlackRock International Limited, with respect to the LifePath Dynamic Master Portfolios is incorporated herein by reference to an Exhibit to Amendment No. 79 to the Registrant’s Registration Statement, filed April 29, 2016.

(d)(10)	Form of Sub-Advisory Agreement between BFA and BlackRock (Singapore) Limited, with respect to the LifePath Dynamic Master Portfolios is incorporated herein by reference to an Exhibit to Amendment No. 79 to the Registrant’s Registration Statement, filed April 29, 2016.

(d)(11)	Form of Sub-Investment Advisory Agreement between BAL and BlackRock International Limited with respect to International Tilts Master Portfolio is incorporated herein by reference to an Exhibit to Amendment No. 84 to the Registrant’s Registration Statement, filed May 20, 2016.

(e)(1)	Placement Agency Agreement between the Registrant and BlackRock Investments, LLC (“BRIL”) is incorporated herein by reference to an Exhibit to Amendment No. 42.

(e)(2)	Appendix A, amended February 23, 2017, to the Placement Agency Agreement is incorporated herein by reference to an Exhibit to Amendment No. 95.

(f)	Not applicable.

(g)	Form of Service Module for Custodial Services between the Registrant and State Street Bank and Trust Company (“State Street”) is incorporated herein by reference to an Exhibit to Post-Effective Amendment No. 125 to the Registration Statement on Form N-1A of BlackRock Funds III (File No. 33-54126) filed on June 29, 2011.

(h)(1)	Administration Agreement, dated July 1, 2012, between BAL and the Registrant on behalf of the LifePath Dynamic Master Portfolios, the Money Market Master Portfolios, S&P 500 Index Master Portfolio, U.S. Total Bond Index Master Portfolio, CoreAlpha Bond Master Portfolio, Active Stock Master Portfolio and International Tilts Master Portfolio is incorporated herein by reference to an Exhibit to Amendment No. 50.

(h)(2)	Appendix A, amended February 23, 2017, to the Administration Agreement between BAL and the Registrant on behalf of the LifePath Dynamic Master Portfolios, the Money Market Master Portfolios, S&P 500 Index Master Portfolio, U.S. Total Bond Index Master Portfolio, CoreAlpha Bond Master Portfolio, Active Stock Master Portfolio and International Tilts Master Portfolio is incorporated herein by reference to an Exhibit to Amendment No. 95.

(h)(3)	Administration Agreement dated July 1, 2012 between BAL and the Registrant on behalf of the LifePath Index Master Portfolios, Total International ex-U.S. Index Master Portfolio and Large Cap Index Master Portfolio is incorporated herein by reference to an Exhibit to Amendment No. 50.

(h)(4)	Sub-Administration Agreement, dated October 21, 1996, between State Street and BAL on behalf of each Master Portfolio is incorporated herein by reference to an Exhibit to Amendment No. 9 to the Registrant’s Registration Statement, filed February 22, 1999.

(h)(5)	Amendment, dated December 31, 2002, to the Sub-Administration Agreement between State Street and BAL is incorporated herein by reference to an Exhibit to Amendment No. 33 to the Registrant’s Registration Statement, filed on May 1, 2006 (“Amendment No. 33”).

(h)(6)	Amendment, dated September 1, 2004, to the Sub-Administration Agreement between State Street and BAL is incorporated herein by reference to an Exhibit to Amendment No. 33.

(h)(7)	Amendment, dated January 1, 2006, to the Sub-Administration Agreement between State Street and BAL is incorporated herein by reference to an Exhibit to Amendment No. 34 to the Registrant’s Registration Statement, filed July 28, 2006.

(h)(8)	Amendment, dated January 1, 2007, to the Sub-Administration Agreement between State Street and BAL is incorporated herein by reference to an Exhibit to Amendment No. 36 to the Registrant’s Registration Statement, filed April 30, 2007 (“Amendment No. 36”).

(h)(9)	Revised Master Fee Schedule, dated September 1, 2004, to the Sub-Administration Agreement, as amended from time to time, is incorporated herein by reference to an Exhibit to Amendment No. 33.

(h)(10)	Form of Second Amended and Restated Securities Lending Agency Agreement between the Registrant and BlackRock Institutional Trust Company, N.A. is incorporated herein by reference to an Exhibit to Amendment No. 67 to the Registrant’s Registration Statement, filed on April 29, 2015.

(h)(11)	Form of Service Module for Transfer Agency Services between the Registrant and State Street with respect to the Money Market Master Portfolios is incorporated herein by reference to an Exhibit to Post-Effective Amendment No. 125 to the Registration Statement on Form N-1A of BlackRock Funds III (File No. 33-54126) filed on June 29, 2011.

(h)(12)	Amended and Restated Independent Expense Reimbursement Agreement among the Registrant, BlackRock Funds III, BFA and BAL, dated July 1, 2012, is incorporated herein by reference to an Exhibit to Amendment No. 50.

(h)(13)	Form of Fourth Amended and Restated Credit Agreement among the Registrant, a syndicate of banks and certain other parties, dated as of April 20, 2017, is incorporated herein by reference to Exhibit 8(i) to Post-Effective Amendment No. 255 to the Registration Statement on Form N-1A of BlackRock Funds II (File No. 333-142592) filed on April 27, 2017.

(h)(14)	Form of Master Services Agreement between the Registrant and State Street, dated April 21, 2011, is incorporated herein by reference to an Exhibit to Post-Effective Amendment No. 125 to the Registration Statement on Form N-1A of BlackRock Funds III (File No. 33-54126) filed on June 29, 2011.

(h)(15)	Exhibit A to the Master Services Agreement between the Registrant and State Street is incorporated herein by reference to an Exhibit to Post-Effective Amendment No. 125 to the Registration Statement on Form N-1A of BlackRock Funds III (File No. 33-54126) filed on June 29, 2011.

(h)(16)	Form of Master Advisory Fee Waiver Agreement between the Registrant, BAL and BFA is incorporated herein by reference to Exhibit 8(h) to Post-Effective Amendment No. 43 to the Registration Statement on Form N-1A of BlackRock EuroFund (File No. 33-04026), filed on October 28, 2016.

(i)	Consent of Counsel (Sidley Austin LLP) is incorporated herein by reference to an Exhibit of Amendment No. 40.

(j)	None.

(k)	Not applicable.

(l)	Not applicable.

(m)	Distribution Plan for the LifePath Dynamic Master Portfolios is incorporated herein by reference to an Exhibit to Amendment No. 37.

(n)	Not applicable.

(o)	Reserved.

(p)(1)	Code of Ethics of Registrant is incorporated herein by reference to an Exhibit to Post-Effective Amendment No. 48 to the Registration Statement on Form N-1A of BlackRock Value Opportunities Fund, Inc. (File No. 2-60836), filed on July 28, 2014.

(p)(2)	Code of Ethics of BFA and BAL is incorporated herein by reference to an Exhibit to Post-Effective Amendment No. 48 to the Registration Statement on Form N-1A of BlackRock Value Opportunities Fund, Inc. (File No. 2-60836), filed on July 28, 2014.

(p)(3)	Code of Ethics of BlackRock Investments, LLC is incorporated herein by reference to an Exhibit to Post-Effective Amendment No. 48 to the Registration Statement on Form N-1A of BlackRock Value Opportunities Fund, Inc. (File No. 2-60836), filed on July 28, 2014.

(q)(1)	Power of Attorney is incorporated herein by reference to an Exhibit to Post-Effective Amendment No. 545 of the Registration Statement on Form N-1A of BlackRock FundsSM (File No. 33-26305) filed on February 22, 2016.

ITEM 29.	PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

The chart below identifies persons who, as of July 11, 2017, are controlled by or who are under common control with a Master Portfolio. For purposes of the Investment Company Act of 1940, as amended (the “1940 Act”), any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to “control” such company. Each entity, except BlackRock Cayman Treasury Money Market Fund, Ltd., is organized under the laws of the State of Delaware. BlackRock Cayman Treasury Money Market Fund, Ltd. is a Cayman company.

MASTER PORTFOLIO	PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH THE MASTER PORTFOLIO	PERCENTAGE OF VOTING SECURITIES
LifePath® Dynamic Retirement Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock LifePath® Dynamic Retirement Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® Dynamic 2020 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock LifePath® Dynamic 2020 Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® Dynamic 2025 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock LifePath® Dynamic 2025 Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® Dynamic 2030 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock LifePath® Dynamic 2030 Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® Dynamic 2035 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock LifePath® Dynamic 2035 Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® Dynamic 2040 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock LifePath® Dynamic 2040 Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® Dynamic 2045 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock LifePath® Dynamic 2045 Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® Dynamic 2050 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock LifePath® Dynamic 2050 Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® Dynamic 2055 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock LifePath® Dynamic 2055 Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® Dynamic 2060 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock LifePath® Dynamic 2060 Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® Index Retirement Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock LifePath® Index Retirement Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® Index 2020 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock LifePath® Index 2020 Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® Index 2025 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock LifePath® Index 2025 Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® Index 2030 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock LifePath® Index 2030 Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® Index 2035 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock LifePath® Index 2035 Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® Index 2040 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock LifePath® Index 2040 Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® Index 2045 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock LifePath® Index 2045 Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® Index 2050 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock LifePath® Index 2050 Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® Index 2055 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock LifePath® Index 2055 Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® Index 2060 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock LifePath® Index 2060 Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

Active Stock Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	Active Stock LP Feeder c/o Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	100%

Money Market Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock Cash Funds: Institutional c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

International Tilts Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	International Tilts LP Feeder c/o Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	100%

Large Cap® Index Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	Large Cap LP Feeder c/o Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	96%

S&P 500 Index Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	iShares S&P 500 Index Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	92%

U.S. Total Bond Index Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	U.S. Total Bond Index LP Feeder c/o Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	80%

Treasury Money Market Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock Cash Funds: Treasury c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	52%

	BlackRock Cayman Treasury Money Market Fund, Ltd. 400 Howard Street San Francisco, CA 94105	40%

Total International ex-U.S. Index Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	Total International ex-U.S. LP Feeder c/o Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	48%

	iShares MSCI Total International Index Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	52%

CoreAlpha Bond Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	CoreAlpha Bond LP Feeder c/o Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	42%

	CoreAlpha Bond Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	58%

ITEM 30.	INDEMNIFICATION.

Article IX of the Registrant’s Second Amended and Restated Agreement and Declaration of Trust provides:

(a) Subject to the exceptions and limitations contained in paragraph (b) below: (i) every Person who is, or has been, a Trustee or officer of the Trust (including any individual who serves at its request as director, officer, partner, trustee or the like of another organization in which it has any interest as a shareholder, creditor or otherwise) (hereinafter referred to as a “Covered Person”) shall be indemnified by the Trust, or by one or more Series thereof if the claim arises from his or her conduct with respect to only such Series (unless the Series was terminated prior to any such liability or claim being known to the Trustees, in which case such obligations, to the extent not satisfied out of the assets of a Series, the obligation shall be an obligation of the Trust), to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by such Covered Person in connection with any claim, action, suit, or proceeding in which such Covered Person becomes involved as a party or otherwise or is threatened to be involved as a party or otherwise by virtue of being or having been a Trustee or officer and against amounts paid or incurred by such Covered Person in the settlement thereof; and (ii) the words “claim,” “action,” “suit,” or “proceeding” shall apply to all claims, actions, suits, or proceedings (civil, criminal, regulatory or other, including investigations and appeals), actual or threatened, while in office or thereafter, and the words “liability” and “expenses” shall include, without limitation, attorney’s fees, costs, judgments, amounts paid in settlement, fines, penalties, and other liabilities.

(b) No indemnification shall be provided hereunder to a Covered Person: (i) who shall have been adjudicated by a court or body before which the proceeding was brought (A) to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the Covered Person’s office or (B) not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Trust; or (ii) in the event of a settlement or other disposition not involving a final adjudication as provided in paragraph (b)(i) resulting in a payment by a Covered Person, unless there has been a determination that such Trustee or officer did not engage in willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office: (A) by the court or other body approving the settlement or other disposition; (B) by at least a majority of those Trustees who neither are Interested Persons of the Trust nor are parties to the matter based upon a review of readily-available facts (as opposed to a full trial-type inquiry); or (C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry).

(c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of the heirs, executors, and administrators of such a Covered Person. Nothing contained herein shall affect any rights to indemnification to which Trust personnel, other than Covered Persons, and other persons may be entitled by contract or otherwise under law.

(d) To the maximum extent permitted by applicable law, expenses in connection with the preparation and presentation of a defense to any claim, action, suit, or proceeding of the character described in paragraph (a) of this Article IX, Section 1 may be paid by the Trust or Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be repaid by such Covered Person to the Trust or Series if it ultimately is determined that he or she is not entitled to indemnification under this Article IX, Section 1; provided, however, that either (i) such Covered Person shall have provided a surety bond or some other appropriate security for such undertaking; (ii) the Trust or Series thereof is insured against losses arising out of any such advance payments, or (iii) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily-available facts (as opposed to a trial-type inquiry or full investigation), that there is a reason to believe that such Covered Person will be entitled to indemnification under this Article IX, Section 1. In connection with any determination pursuant to clause (iii) of the preceding sentence, any Covered Person who is a Trustee and is not an Interested Person of the Trust and any Covered Person who has been a Trustee and at such time was not an Interested Person of the Trust shall be entitled to a rebuttable presumption that he or she has not engaged in willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

(e) Any repeal or modification of this Article IX, Section 1, or adoption or modification of any other provision of this Declaration or the By-Laws inconsistent with this Section, shall be prospective only, to the extent that such repeal, or modification adoption would, if applied retrospectively, adversely affect any limitation on the liability of any Covered Person or indemnification available to any Covered Person with respect to any act or omission which occurred prior to such repeal, adoption or modification.

ITEM 31.	BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

(a) BFA is an indirect wholly-owned subsidiary of BlackRock, Inc. located at 400 Howard Street, San Francisco, CA 94105. BFA’s business is that of a registered investment adviser to certain open-end, management investment companies and various other institutional investors. The directors and officers of BFA consist primarily of persons who during the past two years have been active in the investment management business. Information as to the executive officers and directors of BFA is included in its Form ADV initially filed with the SEC (File No. 801-22609) on November 15, 1984 and updated thereafter and is incorporated herein by reference.

(b) BAL is an indirect wholly-owned subsidiary of BlackRock, Inc. located at 100 Bellevue Parkway, Wilmington, Delaware 19809. BAL was organized in 1994 for the purpose of providing advisory services to investment companies. The information required by this Item 31 about officers and directors of BAL, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by reference to Schedules A and D of Form ADV, filed by BAL pursuant to the Investment Advisers Act of 1940 (SEC File No. 801-47710).

(c) BlackRock International Limited (“BIL”) is located at Exchange Place One, 1 Semple Street, Edinburgh, EH3 8BL, United Kingdom. The information required by this Item 31 about officers and directors of BIL, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by reference to Schedules A and D of Form ADV, filed by BIL pursuant to the Investment Advisers Act of 1940 (SEC File No. 801-51087).

(d) BlackRock (Singapore) Limited (“BRS”) is a wholly-owned subsidiary of BlackRock, Inc. BRS currently offers investment advisory services to pooled investment vehicles, state or municipal government entities and insurance companies. The information required by this Item 31 about officers and directors of BRS, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by reference to Schedules A and D of Form ADV, filed by BRS pursuant to the Investment Advisers Act of 1940 (SEC File No. 801-76926).

ITEM 32.	PRINCIPAL UNDERWRITER.

(a) BRIL acts as the principal underwriter or placement agent, as applicable, for each of the following open-end registered investment companies, including the Master Portfolios of the Registrant:

BBIF Money Fund

BBIF Treasury Fund

BIF Money Fund

BIF Treasury Fund

BlackRock Allocation Target Shares

BlackRock Balanced Capital Fund, Inc.

BlackRock Basic Value Fund, Inc.

BlackRock Bond Fund, Inc.

BlackRock California Municipal Series Trust

BlackRock Capital Appreciation Fund, Inc.

BlackRock CoRI Funds

BlackRock Emerging Markets Fund, Inc.

BlackRock Equity Dividend Fund

BlackRock EuroFund

BlackRock Financial Institutions Series Trust

BlackRock Focus Growth Fund, Inc.

BlackRock Funds

BlackRock Funds II

BlackRock Funds III

BlackRock Global Allocation Fund, Inc.

BlackRock Global SmallCap Fund, Inc.

BlackRock Index Funds, Inc.

BlackRock Large Cap Series Funds, Inc.

BlackRock Latin America Fund, Inc.

BlackRock Liquidity Funds

BlackRock Long-Horizon Equity Fund

BlackRock Master LLC

BlackRock Mid Cap Dividend Series, Inc.

BlackRock Multi-State Municipal Series Trust

BlackRock Municipal Bond Fund, Inc.

BlackRock Municipal Series Trust

BlackRock Natural Resources Trust

BlackRock Pacific Fund, Inc.

BlackRock Series Fund, Inc.

BlackRock Series, Inc.

BlackRock Strategic Global Bond Fund, Inc.

BlackRock Value Opportunities Fund, Inc.

BlackRock Variable Series Funds, Inc.

FDP Series, Inc.

Funds For Institutions Series

iShares, Inc.

iShares Trust

iShares U.S. ETF Trust

Managed Account Series

Master Bond LLC

Master Focus Growth LLC

Master Government Securities LLC

Master Institutional Money Market LLC

Master Investment Portfolio

Master Large Cap Series LLC

Master Money LLC

Master Treasury LLC

Master Value Opportunities LLC

Quantitative Master Series LLC

Ready Assets Government Liquidity Fund

Ready Assets U.S.A. Government Money Fund

Ready Assets U.S. Treasury Money Fund

Retirement Series Trust

BRIL also acts as the distributor or placement agent for the following closed-end registered investment companies:

BlackRock Floating Rate Income Strategies Fund, Inc.
BlackRock Health Sciences Trust
BlackRock Preferred Partners LLC

BRIL provides numerous financial services to BlackRock-advised funds and is the distributor of BlackRock’s open-end funds. These services include coordinating and executing Authorized Participation Agreements, preparing, reviewing and providing advice with respect to all sales literature and responding to Financial Industry Regulatory Authority comments on marketing materials.

(b)

Set forth below is information concerning each director and officer of BRIL. The principal business address of each such person is 40 East 52nd Street, New York, New York 10022.

Name	Position(s) and Office(s) with BRIL	Position(s) and Office(s) with Registrant
Abigail Reynolds	Chairman and Chief Executive Officer	None
Christopher J. Meade	General Counsel, Chief Legal Officer and Senior Managing Director	None
Saurabh Pathak	Chief Financial Officer and Director	None
James Hamilton	Chief Operating Officer and Director	None
Gregory Rosta	Chief Compliance Officer and Vice President	None
Anne Ackerley	Managing Director	None
Blair Alleman	Managing Director	None
Michael Bishopp	Managing Director	None
Lisa Hill	Managing Director	None
Diane Lumley	Managing Director	None
Andrew Dickson	Director and Secretary	None
Terri Slane	Director and Assistant Secretary	None
Katrina Gil	Director	None
Chris Nugent	Director	None
Lourdes Sanchez	Vice President	None
Robert Fairbairn	Member, Board of Managers	None
Salim Ramji	Member, Board of Managers	None
Richard Prager	Member, Board of Managers	None
Christopher Vogel	Member, Board of Managers	None

(c) Not applicable.

ITEM 33.	LOCATION OF ACCOUNTS AND RECORDS.

(a) The Registrant maintains accounts, books and other documents required by Section 31(a) of the 1940 Act and the rules thereunder (collectively, “Records”) at the offices of State Street Bank and Trust Company, One Lincoln Street, Boston, Massachusetts 02111.

(b) BFA maintains all Records relating to its services as adviser or sub-adviser, as applicable, at 400 Howard Street, San Francisco, California 94105.

(c) BAL maintains all Records relating to its services as adviser or administrator, as applicable, at 100 Bellevue Parkway, Wilmington, Delaware 19809.

(d) BlackRock International Limited maintains all Records relating to its services as sub-adviser of CoreAlpha Bond Master Portfolio and the LifePath Dynamic Master Portfolios at Exchange Place One, 1 Semple Street, Edinburgh, EH3 8BL, United Kingdom.

(e) BlackRock (Singapore) Limited maintains all Records relating to its services as sub-adviser of the LifePath Dynamic Master Portfolios at 20 Anson Road, #18-01, 79912 Singapore.

(f) BRIL maintains all Records relating to its services as placement agent of the Master Portfolios at 40 East 52nd Street, New York, New York 10022.

(g) State Street Bank and Trust Company maintains all Records relating to its services as sub-administrator and custodian at One Lincoln Street, Boston, Massachusetts 02111; and all Records relating to its services as transfer agent of certain Master Portfolios at 1 Heritage Drive, North Quincy, Massachusetts 02171.

ITEM 34.	MANAGEMENT SERVICES.

Other than as set forth under the captions “Item 10. Management, Organization and Capital Structure” in Part A of this Registration Statement, and “Item 17. Management of the Trust” and “Item 19. Investment Advisory and Other Services” in Part B of this Registration Statement, Registrant is not a party to any management-related service contract.

ITEM 35.	UNDERTAKINGS.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended (the “1940 Act”), the Registrant has duly caused this Amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, State of New York on the 26th  day of July, 2017.

MASTER INVESTMENT PORTFOLIO (REGISTRANT)

ON BEHALF OF

LIFEPATH® DYNAMIC RETIREMENT MASTER PORTFOLIO

LIFEPATH® DYNAMIC 2020 MASTER PORTFOLIO

LIFEPATH® DYNAMIC 2025 MASTER PORTFOLIO

LIFEPATH® DYNAMIC 2030 MASTER PORTFOLIO

LIFEPATH® DYNAMIC 2035 MASTER PORTFOLIO

LIFEPATH® DYNAMIC 2040 MASTER PORTFOLIO

LIFEPATH® DYNAMIC 2045 MASTER PORTFOLIO

LIFEPATH® DYNAMIC 2050 MASTER PORTFOLIO

LIFEPATH® DYNAMIC 2055 MASTER PORTFOLIO

By:	/S/ JOHN M. PERLOWSKI
John M. Perlowski
President and Chief Executive Officer

Pursuant to the requirements of the 1940 Act, this Amendment to the Registration Statement on Form N-1A has been signed below by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ John M. Perlowski	President and Chief Executive Officer (Principal Executive Officer)	July 26, 2017
John M. Perlowski

/s/ Neal J. Andrews	Chief Financial Officer (Principal Financial and Accounting Officer)	July 26, 2017
Neal J. Andrews

Susan J. Carter*	Trustee
Susan J. Carter

Collette Chilton*	Trustee
Collette Chilton

Neil A. Cotty*	Trustee
Neil A. Cotty

Rodney D. Johnson*	Trustee
Rodney D. Johnson

Cynthia A. Montgomery*	Trustee
Cynthia A. Montgomery

Joseph P. Platt*	Trustee
Joseph P. Platt

Robert C. Robb, Jr.*	Trustee
Robert C. Robb, Jr.

	Mark Stalnecker*	Trustee
Mark Stalnecker

	Kenneth L. Urish*	Trustee
Kenneth L. Urish

	Claire A. Walton*	Trustee
Claire A. Walton

	Frederick W. Winter*	Trustee
Frederick W. Winter

	Barbara G. Novick*	Trustee
Barbara G. Novick

*By:	/s/ Benjamin Archibald		July 26, 2017
Benjamin Archibald
(Attorney-in-Fact)